Exhibit 10.16

TENTO DOKUMENT JE PREKLADOM ORIGINÁLNEJ ČESKEJ VERZIE PROSPEKTU. ZA PREKLAD PROSPEKTU ZODPOVEDÁ EMITENT AKO OSOBA ZODPOVEDNÁ ZA VYHOTOVENIE ANGLICKO-SLOVENSKEJ VERZIE PROSPEKTU. V PRÍPADE ROZDIELNEHO ZNENIA PRÁVNE ZÁVÄZNÝCH ČASTÍ TOHTO PROSPEKTU BUDE MAŤ PREDNOSŤ JEHO ORIGINÁLNE ČESKÉ ZNENIE. ČESKÁ NÁRODNÁ BANKA, KTORÁ SCHVÁLILA ORIGINÁLNU ČESKÚ VERZIU PROSPEKTU, NEPRESKÚMAVALA A NESCHVÁLILA TENTO PREKLAD.

THIS DOCUMENT IS A TRANSLATION OF THE ORIGINAL CZECH VERSION OF THE PROSPECTUS. THE ISSUER IS RESPONSIBLE FOR THE TRANSLATION OF THE PROSPECTUS AS THE RESPONSIBLE PERSON FOR THE DRAWING UP OF THE ENGLISH-SLOVAK VERSION OF THE PROSPECTUS. IN CASE OF DIFFERENCES IN THE LEGALLY BINDING PARTS OF THIS PROSPECTUS, THE ORIGINAL CZECH VERSION SHALL HAVE PRIORITY. THE CZECH NATIONAL BANK WHICH APPROVED THE ORIGINAL CZECH VERSION OF THE PROSPECTUS HAS NOT REVIEWED AND APPROVED THIS TRANSLATION.

SAZKA Group a.s.

Prospectus of fixed rate notes

in the anticipated total nominal amount of CZK 5,000,000,000 with the possibility of increase of up to CZK 6,000,000,000

due 2024

This document constitutes the prospectus (the Prospectus) in respect of fixed rate notes issued under Czech law in the anticipated total nominal amount of CZK 5,000,000,000 (in words: five billion Czech Koruna) with the possibility of increase of up to CZK 6,000,000,000 (in words: six billion Czech Koruna) due in 2024 (the Notes or the Issue), issued by SAZKA Group a.s., with its registered office at Vinohradská 1511/230, Strašnice, 100 00 Prague 10, Identification No.: 242 87 814, LEI: 3157001WZJ5O35EAL536, registered with the Commercial Register kept by the Municipal Court in Prague, File No. B 18161 (the Issuer).

The Notes bear a fixed interest rate as further described in the chapter Terms and Conditions of the Notes. The issue date of the notes is 23 September 2019 (the Issue Date).

The issue price of all the Notes issued on the Issue Date is 100 per cent of their nominal amount. The issue price of any Notes issued after the Issue Date will be determined by the Coordinator (as such term is defined below) upon agreement with the Issuer on the basis of current market conditions. If applicable, a corresponding pro-rata interest income will be added to the amount of the issue price of any Notes issued after the Issue Date. For the avoidance of doubt, no Joint Lead Manager (as such term is defined below) has any obligation to any Note investor to buy back any Notes.

Unless redeemed early or purchased by the Issuer and cancelled as described below, the Notes will be redeemed in accordance with the terms and conditions of the Notes (the Terms and Conditions) included in the chapter Terms and Conditions of the Notes on 23 September 2024 as the redemption date of the Notes. The Noteholders (as such term is defined in the Terms and Conditions) may request early redemption of the Notes in accordance with the conditions contained in the chapter Terms and Conditions of the Notes provided that the Issuer breaches its obligations included therein or in cases where the law allows such early redemption. The Issuer may, at its discretion, redeem the Notes early in accordance with the conditions contained in the chapter Terms and Conditions of the Notes.

The Notes constitute direct, general, unconditional and unsubordinated debts of the Issuer which rank and will rank pari passu among themselves and at least pari passu with any present and future unsubordinated and unsecured debts of the Issuer or secured at least in the same or similar manner in accordance with the Terms and Conditions, with the exception of debts treated preferentially under applicable mandatory laws.

In all cases, payments under the Notes will be made in accordance with the laws applicable in the Czech Republic as at the moment such payment is made. Where it is required by the laws of the Czech Republic applicable as at the moment a payment of nominal or interest is made, applicable tax and other fees will be withheld or deducted. If any deduction or withholding is required at the time of such payment, the Issuer shall not be obligated to pay to the Noteholders any additional amounts. Subject to certain conditions, the Issuer is a taxpayer of a tax withheld or deducted from the interest on the Notes. For further information, please see the chapter Taxation.

The investors should consider the risk factors in relation to the investment to the Notes. The risk factors which the Issuer deems to be important are included in the chapter Risk Factors.

This Prospectus has been prepared and published for the purposes of an offer of the Notes to the public pursuant to Article 2(d) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the Prospectus Regulation). The offer of the Notes to the public will be made by the Issuer through the joint lead managers of the Issue: (i) J & T BANKA, a.s., with its registered office at Pobřežní 297/14, 18600 Prague 8 - Karlín, Identification No.: 471 15 378, LEI: 31570010000000043842, registered with the Commercial Register kept by the Municipal Court in Prague, File No. B 1731 (Coordinator or J & T BANKA), (ii) Česká spořitelna, a.s., with its registered office at Olbrachtova 1929/62, 140 00 Prague 4, Identification No.: 452 44 782, LEI: 9KOGW2C2FCIOJQ7FF485, registered with the Commercial Register kept by the Municipal

Court in Prague, File No. B 1171 (CS), (iii) Komerční banka, a.s., with its registered office at Na Příkopě 33, Building No. 969, 110 00 Prague 1, Identification No.: 453 17 054, LEI: IYKCAVNFR8QGF00HV840, registered with the Commercial Register kept by the Municipal Court in Prague, File No. B 1360 (KB), and (iv) UniCredit Bank Czech Republic and Slovakia, a.s., with its registered office at Želetavská 1525/1, 140 92 Prague 4 – Michle, Identification No: 649 48 242, LEI: KR6LSKV3BTSJRD41IF75, registered with the Commercial Register kept by the Municipal Court in Prague, File No. B 3608 (UCB), (the Coordinator, CS, KB and UCB as the Joint Lead Managers or each individually a Joint Lead Manager). The Issuer will apply for admission of the Notes to trading on the regulated market (in Czech, Regulovaný trh) of Burza cenných papírů Praha, a.s., with its registered office at Rybná 14/682, 110 05 Prague 1, Identification No.: 471 15 629, registered with the Commercial Register kept by the Municipal Court in Prague, File No. B 1773 (PSE and the Regulated Market of the PSE).

The distribution of this Prospectus and the offer, sale or purchase of the Notes may be restricted by law in certain jurisdictions. Neither the Prospectus nor the Notes have been allowed or approved by any public authority of any jurisdiction, with the exception of the Czech National Bank (CNB). This does not preclude the right of the Issuer to subsequently ask the CNB to notify the approval of the Prospectus to the National Bank of Slovakia (NBS) for the purposes of an offer of the Notes to the public in Slovakia.

The Prospectus, which includes the text of the Terms and Conditions, was approved by the CNB in its decision ref. no. 2019/090866/570, file no. S-Sp-2019/00052/CNB/572 dated 22 August2019, which became final and effective on 23 August 2019. The CNB has approved the Prospectus in its capacity as the competent authority under the Prospectus Regulation and only to the extent that the Prospectus meets the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation. By approving the Prospectus the CNB certifies that the Prospectus contains all information required by law necessary for the investor to take an investment decision. The CNB assesses neither the financial results nor the financial situation of the issuer and by approving the Prospectus it does not guarantee the quality of the security or the issuer’s future profitability or its ability to pay the interest on, and the principal of, the Notes. Potential investors should make their own assessment as to the suitability of investing in the Notes. The ISIN of the Notes allocated by Centrální depozitář cenných papírů, a.s., with its registered office at Rybná 682/14, Old Town, 110 00 Prague 1, Identification No.: 250 81 489 (the Central Depository) is CZ0003522930.

This Prospectus was made on 20 August 2019. If there is any substantial change in the contents of the Prospectus after the approval of the Prospectus but before the issue of the Notes or the end of the offer of the Notes to the public or the admission of the Notes to trading on the regulated market, the Issuer will update the Prospectus in the form of supplements. Each such supplement will be approved by the CNB. For the purposes of the offer of the Notes to the public and the admission of the Notes to the regulated market, the Prospectus will be valid for twelve months from the date on which its approval by the CNB became final and effective. The validity of the Prospectus will expire on 22 August 2019. The obligation to supplement the Prospectus in the event of significant new factors, material mistakes or material inaccuracies does not apply when the Prospectus is no longer valid.

After the end of the offer of the Notes to the public or after the admission of the Notes to trading on the Regulated Market of the PSE, potential investors must base their investment decisions not only on the Prospectus as amended by any supplements, but also on other information published by the Issuer after the date of the Prospectus or other publicly available information.

The Prospectus, any supplements to the Prospectus, other published documents, historic financial information and audit reports are available electronically on the website of the Issuer https://www.sazkagroup.com/investors/offering-documents and also for inspection during regular business hours from 9 a.m. to 4 p.m. CET at the registered office of the Issuer at Vinohradská 1511/230, Strašnice, 100 00 Prague 10 (for more information please see the chapter IMPORTANT NOTICE).

Coordinator

J &T BANKA, a.s.

Joint Lead Managers

Česká spořitelna, a.s.

J &T BANKA, a.s.

Komerční banka, a.s.

UniCredit Bank Czech Republic and Slovakia, a.s.

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IMPORTANT NOTICE

This document is a prospectus of notes pursuant to Article 6 of the Prospectus Regulation and Article 24 of Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004 (Implementing Regulation).

The distribution of the Prospectus and the offer, sale or purchase of the Notes may be restricted by law in certain jurisdictions. Neither the Prospectus nor the Notes will be allowed, approved or registered by any administrative authority or other authority of any jurisdiction, with the exception of the CNB. In particular, the Notes will not be registered under the United States Securities Act of 1933 (the U.S. Securities Act) and therefore cannot be offered, sold or transferred within the United States or to U.S. residents (as defined in Regulation S implementing the U.S. Securities Act) except pursuant to an exemption from the registration duty under the U.S. Securities Act or in transactions not subject to registration under the U.S. Securities Act. The persons who get hold of the Prospectus are responsible for compliance with the restrictions applicable in individual states to the offer, purchase or sale of the Notes or the holding and distribution of the Prospectus and any other materials relating to the Notes.

The potential Notes investors should make their own assessment as to the suitability of investing in the Notes. The potential Notes investors must base their investment decision on the information contained in the Prospects as amended by any supplements. In the event of any discrepancies between the information contained in the Prospects and in any supplements, the latest published information shall prevail. Any investment decision regarding the subscription of the Notes must be based only on the information contained in these documents as a whole and the conditions of the offer, including individual assessment of the investment risk connected with the Notes by each potential investor.

Neither the Issuer nor any of the Joint Lead Managers have authorised any representation or information regarding the Issuer or the Notes other than those contained in the Prospectus and any supplements. No such other representation or information may be relied on as having been authorised by the Issuer or the Joint Lead Managers. Unless stated otherwise, all information contained in the Prospectus is valid as of the date of the Prospectus. The delivery of the Prospectus after the date of the Prospectus does not mean that the information contained in the Prospectus is correct after the date of the Prospectus.

The Issuer, the Joint Lead Managers or any of their successors do not make any representation to any addressee of the offer or purchaser of the Notes regarding the lawfulness of the investment of such addressee or purchaser in accordance with the relevant investment or other laws. Each investor should consult with its advisors the legal, tax, commercial, financial and other relevant aspects of the purchase of the Notes. No Joint Lead Manager has independently verified the information contained in the Prospectus. Therefore, none of the Joint Lead Managers makes any explicit or implicit representation or warranty or accepts any responsibility or liability as to the accuracy or completeness of the information contained or incorporated in the Prospectus or any other information provided by the Issuer in connection with the Issue. The Joint Lead Managers do not assume any liability in relation to the information contained or incorporated in the Prospectus or any other information provided by the Issuer in connection with the offer or distribution of the Notes. The Joint Lead Managers expressly represent that they do not undertake to review the financial condition or affairs of the Issuer during the validity of the Notes or to provide any investor in the Notes with any information coming to their attention.

Information contained in the chapters Taxation and Enforcement of Civil Liabilities Against the Issuer are of a general nature and they do not represent an exhaustive overview. The information in these chapters is based on the facts as of the date of the Prospects and they have been obtained from publicly available sources that have not been processed or independently verified by the Issuer. The potential Notes investors should rely only on their own analysis of factors mentioned in these chapters and on their own tax, legal and other advisors. Potential foreign purchasers of the Notes are advised to consult their legal and other advisors on the provisions of the relevant laws, in particular the foreign exchange and tax regulations of the Czech Republic, the countries of their residence and other potentially relevant countries, and any relevant international agreements and the impact of such regulations and agreements on specific investment decisions.

The Noteholders, including any foreign investors, are hereby encouraged to keep up to date with all laws and regulations governing the possession of the Notes, as well as the sale of the Notes abroad or the purchase of the Notes from abroad, as well as any other transactions concerning the Notes, and to comply with these laws and regulations.

The Prospectus, any supplements to the Prospectus and other published documents are available electronically on the website of the Issuer https://www.sazkagroup.com/investors/offering-documents and also for inspection during regular business hours from 9 a.m. to 4 p.m. CET at the registered office of the Issuer at Vinohradská 1511/230, Strašnice, 100 00 Prague 10.

As long as any part of the Notes remains unpaid, a copy of the Agency Agreement (as such term is defined in the Terms and Conditions) will be available for inspection at the Specified Office (as such term is defined in the Terms and Conditions) upon request during normal business hours from 9 a.m. to 4 p.m. CET. For further information please see the chapter Terms and Conditions of the Notes.

Any assumptions and outlooks regarding the Issuer’s future development, financial position, business or market position cannot be construed as a representation or binding promise of the Issuer regarding future events or results, as such future events or results depend in whole or in part on circumstances and events that the Issuer cannot directly or fully control. Potential Notes investors should undertake their own analysis of any development trends or outlooks contained in the Prospectus, and make other separate investigations, and base their investment decisions on the results of such separate analyses and investigations.

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Unless otherwise stated below, all the Issuer’s financial information is based on the International Financial Reporting Standards as approved by the European Union that are consistently applied (IFRS). Copies of the financial statements and audit reports incorporated in the Prospectus by reference are available free of charge for inspection during normal business hours from 9 a.m. to 4 p.m. CET at the Issuer’s registered office. Some of the figures in the Prospectus have been adjusted by rounding. Therefore, the values reported for the same information item may vary slightly from one table to another and the values presented as sums in some tables may not be the arithmetic sum of the values on which they are based.

If this Prospectus is translated into another language, the Czech version of the Prospectus shall prevail in case of any discrepancies between the wording of the Prospectus in Czech and the wording of the translated Prospectus.

The information contained on the websites’ hyperlinks included in the Prospectus, with the exception of the information in the chapter Information Incorporated by Reference, is not part of the Prospectus and therefore has not been verified or approved by the CNB.

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TABLE OF CONTENT

I.	SÚHRN/SUMMARY	8

1	ÚVOD A UPOZORNENIA	8
2	KĽÚČOVÉ INFORMÁCIE O EMITENTOVI	8
3	KĽÚČOVÉ INFORMÁCIE O DLHOPISOCH	11
4	KĽÚČOVÉ INFORMÁCIE O VEREJNEJ PONUKE DLHOPISOV A ICH PRIJATIU K OBCHODOVANIU NA REGULOVANOM TRHU	12

II.	RISK FACTORS	15

1	Risk Factors Related to the Issuer	15
2	Risk Factors Related to the Notes	24

III.	INFORMATION INCORPORATED BY REFERENCE	28

IV.	RESPONSIBLE PERSON	29

V.	SUBSCRIPTION AND SALE	30

1	General Information about the Offering, the Authorised Person and the Method of Subscription	30
2	Placement and Offering of the Notes	30
3	Listing	33
4	Restrictions on the Distribution of the Prospectus and the Offer and Sale of the Notes	33
5	Granting of Consent to the Use of the Prospectus	34

VI.	TERMS AND CONDITIONS OF THE NOTES	36

1	General Characteristics of the Notes	37
2	Issue Date, Subscription Period, Issue Price, Method and Place of Notes Subscription	38
3	Status of the Notes	39
4	Obligations of the Issuer	45
5	Interest	52
6	Redemption and Purchase of the Notes	53
7	Payment Terms	54
8	Taxation	57
9	Early Redemption of the Notes upon the Occurrence of Events of Default	57
10	Statute of Limitations	60
11	Fiscal and Paying Agent and Listing Agent	60
12	Meeting and Changes of the Terms and Conditions	61
13	Changes of the Terms and Conditions	65
14	Notices	65
15	Governing Law, Language and Settlement of Disputes	65
16	Definitions	66

VII.	INTEREST OF PERSONS INVOLVED IN THE ISSUE	69

VIII.	REASONS FOR THE OFFER AND USE OF PROCEEDS	70

IX.	INFORMATION ABOUT THE ISSUER	71

1	Authorised Auditors	71
2	Risk Factors Related to the Issuer	71
3	Information about the Issuer	71
4	Business and Objects of the Issuer	76
5	Description of the Issuer’s Activities	79
6	Core Markets of the Issuer	80
7	Organisational Structure of the Issuer	80
8	Information about Trends	87
9	Profit Forecasts or Estimates	88
10	Administrative, Management and Supervisory Bodies of the Issuer	88
11	Financial Information Concerning the Issuer’s Assets and Liabilities, Financial Position and Profits and Losses	92

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12	Litigations and Arbitrations	110
13	Significant Change in the Issuer’s Financial Position	111
14	Significant Contracts	111
15	Disclosed Documents	112

X.	TAXATION	114

1	Taxes in the Czech Republic	114
2	Taxes on the Notes in the Slovak Republic	116

XI.	ENFORCEMENT OF CIVIL LIABILITIES AGAINST THE ISSUER	118

1	Enforcement of Civil Liabilities in the Czech Republic	118

XII.	GENERAL INFORMATION	120

1	Internal Approval	120
2	Applicable Legal Regulation	120
3	Approval of the Prospectus by the Czech National Bank	120
4	Date of the Prospectus	120
5	Data from Third Parties	120
6	Definitions	120

XIII.	INDEX	121

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I.	SÚHRN/SUMMARY

Nižšie uvedený súhrn uvádza kľúčové informácie, ktoré investori potrebujú, aby porozumeli povahe a rizikám Emitenta a Dlhopisov. Súhrn je nutné vykladať v spojení s ostatnými časťami tohto Prospektu. Pojmy s počiatočným veľkým písmenom, ktoré sú použité v Súhrne, majú význam im priradený v Emisných podmienkach alebo akejkoľvek inej časti Prospektu.

1	ÚVOD A UPOZORNENIA

Upozornenia

Tento súhrn by sa mal čítať ako úvod k prospektu Dlhopisov.

Akékoľvek rozhodnutie investovať do Dlhopisov by malo byť založené na tom, že investor zváži Prospekt ako celok, a to vrátane jeho prípadných dodatkov.

Investor môže prísť o všetok investovaný kapitál alebo jeho časť v prípade, že Emitent nebude mať dostatok prostriedkov na splatenie menovitej hodnoty Dlhopisov a/alebo vyplatenie výnosu z Dlhopisov zodpovedajúcemu výške Emisného kurzu Dlhopisov.

V prípade, ak je na súd podaná žaloba, týkajúca sa údajov uvedených v Prospekte, môže byť žalujúci investor povinný niesť náklady na preklad Prospektu, vynaložené pred zahájením súdneho konania, ak nebude v súlade s právnymi predpismi stanovené inak.

Osoba, ktorá vyhotovila súhrn Prospektu vrátane jeho prekladu, je zodpovedná za správnosť údajov v súhrne Prospektu len v prípade, že je súhrn Prospektu zavádzajúci, nepresný alebo v rozpore s ostatnými časťami Prospektu, alebo že súhrn Prospektu pri spoločnom výklade s ostatnými časťami Prospektu neobsahuje informácie uvedené v článku 7 Nariadenia o prospekte.

Názov Dlhopisov a medzinárodné identifikačné číslo (ISIN)	Názov Dlhopisov je „SAZKA GR. 5,20/24”. Dlhopisom bol Centrálnym depozitárom pridelený identifikačný kód ISIN CZ0003522930.

Identifikačné a kontaktné údaje Emitenta

Emitentom Dlhopisov je spoločnosť SAZKA Group a.s., IČO: 242 87 814, LEI: 3157001WZJ5O35EAL536.

Emitenta je možné kontaktovať na telefónnom čísle +420 225 010 612 alebo prostredníctvom emailovej adresy ir@sazkagroup.com.

Identifikačné a kontaktné údaje osôb ponúkajúcich Dlhopisy a osoby, ktorá žiada o prijatie k obchodovaniu na regulovanom trhu

Dlhopisy budú ponúkané Emitentom prostredníctvom Vedúcich spolumanažérov, ktorými sú:

(i)  Česká spořitelna, a.s., IČO: 452 44 782, LEI: 9KOGW2C2FCIOJQ7FF485, so sídlom Olbrachtova 1929/62, 140 00 Praha 4, Česká republika. Spoločnosť Česká spořitelna, a.s. je možné kontaktovať na telefónnom čísle 800 468 378 (800 INVEST) alebo prostredníctvom emailovej adresy csas@csas.cz.

(ii)  J & T BANKA, a.s., IČO: 471 15 378, LEI: 31570010000000043842, so sídlom Pobřežní 297/14, 186 00 Praha 8, Česká republika. Spoločnosť J & T BANKA, a.s. je možné kontaktovať na telefónnom čísle +420 221 710 300 alebo prostredníctvom emailovej adresy DealingCZ@jtbank.cz.

(iii)   Komerční banka, a.s., IČO: 453 17 054, LEI: IYKCAVNFR8QGF00HV840, so sídlom Na Příkopě 33, čp. 969, 110 00 Praha 1, Česká republika. Spoločnosť Komerční banka, a.s. je možné kontaktovať na telefónnom čísle +420 222 008 229 alebo prostredníctvom emailovej adresy milos_kral@kb.cz.

(iv) UniCredit Bank Czech Republic and Slovakia, a.s., IČO: 649 48 242, LEI: KR6LSKV3BTSJRD41IF75, spoločnosť so sídlom Želetavská 1525/1, 140 92 Praha 4, Česká republika. Spoločnost’ UniCredit Bank Czech Republic and Slovakia, a.s. je možné kontaktovať na telefónnom čísle +420 221 216 821 alebo prostredníctvom emailovej adresy DCM@unicreditgroup.cz.

Emitent prostredníctvom kotačného agenta požiada o prijatie Dlhopisov k obchodovaniu na Regulovanom trhu BCPP a predpokladá, že Dlhopisy budú prijaté k obchodovaniu k Dátumu emisie, tj. 23. septembra 2019. Kotačným agentom je J & T BANKA, a.s. (Kotačný agent [angl. the Listing Agent]), ktorá môže byť kontaktovaná spôsobom uvedeným vyššie.

Identifikačné a kontaktné údaje orgánu, ktorý schvaľuje Prospekt

Prospekt bol schválený Českou národnou bankou ako orgánom vykonávajúcim dohľad nad finančným trhom podľa zák. č. 6/1993 Zb., o Českej národnej banke, v znení neskorších predpisov, a článku 31 Nariadenia o prospekte.

Českú národnú banku je možné kontaktovať na telefónnom čísle +420 224 411 111 alebo +420 800 160 170.

Dátum schválenia Prospektu	Prospekt bol schválený rozhodnutím Českej národnej banky č. j. 2019/090866/570 k sp. zn. S-Sp-2019/00052/CNB/572 zo dňa 22. augusta 2019, ktoré nadobudlo právoplatnosť dňa 23. augusta 2019.

2	KĽÚČOVÉ INFORMÁCIE O EMITENTOVI

2.1	Kto je emitentom cenných papierov?

Sídlo a právna forma Emitenta, krajina registrácie a právne predpisy, podľa ktorých Emitent vykonáva činnost’

Emitent je akciová spoločnosť založená podľa práva Českej republiky, so sídlom Vinohradská 1511/230, Strašnice, 100 00 Praha 10, zapísaná v obchodnom registri vedenom Mestským súdom v Prahe pod spisovou značkou B 18161.

Emitent sa pri svojej činnosti riadi českými právnymi predpismi, najmä zákonom č. 89/2012 Zb., občiansky zákonník, v znení neskorších predpisov (Občiansky zákonník [angl. the Civil Code]) a zákonom č. 90/2012 Zb., o obchodných spoločnostiach a družstvách, v znení neskorších predpisov (Zákon o obchodných korporáciách [angl. the Act on Business Corporations]) a zákonom č. 455/1991 Zb., o živnostenskom podnikaní, v znení neskorších predpisov (Živnostenský zákon [angl. the Trade Licensing Act]).

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Okrem vyššie uvedených predpisov sa na spoločnosti zo skupiny SAZKA Group, v ktorej čele stojí Emitent, uplatnia tiež aj nasledujúce predpisy: zákon č. 186/2016 Zb., o hazardných hrách, v znení neskorších predpisov (Zákon o hazardných hrách [angl. the Gambling Act]), taliansky občiansky zákonník z roku 1942, č. 262 a talianska koncesná listina č. 0058555 20/06/2016-I, grécky zákon č. 4548/2018, o reforme pre akciové spoločnosti, grécky zákon č. 2843/2000 vo vzťahu k monopolným právam, v znení neskorších predpisov, grécky zákon č. 3229/2004, o dohľade nad trhom hazardných hier, v znení neskorších predpisov, grécky zákon č. 4002/2011, o regulácii herného trhu videoloteríjných terminálov (VLT) a online hier, v znení neskorších predpisov, grécky zákon č. 3556/2007, o požiadavkách na transparentnosť pre spoločnosti, ktorých akcie sú obchodované na regulovanom trhu, v znení neskorších predpisov a rakúsky zákon č. 620/1989, o hazardných hrách, v znení neskorších predpisov.

Hlavné činnosti Emitenta	Medzi hlavné činnosti Emitenta patria investície do spoločností zaoberajúcimi sa hrami a lotériami. Emitent taktiež podporuje svoje dcérske spoločnosti v oblasti centrálneho managementu, strategického riadenia, rozvoja súčasných a nových predajných kanálov a technológii, inovatívnych herných formátov a marketingových stratégii.

Spoločníci Emitenta

Jediným akcionárom a zároveň ovládajúcou osobou podľa Zákona o obchodných korporáciách Emitenta je spoločnosť KKCG AG, so sídlom Kapellgasse 21, 6004 Luzern, Švajčiarska konfederácia, LEI: 3157003DIPEVBZHZRL14 (KKCG AG), ktorá je zo 100 % vlastnená spoločnosťou KKCG Holding AG so sídlom vo Švajčiarsku. Jediným akcionárom KKCG Holding AG je spoločnosť Valea Holding AG so sídlom v Lichtenštajnskom kniežactve. Jediným akcionárom Valea Holding AG je nadácia Valea Foundation existujúca podľa práva Lichtenštajnského kniežactva. Valea Foundation nemá žiadnych spoločníkov a nie je ovládaná žiadnou osobou. Určeným beneficientom nadácie Valea Foundation je pán Karel Komárek, nar. 15. marca 1969, bytom 1936 Verbier, Chalet Trois Couronnes, Chemin Sonalon d’en Haut 8a, Švajčiarska konfederácia.

Emitent je súčasťou skupiny SAZKA Group (Skupina SAZKA Group [angl. the SAZKA Group]), ktorú tvoria Členovia Skupiny SAZKA Group. Skupina SAZKA Group je medzinárodnou skupinou, ktorej skutočným majiteľom v zmysle zákona č. 253/2008 Zb., o niektorých opatreniach proti legalizácii výnosov z trestnej činnosti a financovaniu terorizmu, v platnom znení, je pán Karel Komárek.

Kľúčové riadiace osoby Emitenta

Kľúčovými riadiacimi osobami Emitenta sú členovia jeho predstavenstva, ktorými sú:

(i)  Karel Komárek, narodený 15. marca 1969, ktorý vykonáva funkciu predsedu predstavenstva;

(ii)  Pavel Šaroch, narodený 9. júla 1970, ktorý vykonáva funkciu člena predstavenstva; a

(iii)   Robert Chvátal, narodený 10. augusta 1968, ktorý vykonáva funkciu člena predstavenstva.

Audítor Emitenta	Audítorom Emitenta je spoločnosť PricewaterhouseCoopers Audit, s.r.o., IČO: 407 65 521, so sídlom Hvězdova 1734/2c, 140 00 Praha 4, Česká republika (Audítor emitenta [angl. the Auditor of the Issuer]).

2.2	Aké sú kľúčové finančné informácie týkajúce sa Emitenta?

Kľúčové finančné informácie o Emitentovi	Nasledujúce tabuľky uvádzajú prehľad kľúčových finančných údajov Emitenta.
	Konsolidovaný výkaz zisku a strát (v tis. eur):

		za rok 2018	za rok 2017*
	Prevádzkový zisk	433.770	331.866

	Konsolidovaný výkaz o finančnej pozícii (v tis. eur):
		k 31. decembru 2018	k 31. decembru 2017*
	Čistý finančný dlh (vypočítaný ako súčet dlhodobých záväzkov a krátkodobých záväzkov mínus peniaze a peňažné ekvivalenty)	2.246.835	1.846.045

	Konsolidovaný výkaz peňažných tokov (v tis. eur):
		za rok 2018	za rok 2017*
	Čisté peňažné toky z prevádzkovej činnosti	225.337	228.137
	Čisté peňažné toky z finančnej činnosti	23.341	(8.070)
	Čisté peňažné toky z investičnej činnosti	(347.091)	(171.972)

	*Údaje k 31. decembru 2017 zohľadňujú akvizíciu spoločnosti NEUROSOFT S.A. v konsolidovaných výkazoch Emitenta.

	Uvedené účtovné údaje vychádzajú z hodnôt uvedených v konsolidovaných účtovných závierkach Emitenta za rok 2018. Audítor emitenta overil jeho konsolidované účtovné závierky za rok končiaci 31. decembra 2018. Audítor emitenta vydal k uvedeným finančným závierkam výrok „bez výhrad”. Za rok končiaci 31. decembra 2017 overovala účtovné závierky Emitenta spoločnosť KPMG Česká republika Audit, s.r.o. Od dátumu poslednej účtovnej závierky Emitenta overenej Audítorom emitenta nedošlo k žiadnej podstatnej negatívnej zmene vo výhľade Emitenta. Od konca obdobia, za ktoré boli zverejnené Emitentove finančné údaje, do dňa vyhotovenia tohto Prospektu nedošlo k žiadnej podstatnej zmene finančnej alebo obchodnej situácie Emitenta, s výnimkou zmeny akcionárskej štruktúry Emitenta, predaja SAZKA Group Adriatic d.o.o. (SAZKA Group Adriatic) a vyplateniu ostatných kapitálových fondov Emitenta KKCG AG vo výške 420.000 tis. Eur, ktoré bolo započítané na úver poskytnutý Emitentom KKCG AG ako finančnú asistenciu.

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2.3	Aké sú kľúčové riziká špecifické pre Emitenta?

Kľúčové riziká špecifické pre Emitenta

Rizikové faktory vzťahujúce sa na Emitenta a ďalšie spoločnosti Skupiny SAZKA Group, ktorej je Emitent súčasťou, zahrňujú predovšetkým nasledujúce potenciálne skutočnosti:

1. Skupina SAZKA Group je vystavená rizikám, ktoré sa vzťahujú k prípadným zmenám alebo sprísneniu právneho rámca v krajinách, v ktorých pôsobí – Sektor lotérii a hier je v jednotlivých krajinách významne regulovaný. Príslušné úrady jednotlivých štátov majú právo jednostranne zmeniť právny a regulačný rámec upravujúci herné plány hier, ktoré spoločnosti zo Skupiny SAZKA Group ponúkajú. Spoločnosti Skupiny SAZKA Group musia mať k prevádzke lotérii a hier licencie, ktoré sú udeľované na určitú dobu. Napriek tomu, že Skupina SAZKA Group usiluje o udržanie a expanziu aktivít v segmente online lotérii a hier, nejde zaručiť, že žiadostiam o vydanie nových licencií bude príslušným úradom vyhovené, prípadne môže dôjsť k zamietnutiu žiadosti o ich predĺženie.

2. Skupina SAZKA Group je vystavená riziku potenciálnych strát práv na prevádzku lotérii a športových stávkových hier alebo potenciálnych zmien licencií a koncesií – Napríklad vo vzťahu k jej podnikateľskej činnosti v Taliansku, tamojší regulatórny orgán poskytol koncesiu k prevádzke hazardných hier na základe koncesnej zmluvy. Podľa tejto zmluvy môže regulátor kedykoľvek v dobe platnosti koncesie podľa svojho uváženia pozastaviť možnosť ponúkať príslušné hry, a za určitých podmienok koncesiu odobrať či ju nechať prepadnúť. Aj v ďalších krajinách môže dôjsť v prípade nesplnenia regulatórnych povinností k uloženiu sankcií, odobraniu licencií či ukončeniu koncesií, čo by viedlo až k nutnosti ukončenia prevádzkovanej obchodnej činnosti.

3. Väčšina výnosov Skupiny SAZKA Group pochádza z hier s fixnými výhrami, ktoré sú náchylnejšie k nižším maržám než hry s premenlivými výhrami – Hry s fixnými výhrami (napr. numerické lotérie, stieracie losy) sú v porovnaní s hrami s premenlivými výhrami (napr. dostihové stávky) náchylnejšie k nákladovému tlaku a zníženým maržám, v prípade, že dôjde k poklesu objemu ich predaje. U hier s fixnou výhrou je totiž výška výhry vyjadrená percentom z hodnoty žrebov/losov vydaných k predaju bez ohľadu na to, koľko sa ich skutočne predá. Výška marže u hier s fixnou výhrou tak závisí na objeme predajov a na tom, či výherné čísla zodpovedajú číslam na skutočne predaných žreboch/losoch. V prípade, že nie sú predané všetky vydané žreby/losy, čelia spoločnosti Skupiny SAZKA Group riziku, že hodnota výhry môže činiť významnou časť súhrnnej hodnoty predaných žrebov/losov alebo ju dokonca môže prekročiť.

4. Skupina SAZKA Group má významné dlhové záväzky a je viazaná reštriktívnymi dlhovými zmluvami – Všetky tieto obmedzenia podliehajú výnimkám a výhradám. Zmluvy, ktoré zaväzujú spoločnosti Skupiny SAZKA Group, môžu obmedziť ich schopnosť financovať svoje budúce činnosti a kapitálové potreby, využívať obchodné príležitosti a vykonávať činnosti, ktoré môžu byť v ich záujme.

5. Emitent je holdingovou spoločnosťou a je závislý na platbách od spoločností Skupiny SAZKA Group, aby mohol dodržať svoje záväzky z Dlhopisov. Tieto spoločnosti nemusia mať povolené, alebo nemusia byť schopné, platby Emitentovi poskytnúť – Tieto platby dosahovali v roku 2017 a 2018 takmer 100 % príjmov Emitenta. Schopnosť poskytovať finančné prostriedky Emitentovi pritom podlieha, mimo iné, miestnym daňovým obmedzeniam a miestnym obmedzeniam korporátného práva týkajúcim sa zárobkom, úrovni zákonných alebo štatutárnych rezerv, strate z minulých rokov, požiadavkám na kapitál pre spoločnosti Skupiny SAZKA Group, a taktiež podmienkam príslušných akcionárskych zmlúv. Navyše môžu vybrané ustanovenia finančnej dokumentácie upravujúce príslušné dlhové záväzky spoločností Skupiny SAZKA Group tieto výplaty obmedziť či zakázať.

6. Skupina SAZKA Group je vystavená riziku v krajinách, kde pôsobí (s ohľadom na sídlo Emitenta a spoločností Skupiny SAZKA Group), a taktiež aj v krajinách, kde Skupina SAZKA Group vyvíja svoju obchodnú činnosť – Významným faktorom v hodnotení rizika schopnosti krajiny dodržať svoje budúce záväzky je jej ratingové hodnotenie. Nie je možné zaručiť, že si jednotlivé krajiny svoj aktuálny rating udržia a že nedôjde k jeho zhoršeniu. Prípadné zníženie ratingu môže poukazovať na nepriaznivý vývoj národnej ekonomiky, jej predpokladaný hospodárky rast, zníženie disponibilných príjmov domácností a s tým spojeného zníženia výdajov domácností na aktivity v oblasti lotérií a stávok.

7. Skupine SAZKA Group by mohla vzniknúť povinnosť platiť nepredvídateľné dane, daňové penále a zvláštne odvody a poplatky v súvislosti s novými daňovými povinnosťami – V Českej republike sa v súčasnosti uvažuje o zvýšení sadzieb daní z hazardných hier a zrušení oslobodenia od dane z príjmu pre fyzické osoby, pokiaľ výška výhry z príslušnej hry presahuje 100.000 Kč. Na Cypre zase Skupine SAZKA Group hrozí zavedenie dodatočného zavedenia daňovej záťaže na udelenú koncesiu k prevádzke hier.

8. Skupina SAZKA Group je ovplyvnená rizikom možného úniku dát – Všetky spoločnosti Skupiny SAZKA Group podliehajú regulácii spojenej s užívaním osobných dát, ktoré získavajú od hráčov. Pričom pri prevádzke používajú tretie strany, ktorým osobné dáta predávajú. Za porušenie príslušnej regulácie hrozia sankcie až do výšky 4 % z celkového obratu spoločností Skupiny SAZKA Group a tých ďalších spoločností, ktoré sú kontrolované jednou osobou a povinnosť uhradiť súvisiace civilné nároky.

9. Schopnosť Skupiny SAZKA Group získavať prístup k úverovým a dlhopisovým trhom a jej schopnosť získať dodatočné financovanie je čiastočne závislá na ratingu Emitenta, a to najmä v dôsledku dobrovoľnej ponuky prevzatia OPAP – V dôsledku ohlásenia Dobrovoľnej ponuky prevzatia došlo ku zmene výhľadu v ratingu S&P Global Ratings Europe Limited (S&P) z BB- pozitívny na BB- negatívny. Zníženie ratingu by malo zásadný vplyv na schopnosť získať dodatočné financovanie za obchodne rozumných podmienok.

Vyššie uvedené riziká môžu mať zásadný negatívny vplyv na finančnú a ekonomickú situáciu Emitenta a spoločností Skupiny SAZKA Group, respektíve na ich podnikateľskú činnosť. To vo svojom dôsledku môže podstatne zhoršiť schopnosť Emitenta plniť si svoje záväzky z Dlhopisov.

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3	KĽÚČOVÉ INFORMÁCIE O DLHOPISOCH

3.1	Aké sú hlavné charakteristiky cenných papierov?

Dlhopisy

Zaknihované dlhopisy s pevným úrokovým výnosom vo výške 5,20%, v predpokladanej celkovej menovitej hodnote Emisie do 5.000.000.000 Kč s možným navýšením menovitej hodnoty až do výšky 6.000.000.000 Kč, splatné v roku 2024, ISIN CZ0003522930. Každý z Dlhopisov je vydávaný v menovitej hodnote 10.000 Kč. Maximálny počet Dlhopisov, ktoré môžu byť vydané, je 500.000 kusov v prípade, že celková menovitá hodnota Emisie nepresiahne 5.000.000.000 Kč, alebo 600.000 kusov v prípade, že celková menovitá hodnota bude navýšená na 6.000.000.000 Kč.

Dátum emisie je 23. septembra 2019. Dňom konečnej splatnosti dlhopisov je 23. september 2024.

Dlhopisy sú vydávané podľa Zákona o dlhopisoch.

Mena Dlhopisov	Koruna česká (CZK)

Popis práv spojených s Dlhopismi

Práva a povinnosti Emitenta a Vlastníkov dlhopisov plynúce z Dlhopisov upravujú Emisné podmienky.

S Dlhopismi nie sú spojené žiadne predkupné ani výmenné práva. S Dlhopismi je spojené najmä právo na výplatu menovitej hodnoty ku Dňu konečnej splatnosti dlhopisov a právo na výnos z Dlhopisov. Pokiaľ nedôjde k predčasnému splateniu Dlhopisov alebo k odkúpeniu Dlhopisov Emitentom a ich zániku, bude menovitá hodnota Dlhopisov splatená jednorázovo.

S Dlhopismi je tiež spojené právo účastniť sa a hlasovať na schôdzach Vlastníkov dlhopisov v prípadoch, kedy je takáto schôdza zvolaná v súlade so Zákonom o dlhopisoch a Emisnými podmienkami.

Schôdza Vlastníkov dlhopisov môže uznesením zvoliť fyzickú alebo právnickú osobu za spoločného zástupcu a poveriť ho v súlade s právnymi predpismi spoločným uplatnením práv pred súdom alebo pred iným orgánom alebo kontrolou plnenia Emisných podmienok Dlhopisov.

S Dlhopismi je ďalej spojené právo žiadať predčasné splatenie Dlhopisov v prípade, že nedôjde ku vzniku Dodatočného zabezpečenia najneskôr spoločne s poskytnutím zabezpečenia Zabezpečeným veriteľom, pokiaľ došlo ku vzniku Zabezpečeného financovania k Dátumu emisie alebo neskôr do úplného splatenia záväzkov z Dlhopisov, dôjde ku Zmene ovládania, nastane a trvá Prípad porušenia a v prípade hlasovania proti Zmene zásadnej povahy na schôdzi Vlastníkov dlhopisov.

Počínajúc uplynutím dvoch rokov od Dátumu emisie (vrátane) má Emitent právo predčasne splatiť všetky doposiaľ nesplatené Dlhopisy (čiastočne alebo úplne), pričom toto právo môže uplatniť len, ak to oznámi Vlastníkom dlhopisov najneskôr 37 dní pred príslušným dňom predčasnej splatnosti. Čiastočné splatenie Dlhopisov môže Emitent vykonať len ku Dňu predčasnej splatnosti, ktorý bude Dátumom výplaty úrokov. Emitent môže splatiť celú nesplatenú menovitú hodnotu Dlhopisov, alebo jej časť, príslušný úrokový výnos pripadajúci na výšku predčasne splatenej menovitej hodnoty Dlhopisov ku Dňu predčasnej splatnosti, a mimoriadny úrokový výnos, ktorý bude určený ako 1/60 ročnej Úrokovej sadzby pripadajúcej na celkovú čiastku predčasného splatenia menovitej hodnoty Dlhopisov násobenej počtom celých mesiacov, ktoré od príslušného Dňa predčasnej splatnosti zostávajú do Dňa konečnej splatnosti dlhopisov, pričom počet celých mesiacov bude zaokrúhlený smerom nadol.

Poradie prednosti Dlhopisov v prípade platobnej neschopnosti Emitenta	Dlhopisy zakladajú priame, všeobecné, nepodmienené a nepodriadené dlhy Emitenta, ktoré sú a budú čo do poradia svojho uspokojenia rovnocenné (pari passu) ako medzi sebou navzájom, tak aj aspoň rovnocenné voči všetkým ďalším súčasným aj budúcim nepodriadeným a nezabezpečeným záväzkom Emitenta alebo aspoň rovnakým alebo obdobným spôsobom zabezpečeným v budúcnosti v súlade s emisnými podmienkami Dlhopisov, s výnimkou tých záväzkov Emitenta, u ktorých stanovia inak kogentné ustanovenia právnych predpisov.

Prevoditeľnosť Dlhopisov	Prevoditeľnosť Dlhopisov nie je obmedzená, avšak pokiaľ to nebude odporovať platným právnym predpisom, môžu byť v súlade s Emisnými podmienkami prevody pozastavené.

Výnos Dlhopisov

Dlhopisy sú úročené pevnou úrokovou sadzbou vo výške 5,20 % p.a.

Úrokové výnosy budú vyplácané za každé Výnosové obdobie polročne spätne, vždy k 23. marcu a k 23. septembru každého roka. Prvým Dňom výplaty úrokov je 23. marec 2020.

3.2	Kde budú Dlhopisy obchodované?

Prijatie Dlhopisov na regulovaný či iný trh	Emitent prostredníctvom Kotačného agenta požiada o prijatie Dlhopisov k obchodovaniu na Regulovanom trhu BCPP a predpokladá, že Dlhopisy budú prijaté k obchodovaniu k Dátumu emisie.

3.3	Aké sú kľúčové riziká, ktoré sú špecifické pre Dlhopisy?

Kľúčové riziká špecifické pre Dlhopisy

Rizikové faktory vzťahujúce sa k Dlhopisom zahrňujú predovšetkým nasledujúce právne a iné skutočnosti:

2. Riziko, že Dodatočné zabezpečenie nevznikne – Prípadné Dodatočné zabezpečenie vznikne až po Dátume emisie, ak dôjde ku vzniku povinnosti Emitenta toto Dodatočné zabezpečenie zriadiť alebo nechať zriadiť. Pokiaľ by k jeho vzniku nedošlo a Vlastníci dlhopisov by v dôsledku toho požadovali predčasné splatenie Dlhopisov, budú v horšom postavení než v prípade, že by Dlhopisy boli zaistené, pretože môže existovať riziko, že Emitent nebude schopný v danom čase uhradiť záväzky z Dlhopisov.

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3. Práva Vlastníkov dlhopisov môžu byť negatívne ovplyvnené nesplnením podmienok pre vznik Dodatočného zabezpečenia alebo tým, že poskytovatelia zabezpečenia nie sú vlastníkmi Predmetov zabezpečenia – Právne predpisy vyžadujú, aby v prípade určitých predmetov zabezpečenia poskytovateľ alebo príjemca zaistenia splnili určité zákonné požiadavky. Agent pre zabezpečenie, ak bude menovaný, nie je povinný sledovať, či boli splnené. Nesplnenie zákonných požiadaviek pre vznik Dodatočného zabezpečenia môže spôsobiť stratu Dodatočného zabezpečenia alebo priority Dodatočného zabezpečenia vo vzťahu k tretím osobám.

4. Schopnosť Vlastníkov dlhopisov uspokojiť sa z Dodatočného zabezpečenia môže byť obmedzená – Prípadné Dodatočné zabezpečenie Dlhopisov podlieha výnimkám, ťarchám, záložným právam a akýmkoľvek ďalším iným právnym vadám povoleným podľa Emisných podmienok či Medziveriteľskej dohody. Ich existencia môže mať nepriaznivý dopad na hodnotu Dodatočného zabezpečenia alebo na jeho výkon.

5. Riziko nesplatenia a riziká spojené s prípadným odkupom Dlhopisov Emitentom – Dlhopisy rovnako ako akýkoľvek iný peňažný záväzok podliehajú riziku nesplatenia.

6. Riziko úrokovej sadzby z Dlhopisov – Vlastník dlhopisu s pevnou úrokovou sadzbou je vystavený riziku poklesu ceny takého Dlhopisu v dôsledku zmeny tržných úrokových sadzieb. Kým je nominálna úroková sadzba po dobu existencie Dlhopisov fixovaná, aktuálna úroková sadzba na kapitálovom trhu sa mení.

7. Riziko úplného nebo čiastočného predčasného splatenia – Pokiaľ dôjde k úplnému alebo čiastočnému predčasnému splateniu Dlhopisov vrátane prípadov, kedy k tomu dôjde bez súhlasu konkrétneho Vlastníka dlhopisov, v súlade s Emisnými podmienkami pred dátumom ich splatnosti, je vlastník Dlhopisov vystavený riziku nižšieho než predpokladaného výnosu z dôvodu takého predčasného splatenia.

Vyššie uvedené riziká môžu mať zásadný negatívny dopad na výnos investora z Dlhopisov. Pokiaľ by sa niektoré z uvedených rizík realizovalo, môže dokonca dôjsť k tomu, že investorovi do Dlhopisov bude vrátená len časť menovitej hodnoty alebo o svoju investíciu celkom príde.

4	KĽÚČOVÉ INFORMÁCIE O VEREJNEJ PONUKE DLHOPISOV A ICH PRIJATIU K OBCHODOVANIU NA REGULOVANOM TRHU

4.1	Za akých podmienok a podľa akého harmonogramu môžem investovať do Dlhopisov?

Všeobecné podmienky verejnej ponuky

Dlhopisy budú ponúkané Emitentom prostredníctvom Vedúcich spolumanažérov v rámci verejnej ponuky podľa článku 2 písm. d) Nariadenia o prospekte v Českej republike a to v období od 23. augusta 2019 do 15. augusta 2020, a po notifikácii schválenia Prospektu NBS aj na Slovensku, a to najdlhšie do 15. augusta 2020. Dlhopisy môžu byť vydávané jednorázovo alebo v tranžiach.

Podmienkou účasti na verejnej ponuke je preukázanie totožnosti investora platným dokladom totožnosti.

V súvislosti s podaním objednávky majú investori povinnosť uzavrieť či mať uzavretú s príslušným Vedúcim spolumanažérom zmluvu, okrem iného, za účelom otvorenia majetkového účtu v evidencii investičných nástrojov vedenej CDCP, alebo vedenia podobnej evidencie cenných papierov u príslušného Vedúceho spolumanažéra, a podania pokynu na obstaranie nákupu Dlhopisov, prípadne môžu byť príslušným Vedúcim spolumanažérom vyzvaní k predloženiu ďalších potrebných dokumentov a identifikačných údajov.

V rámci verejnej ponuky bude:

(i)  Koordinátor prijímať pokyny prostredníctvom svojho ústredia v Prahe a v prípade verejnej ponuky v Slovenskej republike prostredníctvom svojej pobočky, J & T Banka, a.s., pobočka zahraničnej banky, Dvořákovo nábrežie 10, 811 02 Bratislava, Slovenská republika;

(ii)  ČS prijímať pokyny prostredníctvom vybraných pobočiek;

(iii)   KB prijímať pokyny prostredníctvom svojho ústredia v Prahe; a

(iv) UCB prijímať pokyny prostredníctvom svojho ústredia v Prahe a v prípade verejnej ponuky v Slovenskej republike prostredníctvom svojej pobočky UniCredit Bank Czech Republic and Slovakia, a.s., pobočka zahraničnej banky, Šancová 1/A, Bratislava 813 33, Slovenská republika.

Očakávaný harmonogram verejnej ponuky	Dlhopisy budú ponúkané od 23. augusta 2019 do 15. augusta 2020.

Informácie o prijatí k obchodovaniu na regulovanom trhu	Emitent prostredníctvom Kotačného agenta požiada o prijatie Dlhopisov k obchodovaniu na Regulovanom trhu BCPP a predpokladá, že Dlhopisy budú prijaté k obchodovaniu k Dátumu emisie a budú obchodované v súlade s príslušnými pravidlami Regulovaného trhu BCPP.

Plán distribúcie Dlhopisov

Emitent zamýšľa prostredníctvom Vedúcich spolumanažérov ponúkať Dlhopisy v rámci verejnej ponuky všetkým kategóriám investorov v Českej republike a Slovenskej republike a vybraným kvalifikovaným investorom (a prípadne taktiež ďalším investorom za podmienok, ktoré v danej krajine nezakladajú povinnosť ponúkajúceho vypracovať a zverejniť prospekt) v zahraničí, a to vždy v súlade s príslušnými právnymi predpismi platnými v každej krajine, v ktorej budú Dlhopisy ponúkané.

Investori v Českej republike i Slovenskej republike budú oslovení najmä použitím prostriedkov diaľkovej komunikácie a vyzvaní k podaniu objednávky na kúpu Dlhopisov.

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Minimálna čiastka, za ktorú bude investor oprávnený upísať a kúpiť Dlhopisy, nie je stanovená. Maximálny objem nominálnej hodnoty Dlhopisov požadovaný jednotlivým investorom v Objednávke je obmedzený predpokladanou celkovou nominálnou hodnotou Dlhopisov ponúkaných Vedúcimi spolumanažérmi. Ak objem Objednávok prekročí objem Emisie, je každý Vedúci spolumanažér oprávnený po dohode s Emitentom ním prijaté Objednávky investorov krátiť podľa svojej úvahy s tým, že prípadný preplatok, pokiaľ by vznikol, bude bez omeškania vrátený na účet príslušného investora za týmto účelom oznámený danému Vedúcemu spolumanažérovi.

Konečná nominálna hodnota Dlhopisov pridelená jednotlivému investorovi bude uvedená v potvrdení o vysporiadaní daného obchodu, ktoré Vedúci spolumanažér doručí investorovi bez zbytočného odkladu po vykonaní pokynu. Pred doručením tohto potvrdenia nemôže investor s upisovanými Dlhopismi obchodovať.

Emisný kurz všetkých Dlhopisov vydávaných k Dátumu emisie činí 100 % ich nominálnej hodnoty. Emisný kurz akýchkoľvek Dlhopisov prípadne vydávaných po Dátume emisie bude určený Koordinátorom na základe aktuálnych tržných podmienok. K čiastke emisného kurzu akýchkoľvek Dlhopisov vydaných po Dátume emisie bude ďalej pripočítaný zodpovedajúci alikvotní úrokový výnos, ak to bude relevantné.

Vysporiadanie úpisu Dlhopisov bude prebiehať formou DVP (delivery versus payment) prostredníctvom Centrálneho depozitára, respektíve osôb vedúcich evidenciu nadväzujúcu na centrálnu evidenciu, obvyklým spôsobom v súlade s pravidlami a prevádzkovými postupmi Centrálneho depozitára a v lehotách stanovených týmito pravidlami a prevádzkovými postupmi. Úpis Dlhopisov je možné vysporiadať v Centrálnom depozitári len prostredníctvom účastníka Centrálneho depozitára.

Odhad celkových nákladov spojených s Emisiou alebo ponukou

Náklady prípravy Emisie dlhopisov činili cca 1,7 % z celkovej upísanej menovitej hodnoty Dlhopisov a cca 14 mil. Kč (s DPH). Čistý výťažok Emisie dlhopisov pre Emitenta (pri vydaní celej predpokladanej menovitej hodnoty Emisie) bude zodpovedať celkovej upísanej menovitej hodnote Dlhopisov zníženej o cca 1,7 % a cca 14 mil. Kč (s DPH).

V súvislosti s nadobudnutím Dlhopisov prostredníctvom:

(v) J & T BANKY v Českej republike nebudú účtované žiadne poplatky za podanie pokynu k úpisu. Investorovi do Dlhopisov môžu byť účtované poplatky vo výške 0,15 % z menovitej hodnoty nadobúdaných Dlhopisov, minimálne 2.000 Kč a poplatky podľa aktuálneho štandardného cenníku Koordinátora zverejneného na internetových stránkach Koordinátora https://www.jtbank.cz, v časti Dôležité informácie, pododkaz Sadzobník poplatkov; verzia Cenník investičných služieb – od 1. augusta 2019, dátum zverejnenia 11. júl 2019

(vi) J & T BANKY v Slovenskej republike sa hradia poplatky podľa aktuálneho štandardného sadzobníku slovenskej pobočky Koordinátora k dátumu obchodu. K dátumu vyhotovení tohto Prospektu činia poplatky 0,60 % z objemu obchodu. Pokiaľ je obchod vysporiadaný na iný majetkový účet, než je držiteľský účet, tento poplatok je vo výške 1 % z objemu transakcie, minimálne 480 eur. Štandardný aktuálny sadzobník slovenskej pobočky Koordinátora je zverejnený na jeho internetové stránke www.jtbanka.sk, v sekcii Užitočné informácie, pododkaz Sadzobník, verzia Sadzobník poplatkov časť I - fyzické osoby nepodnikatelia, účinný od 1. januára 2019 a Sadzobník poplatkov časť II - právnické osoby a fyzické osoby podnikatelia, účinný od 1. augusta 2019;

(vii) ČS môže byť účtovaný podľa pokynu k úpisu cenných papierov poplatok vo výške 0,25 % z menovitej hodnoty nadobúdaného dlhopisu. Ďalej môžu byť účtované bežné poplatky za vedenie investičného účtu podľa aktuálneho cenníku na stránkach www.csas.cz, odkaz Cenník – sekcia Sporenie a investovanie, časť 7. Investovanie do dlhopisov a dlhových cenných papierov. Tieto náklady k dátumu vyhotovenia prospektu nepresahujú 0,07 % p.a.;

(viii) KB nebudú účtované žiadne poplatky za pokyn k úpisu. Každý investor, ktorý kúpi Dlhopisy u KB, bude podľa aktuálneho cenníku KB uvedeného na internetových stránkach www.kb.cz, v sekcii O banke, Vše o KB, Regulácia investičného bankovníctva, Informácia k MiFID II, Zmluvná dokumentácia, Zmluva o obstarávaní kúpy alebo predaja investičných nástrojov (G-klient), Sadzobník pre Zmluvu o obstarávaní kúpy alebo predaja alebo predaja investičných nástrojov, alebo v sekcii Ceny a sadzby, Kompletné sadzobníky, Občania (v závislosti na typu zmluvy), hradiť bežné poplatky KB za vedenie účtu cenných papierov. Tieto náklady nebudú presahovať 0,05 % p. a. z celkovej menovitej hodnoty Dlhopisov na takomto účte vrátane dane z pridanej hodnoty, minimálne však 15 Kč mesačne;

(ix) UCB v Českej republike nebudú účtované žiadne poplatky za pokyn k úpisu. Každý investor, ktorý kúpi Dlhopisy u UCB, bude podľa aktuálneho cenníku UCB uvedeného na internetových stránkach www.unicreditbank.cz, v sekcii Sadzobník, časť 10. Cenné papiere a podielové fondy, hradiť bežné poplatky UCB za vedenie účtu cenných papierov. Tieto náklady činia k dátumu vyhotovenia tohto Prospektu 0,20 % p. a. z celkovej menovitej hodnoty Dlhopisov, minimálne však 300 Kč navýšených o daň z pridanej hodnoty; a

(x) UCB v Slovenskej republike nebudú účtované žiadne poplatky za pokyn k úpisu. Každý investor, ktorý kúpi Dlhopisy u UCB v Slovenskej republike, bude podľa aktuálneho cenníku UCB uvedeného na internetových stránkach www.unicreditbank.sk, v sekcii Cenníky, časť 11. Obchodovanie a služby s cennými papiermi, hradiť bežné poplatky UCB za vedenie účtu cenných papierov. Tieto náklady činia k dátumu vyhotovenia tohto Prospektu 0,20 % p. a. z celkovej menovitej hodnoty Dlhopisov, minimálne 2 eurá a maximálne 30 eur mesačne, navýšených o daň z pridanej hodnoty.

Investor môže byť povinný platiť ďalšie poplatky účtované sprostredkovateľom kúpy alebo predaja Dlhopisov, osobou vedúcou evidenciu Dlhopisov, osobou vykonávajúcou vysporiadanie obchodu s Dlhopismi alebo inou osobou, tj. napr. poplatky za zriadenie a vedenie investičného účtu, za obstaranie prevodu Dlhopisov, služby spojené s úschovou Dlhopisov, resp. ich evidenciou, apod.

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4.2	Kto je osobou ponúkajúcou cenné papiere alebo osobou, ktorá žiada o prijatie k obchodovaniu?

Popis osôb	Dlhopisy budú ponúkané Emitentom prostredníctvom Vedúcich spolumanažérov, ktorými sú:

ponúkajúcich Dlhopisy

(xi) Česká spořitelna, a.s., IČO: 452 44 782, LEI: 9KOGW2C2FCIOJQ7FF485, so sídlom Olbrachtova 1929/62, 140 00 Praha 4, Česká republika.

(xii)  J & T BANKA, a.s., IČO: 471 15 378, LEI: 31570010000000043842, so sídlom Pobřežní 297/14, 186 00 Praha 8, Česká republika.

(xiii)  Komerční banka, a.s., IČO: 453 17 054, LEI: IYKCAVNFR8QGF00HV840, so sídlom Na Příkopě 33, čp. 969, 110 00 Praha 1, Česká republika.

(xiv) UniCredit Bank Czech Republic and Slovakia, a.s., IČO: 649 48 242, LEI: KR6LSKV3BTSJRD41IF75, so sídlom Želetavská 1525/1, 140 92 Praha 4, Česká republika.

Vedúci spolumanažéri sú bankami a pri svojej činnosti sa riadia českými právnymi predpismi, najmä Občianskym zákonníkom, Zákonom o obchodných korporáciách, zákonom č. 21/1992 Zb., o bankách, v znení neskorších predpisov (Zákon o bankách [angl. the Banking Act]), a ZPKT.

Popis osoby, ktorá bude žiadat’ o prijatie k obchodovaniu na regulovanom trhu

Emitent prostredníctvom Kotačného agenta požiada o prijatie Dlhopisov k obchodovaniu na Regulovanom trhu BCPP. Kotačným agentom je J & T BANKA, a.s., IČO: 471 15 378, LEI: 31570010000000043842, so sídlom Pobřežní 297/14, 186 00 Praha 8, Česká republika.

Kotačný agent je bankou a pri svojej činnosti sa riadi českými právnymi predpismi, najmä Občianskym zákonníkom, Zákonom o obchodných korporáciách, Zákonom o bankách a ZPKT.

4.3	Prečo sa tento Prospekt vypracúva?

Použitie výnosov a odhad čistej sumy výnosov

Dlhopisy sú ponúkané za účelom financovania spoločností v Skupine SAZKA Group, financovania akvizícii nových spoločností či zvyšovania kapitálových účastí na tých súčasných, okrem iného, v súvislosti s Dobrovol’nou ponukou prevzatia, na dlhovú službu a všeobecné potreby.

Čistý výt’ažok Emisie dlhopisov pre Emitenta bude zodpovedat’ celkovej upísanej menovitej hodnote Dlhopisov zníženej cca o 14 mil. Kč (s DPH) a 1,7 % z celkovej upísanej menovitej hodnoty Dlhopisov.

Spôsob umiestenia Dlhopisov	Dlhopisy budú umiestené Vedúcimi spolumanažérmi na trh. Vedúci spolumanažéri sa zaviazali vynaložit’ všetko úsilie, ktoré po nich je možné rozumne požadovat’, k vyhl’adaniu potenciálnych investorov do Dlhopisov a umiesteniu a predaju Dlhopisov týmto investorom. Ponuka Dlhopisov tak bude učinená tzv. na „best efforts” základe. Vedúci spolumanažéri ani žiadne iné osoby v súvislosti s Emisiou neprevzali voči Emitentovi pevný záväzok Dlhopisy upísat’ či kúpit’.

Stret záujmov osôb zúčastnených na Emisií alebo ponuke

Podl’a vedomia Emitenta nemá žiadna z fyzických ani právnických osôb zúčastnených na Emisií či ponuke Dlhopisov, okrem Vedúcich spolumanažérov, na takejto Emisii či ponuke záujem, ktorý by bol pre takúto Emisiu či ponuku Dlhopisov podstatný.

Koordinátor pôsobí tiež v pozícii Administrátora a Kotačného agenta.

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II.	RISK FACTORS

Investors considering the subscription or purchase of the Notes should read this Prospectus in its entirety carefully. The information presented by the Issuer to the potential subscribers or purchasers of the Notes as well as any other information provided in this Prospectus should be carefully examined and considered by each party interested in the subscription or purchase of the Notes.

The subscription, purchase, holding and potential resale of the Notes are associated with a number of risks (including the risk of losing the entire investment), and the risks considered material by the Issuer are specified below in this chapter. The text below does not substitute any professional analysis or any provision of the Terms and Conditions or data provided in this Prospectus, does not limit any rights or obligations arising from the Terms and Conditions and in no case is it an investment recommendation of any nature. Any decision to subscribe and/or purchase the Notes should be based on the information contained in this Prospectus, on the terms and conditions of the offering of the Notes and, in particular, on the analysis of the risks and benefits of the investment in the Notes by the prospective investor and/or the investor’s legal, tax and other professional advisors.

Risk factors are ranked in the individual categories and sub-categories from the most to the least significant.

Capitalised terms used below shall have the meanings assigned to them in the Terms and Conditions or any other part of the Prospectus.

1	Risk Factors Related to the Issuer

From the Issuer’s perspective, there are the following main risk factors that may adversely impact its financial and economic standing, business and ability to meet its debts arising from the Notes:

Regulation, Government Policy and Legal Risks

The SAZKA Group is exposed to risks related to the potential changes in, or tightening of, the legislative and regulatory framework in the countries that the SAZKA Group operates in

The sector of lotteries and games is subject to significant regulation in the individual countries. The competent authorities in the individual countries have the right to change unilaterally the legal and regulatory framework governing the game plans of the games offered by the SAZKA Group companies.

The changes in the individual countries currently focus on developments in the area of regulating the online lottery and gaming market. The introduction of such regulation implies the need to obtain licences for operating online lotteries and games. Despite the fact that the SAZKA Group seeks to expand its activities in the online lottery and gaming segment, it is impossible to guarantee that the applications of the SAZKA Group companies for a new a licence will be granted by the competent authorities or that any existing licences will be renewed or not suspended by the competent authorities. There will soon expire in the Czech Republic the licence for numerical lotteries and lotteries (December 2022), for technical games (November 2023), odds betting (December 2024) and TOTO Sazka and SAZKAMOBIL šance games (January 2023), in Italy the exclusive licence for the operation of a lottery (November 2025), in Greece the licence for the operation of instant lotteries (2026), and in Austria the licence for the operation of casinos (2027). The SAZKA Group also faces the risk that the regulatory changes may open the market to broader competition, much like in the case of the Gambling Act, which opened the gaming market in the Czech Republic to foreign operators from 1 January 2017.

Furthermore, the Cyprus-based company OPAP CYPRUS LTD, a subsidiary of Hellenic Football Prognostic Organization S.A. (OPAP), operates its business on the basis of a 2003 bilateral agreement between the Republic of Cyprus and the Hellenic Republic, which may be terminated by either state upon prior notification to the other state with a 12 months’ notice. In addition to this possibility of terminating

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the operation, the Cypriot Parliament has passed a law on certain gaming, under which a Special Committee will conduct a concession procedure and submit to the Minister of Finance a proposal to select a suitable operator to be granted an exclusive non-transferable licence to offer some numerical games in Cyprus. This Committee will first proceed to assess the suitability of the current operator, i.e. OPAP CYPRUS LTD. If it concludes that it is not a suitable candidate for the exclusive licence, the Committee shall request the expression of interest of up to five other candidates. Licenced games include: numerical lotteries and sportsbook games based on the exact result of a combination of sports event results.

Termination or non-renewal of the licence would have a significant impact on the operational activities of the respective the SAZKA Group companies, which would subsequently not be able to perform the relevant gaming or lottery activities. The impact of the discontinuing operations of the SAZKA Group companies could have a materially negative impact on the Issuer’s income and consequently on its ability to duly meet its obligations under the Notes.

The SAZKA Group is exposed to the risk of potentially losing the rights to operating lotteries and sports betting or of potential changes in the licences and concessions

The products and business activities of the SAZKA Group companies are subject to mandatory licences/concessions.

The competent Italian regulatory authority granted a concession to Lottoitalia S.r.l. (LOTTOITALIA) from the SAZKA Group under a concession contract. Pursuant to that contract, the regulatory authority may at any time, at its discretion, suspend the concession or the option of LOTTOITALIA to offer the relevant games. Furthermore, the contract authorises the regulator to require any modification in the operation of games under unforeseen events that would make it necessary to make such changes, and may also withdraw or forfeit the concession if LOTTOITALIA fails to comply with its obligations under the concession contract or applicable laws.

In other countries where the SAZKA Group companies operate, they must comply with applicable regulatory obligations and applicable laws. The competent authorities may impose penalties on those companies for any breach of their obligations under licences, non-payment of taxes or other charges, including suspension or withdrawal of the relevant licence or concession.

The loss of the rights to provide the services and products within the portfolio of the SAZKA Group companies would have a highly negative impact on the consolidated revenue of the Issuer and, in general, on the business and operating profit of the SAZKA Group and thus on the Issuer’s ability to duly meet its obligations under the Notes.

The SAZKA Group may become exposed to the obligation to pay unforeseeable taxes, tax penalties and special levies and charges in connection with new tax obligations

As of 1 January 2020, the Government of the Czech Republic proposes to increase gaming tax rates by amending Act No. 187/2016 Coll., on Tax on Gambling. The Government’s bill passed the first reading in the Chamber of Deputies of the Czech Republic and it cannot be ruled out that an increase in gaming tax rates will indeed occur. The bill provides for an increase in the partial tax bases so that the tax rate for the partial tax base for odds betting, totaliser games, raffles and small-scale tournaments is increased from 23% to 25% and the tax rate for the partial tax base for lotteries, bingos and live games is increased from 23% to 30%. If this change is accepted, it can be assumed that the tax burden on SAZKA a.s. (SAZKA) will increase, which may result in a decrease in the SAZKA Group’s revenues due to the higher tax burden.

The Government of the Czech Republic also proposes abolishing the tax exemption for natural persons as of 1 January 2020 if the amount of gambling winnings exceeds CZK 100,000. The Government’s bill passed the first reading in the Chamber of Deputies of the Czech Republic and it cannot be ruled out that the exemption from tax on winnings will indeed be abolished as of January 2020. This legislative change will adversely affect players, who will have to pay tax on winnings above CZK 100,000, which may reduce their willingness to bet and thus reduce their number. Since the proposed change applies to individual winnings, it is also possible to assume that players will reduce their stakes in the game so that any winnings do not exceed CZK 100,000 and thus do not incur any obligation to pay tax on the winnings. As a result of this behaviour of players, the total amount of odds betting may be reduced, thereby reducing the revenues of the SAZKA Group.

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If a concession is granted to OPAP CYPRUS LTD to operate games, as described in more detail in the risk factor The SAZKA Group is exposed to risks related to possible changes or tightening of the legal and regulatory framework in the countries in which it operates, the SAZKA Group expects that there will be an increase in taxes or levies that OPAP CYPRUS LTD will have to pay to the Republic of Cyprus. The final amount is still subject to decision; nevertheless, the Issuer anticipates an increase in the company’s tax burden.

The SAZKA Group is a party to litigations with a potentially adverse impact

The companies within the SAZKA Group are parties to various litigations and arbitrations. In addition to the potential financial risk that the SAZKA Group companies may face in relation to these proceedings, the success or loss in these proceedings may have a material impact on the SAZKA Group companies’ ability to do business, their reputation and the relations with their customers or suppliers, who may discontinue their business with the SAZKA Group.

The Issuer currently considers the following judicial proceedings to be the most significant:

•

Action for annulment of an agreement on the sale of a business, filed on 24 November 2011 by a natural person in the Czech Republic, challenging the validity of the agreement on the sale of SAZKA, a.s., in bankruptcy (Company ID No.: 47116307, now SALEZA a.s.);

•

Action for compensation for a loss of profit of approximately EUR 9 million plus interest, totalling approximately EUR 13.5 million for the period June 2006 to December 2011, brought by a former agent against OPAP;

•

314 litigation cases, initiated by the former agents of OPAP before the court of first instance in Athens concerning the invalidity of the termination of the contracts with these agents. The total amount claimed is approximately EUR 163.7 million. Although the court of first instance in Athens has so far issued 4 judgments in favour of OPAP, dismissing the petitioners’ actions for the invalidity of the termination of their contracts, the Issuer cannot guarantee that the other proceedings will have a similar result.

If the SAZKA Group companies are not successful in the litigations or are unable to create sufficient provisions or assess the likely outcome of any proceedings, it may have a material adverse impact on the business, financial standing, profit, cash flow and outlooks of the SAZKA Group companies as well as the Issuer’s ability to duly meet its obligations under the Notes.

Operational Risks

Most SAZKA Group revenues come from games with fixed winnings, which are prone to lower margins than games with variable winnings.

In comparison with games with variable winnings (e.g. horse racing bets), fixed-winnings games are more susceptible to cost pressure and reduced margins if the volume of their sales drops. This is because the amount of the fixed winnings is expressed as a percentage of the value of betting slips/tickets issued for sale regardless of the number actually sold. The margin for games with fixed-rate winnings depends on whether the winning numbers correspond to the numbers on the betting slips/tickets actually sold.

In the case where all the betting slips/tickets are not sold the SAZKA Group companies face the risk that the amount of the winning may form a significant part of, or even exceed, the overall value of the betting slips/tickets sold. Circumstances resulting in the decrease in the sales of the betting slips/tickets of the SAZKA Group companies for games with a fixed-rate margin and thus in the decrease of the revenues from these games may materially and adversely affect the profit and financial position of the SAZKA Group as a whole and thus the Issuer’s ability to duly meet its obligations under the Notes.

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Fixed costs represent a significant part of the SAZKA Group’s costs and reduced earnings can have a material impact on the profitability of the SAZKA Group

Fixed costs represent a significant part of the SAZKA Group’s overall costs. Except commissions to the distribution network, marketing costs, lottery and corporate tax, which all represent variable cost, the other costs (especially the cost of IT, rent, personnel costs, depreciation/amortization and interest expenses) are of a fixed or semi-fixed nature and reached 37% of the Issuer’s total consolidated costs in 2018. A decrease in the earnings for any reason will thus significantly impact the operating profit because the SAZKA Group companies will be unable to respond flexibly by reducing costs in this regard. This fact will affect the business activities, financial standing, and results of the SAZKA Group companies and thus the Issuer’s ability to meet its obligations under the Notes duly and in time.

The SAZKA Group is exposed to the risk of potential data leaks

The SAZKA Group companies are subject to regulation in connection with the use of the customers’ personal data and since they work with the clients’ personal data (e.g. name, address, date of birth, banking details, debit or credit card data, gaming history), the relevant business activities must comply with the data protection rules of the individual countries and of the EU including rules for the protection of the winners’ identity.

The SAZKA Group companies also depend on the contractual relationships with third parties as well as their own employees who control the personal data databases. Although the SAZKA Group companies acknowledge the risks arising from the potential loss of these data and closely monitor compliance with the data protection rules to protect them in order to minimise the risk of any data leaks, failure in the area of personal data protection cannot be ruled out.

Should personal data leak due to a human error of one of the employees or suppliers handling the selected personal data of players, or for other reasons, occur the individual the SAZKA Group companies would be at risk, under Article 83 of Regulation (EU) 2016/679 of the European Parliament and of the Council (GDPR), of a fine of up to 4 % of the total turnover of those SAZKA Group companies and other companies that had unified control at the time of the infringement and are considered an undertaking under Article 101 of the TFEU, and of associated civil claims of individual players affected by the data leak.

Should any of the SAZKA Group companies commit an error and subsequently be given a fine or be ordered to pay civil claims, the Issuer believes that this would have a significant negative impact on the SAZKA Group companies’ reputation and, at the same time, this financial penalty could have a material impact on the financial situation, operating profit and the economic result of the SAZKA Group companies and thus the Issuer’s ability to duly fulfil its obligations under the Notes.

The SAZKA Group depends on a limited number of suppliers

The equipment required for running games and products and the associated specialised personnel are often provided to the entities within the SAZKA Group by a limited number of suppliers. For example, the SAZKA Group uses the services of a narrow group of suppliers to operate the hardware and software, supply the technologies for creating and maintaining a functional technological platform that enables electronic betting via electronic media (mobile phones, computers, tablets, etc.) as well as live betting via the Group’s retail network. The SAZKA Group is thus dependent on these suppliers to a significant degree, and their failure to meet their obligations may have an adverse effect on the SAZKA Group’s activities and, consequently, on the Issuer’s ability to meet its obligations under the Notes duly and in time.

The SAZKA Group as part of the lottery and gaming industry faces the negative impact of the illegal market

The business activities of the SAZKA Group are affected by the existence of, and competition from, the illegal gaming market which is not subject to regulation by the individual countries that the SAZKA Group operates in. The illegal market offers alternatives to standard lottery products as well as online products in the language of the country where they are operated. Illegal activities also occur in the sports betting market. According to estimates by H2 Gambling Capital in April 2019, the share of the illegal online market in the total online market was 7% in the Czech Republic, 42% in Austria, 23% in Greece and 6% in Italy. In addition, there are illicit actions by both the providers of the lottery and gaming services and by the

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customers. The segment of lottery and gaming services are also adversely affected by the risk of illegal financial operations such as money laundering. The SAZKA Group is aware of these aspects and acts in accordance with all the regulations and policies existing with regard to the risks specified above. While the SAZKA Group monitors the potential adverse aspects of the illegal financial activities and observes and applies anti-money laundering policies, it is impossible to guarantee that the rules and measures in place will be effective and successful. Moreover, the individual countries seek to implement new legal measures with regard to the state and developments of the illegal market. The existence and potential growth of the illegal market may lead to stricter regulation by the states concerned. Such stricter regulation may increase costs, worsen the financial standing of the SAZKA Group companies, thus leading to the Issuer’s inability to meet its obligations under the Notes duly and in time.

The strength and value of the SAZKA Group brands has a significant impact on its business position and profit

The success of the SAZKA Group depends on the strength and value of all the brands within the Group. As at 31 December 2018, the share of brands, trademarks and goodwill represented 40% of the Issuer’s total consolidated assets (31 December 2017: 36%). The SAZKA Group believes that the long-standing history, tradition and reputation of the brands representing the SAZKA Group companies will continue to be a competitive advantage in the development of the lottery and gaming activities. The competition in the lottery and gaming industry is growing and the success of the SAZKA Group will depend on maintaining and developing the value of these brands. The inability of the SAZKA Group to maintain the value of these brands and the resulting inability to expand its customer base may also reduce the attractiveness of the individual SAZKA Group companies as business partners. Brand maintenance and development may be associated with significant capital costs, including support for the “physical” as well as online products. There is no guarantee that the investments in these assets and activities will always be successful. Maintaining and developing the value of the brands also depends on the ability of the SAZKA Group to respond to innovation and technological progress in time. Any error in this area may affect the business activities, profit and financial standing of the SAZKA Group companies and thus the Issuer’s ability to duly meet its obligations under the Notes.

The SAZKA Group’s operating systems and networks are exposed to risks associated with technical errors and computer security violations

The ability of the SAZKA Group companies to provide and operate their products and services successfully is based on network reliability and the secure operation of the hardware, software as well as the technical and telecommunication infrastructure. Any system malfunction or limited operation may lead to the reduced ability to provide and operate the products and services. The operating systems of the SAZKA Group companies are secured using external database servers, security backups and other safeguards.

Although the SAZKA Group companies have adopted the appropriate security countermeasures, the operating systems of the SAZKA Group continue to be exposed to the threat of technical malfunctions, interruptions due to human errors, system operation failures, natural disasters, sabotage, computer viruses, cybernetic security breaches and other similar events. Each interruption of the ability to provide and operate the products and services for these causes may imply additional costs, damage the business reputation of the companies within the SAZKA Group, or the imposition of penalties, thus reducing the revenues of the SAZKA Group companies. It could have an adverse impact on the business activities and financial results of SAZKA Group as a whole and thus on the Issuer’s ability to duly meet its obligations under the Notes.

Financial Risks

The SAZKA Group has significant debt liabilities and is bound by restrictive debt agreements

The SAZKA Group’s debt liabilities, which amounted to EUR 1,766,912 thousand as of 31 December 2018 (31 December 2017: EUR 1,599,664 thousand) give rise to restrictions that may adversely affect the business of the SAZKA Group. The indebtedness of the SAZKA Group companies may have significant consequences, which may imply, in particular:

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•	increased sensitivity to the general conditions in the economy and in the industry and reduced flexibility in responding to these conditions;

•

decreased available cash flow due to the repayment of the principal and interest of debts as fixed costs and reduced ability to obtain additional financing for working capital, capital expenditure, acquisitions, joint ventures and other general corporate purposes;

•	reduced ability to obtain additional debt financing and increased cost of such financing;

•	reduced ability to explore new business opportunities;

•

reduced flexibility in planning business changes or in responding to such changes in the competitive environment and industries, putting the Group at a disadvantage in comparison with its competitors to the extent of their lower indebtedness or greater financial reserves.

The documentation associated with debt liabilities involves a number of active and passive obligations and restrictions, which include the performance of financial covenants that are standard in the financial markets as an obligation to maintain a certain debt-to-EBITDA ratio, a ratio of equity to total assets, an obligation to provide security, a debt coverage ratio or a prohibition not to exceed a certain maximum amount of operating costs (all terms in this risk factor have their own specific definitive meanings given in each finance document and should not be confused with similar or identical terms used in this Prospectus). All of these restrictions are subject to exceptions and exemptions. The contracts binding upon the SAZKA Group companies may limit their ability to finance their future activities and capital needs, take business opportunities and perform activities that may be in their interest. This may have a material adverse impact on the ability of the SAZKA Group companies to meet their debt liabilities and thus on the Issuer’s ability to duly meet its obligations under the Notes.

The Issuer is a holding company and is dependent on payments from the SAZKA Group companies to meet its obligations under the Notes. These companies may not be permitted or able to provide such payments to the Issuer.

The Issuer is a holding company and is heavily dependent on payments from the SAZKA Group companies (in particular dividend payments and interest received from loans granted) or on the sale of its business participations. In 2017 and 2018, these payments represented nearly 100% of the Issuer’s revenues. In addition, these payments are limited by the selected provisions of the finance documents governing the relevant debt liabilities of the individual SAZKA Group companies. Although the SAZKA Group may have sufficient resources to meet its obligations on a consolidated basis, the SAZKA Group companies may not be able to make the necessary payments to the Issuers in order for the Issuer to be able to duly meet its obligations under the Notes. Restrictions or prohibitions under the finance documents limit dividends and other payments to the Issuer from subsidiaries in order to secure the lenders against any funds being diverted from such companies. The restrictions shall apply in particular where its subsidiaries are facing financial difficulties or the obligations under their financial contracts are not met. If disbursements are prevented, the Issuer may be in a situation where it will not have sufficient funds available to make payments under the Notes, thereby negatively affecting investors.

The ability of the SAZKA Group to gain access to the credit and bond markets and its ability to obtain additional financing partially depends on the Issuer’s rating, especially as a result of the voluntary offer to take over OPAP

The ability of the SAZKA Group companies to gain access to capital markets and to other forms of financing (or refinancing) and the cost of these activities partially depends on the Issuer’s rating. On 26 July 2019, the Issuer’s rating was adjusted by S&P so that its previous long-term BB- rating with a positive outlook was adjusted to a BB- rating with a negative outlook. The rating change occurred in connection with the announcement of a voluntary offer to take over OPAP as, in S&P’s view, this offer would increase the Issuer’s debt in relation to the value of its operating profit and consequently worsen the credit risk assessment metric. At the same time, S&P stated that three months after the completion of the acquisition of new shares in OPAP and the reassessment of the Issuer’s risk profile on a pro-forma basis after taking into account the acquired new debt.

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If the Issuer’s rating were downgraded from BB- to B+ or lower, it would not only reduce the price of these Notes, but it is very likely that the Issuer would have worse access to external financing or its costs of the financing would rise. Some financial institutions will not be able to grant a new loan to the Issuer or refinance the existing loan in the case of a BB- rating under their internal rules, and for other financial institutions this may have an impact on the rate of interest for which they will be willing to lend. The same impact could be expected on capital market funding, where some investors would be unwilling or their internal rules would not allow them to invest in the Issuer’s securities or the Issuer would have to accept a higher coupon to increase the demand for its notes.

The Issuer’s rating may deteriorate or the interest in providing funds to the Issuer may decrease due to downgrading of the rating of the countries in which it operates.

Increasing the cost of maintaining the debt service would certainly have a negative impact on the Issuer’s performance and cash flows, which could result in the Issuer’s inability to duly meet its obligations under the Notes. In the Issuer’s opinion, this negative impact could also have a negative effect on the financing of other SAZKA Group companies, as many financial institutions monitor the performance of the SAZKA Group as a whole when granting loans or purchasing notes.

The SAZKA Group is exposed to exchange rate fluctuations, in particular, the CZK/EUR rate, which may adversely affect its profitability

The financial results of the SAZKA Group may be affected by exchange rate fluctuations, especially between the Czech Koruna and the EUR. The SAZKA Group reports its results in EUR and does a part of its business through SAZKA a.s. in Czech Korunas. In 2018 the Czech Republic accounted for 14% of the consolidated EBITDA of the Issuer (2017: 14%). The operations of the SAZKA Group in Italy, Greece, Austria and Cyprus are mainly conducted in euros.

The SAZKA Group regularly checks the potential currency risks before concluding important contracts or business transactions. Despite the measures taken, it is impossible to rule out losses due to adverse exchange rate movements which may have an adverse impact on the business of the SAZKA Group companies, their economic results, financial position and, ultimately, on the Issuer’s ability to duly meet its obligations under the Notes.

Changes in the accounting policies or accounting standards of the SAZKA Group companies could significantly affect the way in which they present their financial position and results of operations or could lead to inconsistencies in historical financial information

From time to time, the International Accounting Standard Board (IASB), the EU and other regulatory authorities change international financial accounting and reporting standards that regulate the preparation of financial statements of the SAZKA Group companies. These changes may be difficult to predict and may have a significant impact on how both the SAZKA Group companies and the SAZKA Group record and report their operating and financial results. In some cases, the SAZKA Group companies may be required to apply a new or revised standard retrospectively, which would result in a restatement of the relevant financial statements for the previous period or an adjustment to opening balances.

In other cases, the restatement of comparative financial statements will not be required and therefore historical financial information for these periods may not be comparable to financial information prepared in accordance with new accounting policies or standards.

For example, for the period from 1 January 2019, the SAZKA Group adopted IFRS 16 “Leases”, issued on 13 January 2016, effective for fiscal periods beginning on or after 1 January 2019. The new accounting standard sets out the principles for recording, measuring, presenting and reporting a lease. Leases, provided that they meet the standard definition of leases, entitle the lessee to control the use of the asset from the inception of the lease and, if the lease price is paid over time, to obtain economic benefits from that asset. At the same time, IFRS 16 eliminates the distinction between operating and finance leases, as required by IAS 17, and introduces a unified accounting model for the lessees. The SAZKA Group has adopted IFRS 16 as of 1 January 2019 but has not restated the financial statements for the 2018 comparative period in accordance with the specific transitional provisions of the standard. The effects arising from the new lease

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rules are therefore reflected in the opening balance sheet as at 1 January 2019 with an impact of EUR 99 million as an increase in the Issuer’s consolidated liabilities. The comparative statements for 2018 are reported under IAS 17 and will not be comparable to those for 2019. For other information on the effects of the transition to IFRS 16 on the Issuer’s consolidated financial statements, we refer to note 2 of the Issuer’s consolidated financial statements for 2018.

Credit Risk

Credit risk is the risk of a financial loss that the SAZKA Group companies face in case of default by a customer or counterparty to a transaction involving a financial instrument. The SAZKA Group companies face the credit risk mainly as a result of their business operations (in particular, trade receivables) and financial activities, including deposits in banks and financial loans provided to third parties and other financial instruments. As of 31 December 2018, the volume of short-term and long-term receivables of the Issuer was EUR 292,879 thousand (31 December 2017: EUR 236,894 thousand). Of this, the nominal amount of overdue receivables as of 31 December 2018 was EUR 48,240 thousand (31 December 2017: EUR 48,379) and the related provisions created as of 31 December 2018 amounted to EUR 38,699 thousand (31 December 2017: EUR 38,745 thousand).

The carrying value represents the maximum credit risk as far as financial assets are concerned. As regards cash and cash equivalents, the SAZKA Group companies keep their bank accounts with reputable banks where a minimum risk is expected.

Despite all the measures adopted by the SAZKA Group companies to mitigate the consequences of the credit risk, default by a counterparty or by counterparties of the SAZKA Group companies may cause losses which may have an adverse impact on the business of the SAZKA Group companies, their economic results and financial standing and, ultimately, on the Issuer’s ability to duly meet its obligations under the Notes.

Interest Rate Risk

The business of the SAZKA Group companies is exposed to the risk of fluctuating interest rates to the extent that the interest-bearing assets (including investments) and liabilities mature or are revalued at different time or at different rates. The period for which the interest rate of a financial instrument is fixed indicates to what extent the instrument is exposed to the interest rate risk. The risk associated with a change in the market interest rates mainly relates to the SAZKA Group companies’ long-term liabilities with a variable interest rate.

The SAZKA Group companies perform stress tests using the standardised interest shock, which means that an immediate interest rate increase/decrease by +/- 1% is applied to the interest-bearing positions of the portfolio. The test is applied consistently to all the loans and borrowings in relation to which the SAZKA Group companies are exposed to the risk of fluctuating interest rates. As of 31 December 2018, an increase/decrease by 1 percentage point in interest rates (PRIBOR, LIBOR, EURIBOR) would mean an increase/decrease in interest costs of EUR 4,044 thousand (31 December 2017: EUR 9,883 thousand).

Despite all the measures taken, it is impossible to rule out losses due to adverse interest rate movements which may have an adverse impact on the business of SAZKA Group companies, their economic results, financial position and, ultimately, on the Issuer’s ability to duly meet its obligations under the Notes.

Liquidity Risk

Liquidity risk is the risk that the SAZKA Group companies may face problems in meeting their obligations associated with their liabilities, which are liquidated by providing cash or other financial assets. As of 31 December 2018, the Issuer’s consolidated liquid assets1 amounted to EUR 534,244 thousand (as of 31 December 2017: EUR 632,718 thousand) and the short-term liabilities as of 31 December 2018 amounted to EUR 505,789 thousand (31 December 2017: EUR 643,534 thousand).

The management of the Issuer and of the SAZKA Group companies minimise the liquidity risk by continuously managing and planning the cash flows. The main cash flow planning tool is creating the medium-term plan of the SAZKA Group, which is compiled on an annual basis for the given year plus the following three years. The cash flows for the upcoming years are updated on a continuous basis.

[1]	Liquid assets are defined as the sum of short-term trade receivables and other short-term assets, short-term financial assets, and cash and cash equivalents.

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The liquidity risk management strategy also includes the fact that a part of the assets held by the SAZKA Group companies are highly liquid.

Despite all the measures taken, it is impossible to rule out that the SAZKA Group companies may face insufficient liquidity for the reasons above, that they will not be able to pay their liabilities at maturity, which may lead to disruption of supplier relationships, worsening commercial conditions and insolvency proceedings. Such events may thus have an adverse impact on the business of the SAZKA Group companies, their economic results, financial position and, ultimately, on the Issuer’s ability to duly meet its obligations under the Notes.

Future increases in existing shares in subsidiaries in which the Issuer does not have a 100% share may lead to deterioration in its financial results if the return on the investment is lower than expected

In the future, the SAZKA Group may increase the shares in the existing subsidiaries where it does not hold a 100% share in the registered capital. These companies include OPAP, LOTTOITALIA and Casinos Austria AG (CASAG). As a result of increasing the shares in these companies, the exposure to the risk of negative economic development in these companies will increase. Share purchases will be financed internally or with the assistance of external institutions. In the SAZKA Group, investments are planned with expected returns and an idea of the future economic development of the acquired company or its part. Should the assumptions not materialise after the increase in the shares in the above-mentioned subsidiaries, the Issuer’s investment could have a negative return. In such a situation, the Issuer is in danger of deteriorating its financial results, a fall in cash flows and an increase in the cost of debt service financing. At present, there is a risk of this in the case of a voluntary offer for the takeover of OPAP, where the poor future development of this company may have a major negative impact on the Issuer and its business activities. As a result, the Issuer’s ability to duly meet its obligations under the Notes could be impaired.

The SAZKA Group does not hold 100% of the voting rights or a 100% business participation in OPAP

The financial results of OPAP as at 31 December 2018 are fully consolidated in the consolidated financial statements of the Issuer, who, however, effectively held a 24.9% share in OPAP’s registered capital and therefore has access to the profit after tax and value of net assets corresponding to its share.

The reason for full consolidation is the Issuer’s decision to exercise effective control over OPAP and its subsidiaries based on facts arising from IFRS where the Issuer’s discretion is possible. The main reasons are that the Issuer exercises effective control over OPAP and appoints the majority of the members of the Board of Directors of OPAP.

The Issuer notes that this is its subjective judgement and that the Auditor of the Issuer does not contradict this decision in the financial reports. It cannot be ruled out that an independent third party (including another independent auditor) may conclude that OPAP including its subsidiaries should not be considered an entity controlled by the Issuer and, as such, it should not be consolidated in the Issuer’s consolidated financial reports but instead, it should be recognised using the equity method.

Although potential change does not affect the calculation of the financial liabilities set out in the Terms and Conditions, which are calculated on a pro rata basis, i.e. based on actual shareholdings held by the Issuer in other companies, and they are thus not subject to any change in the used method of consolidation of the SAZKA Group companies in the consolidated financial reports of the Issuer, such potential change would have a material effect on the accounting items in the Issuer’s consolidated financial reports.

Investors should therefore consider this fact when purchasing the Notes and eventually consult with their investment advisor on the impact of the Issuer’s decision on the investment in the Notes.

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Macroeconomic Risks

The SAZKA Group is exposed to risks in the countries where it is based (with regard to the registered office of the Issuer and of the SAZKA Group companies) as well as in the countries where the SAZKA Group pursues its business activities

The SAZKA Group companies primarily operate in the Austria, the Czech Republic, Greece, and Italy. They are thus exposed to the political and economic factors present mainly in these countries. From the political perspective, it is the risk arising from changes in state leadership and governmental orientation, diversity of the opinions on and approach to the liberalisation of the relevant industries, restrictions of business in the relevant country, and other political decisions. The macroeconomic factors in the countries where the SAZKA Group companies operates, such as GDP growth, unemployment level, wage growth (nominal and real wages), interest rates, consumer credit availability, or economic forecast, may affect consumer behaviour and consumer spending model in the country. The SAZKA Group companies are affected by both the political and economic situation in the individual countries where they operate and by the state and functioning of the EU and of the Eurozone.

The country’s rating is an important factor in assessing the country’s ability to meet its future obligations. List of the current rating of the main countries where the SAZKA Group companies operate:

•	Czech Republic: Moody’s: A1 (positive outlook); S&P: AA- (stable outlook); Fitch: AA- (stable outlook)

•	Greece: The rating of Greece is Moody’s: B1 (stable outlook); S&P: B+ (positive outlook); Fitch: BB- (stable outlook)

•	Italy: Moody’s: Baa3 (stable outlook); S&P: BBB (negative outlook); Fitch: BBB (negative outlook)

•	Austria: Moody’s: Aa1 (stable outlook); S&P: AA+ (stable outlook); Fitch: AA+ (positive outlook)

There is no guarantee that the individual countries will keep their current rating and that the rating will not be lowered. There is also no guarantee of the non-recurrence of events that may adversely affect the investors’ confidence in the markets where the SAZKA Group companies operate and that may cause the rating of these countries to be lowered. Any downgrading of the rating may indicate an unfavourable development of the national economy, its economic growth, disposable income of households and the related decrease in household spending on lottery and betting activities. Such effects could subsequently negatively affect the economic situation of the SAZKA Group companies and thus the Issuer’s ability to duly meet its obligations under the Notes.

2	Risk Factors Related to the Notes

Risk of no Additional Security

Additional Security, if any, will be created only after the Issue Date if the Issuer is obliged to create such Additional Security or have it created according to the Terms and Conditions. If no Additional Security was created and if the Noteholders therefore requested early redemption of their Notes, they will be in a worse position than if the Notes were secured as there might be a risk that the Issuer is unable to pay the obligations under the Notes in due time, resulting in the investor losing the entire investment or a part of the investment in the Notes.

The rights of the Noteholders may be adversely affected by the failure to meet the conditions for the creation of Additional Security or by the Security Providers not being the owners of the Secured Assets

The law requires that the provider or beneficiary of the security meets certain statutory requirements as far as certain objects of security are concerned. The Security Agent, if appointed, has no obligation to monitor whether all the steps required for the creation of Additional Security have been taken. The failure to meet the statutory requirements for the creation of Additional Security may cause the loss of Additional Security or the priority of Additional Security in relation to third parties.

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Only the owner of the Secured Asset may collateralise the item. If it is found that any Security Provider was not the owner of the relevant Secured Asset on the date of which the Additional Security is created, the Additional Security created in relation to the relevant Secured Asset would be invalid.

The ability to satisfy the Noteholders from Additional Security may be limited

Any Additional Security regarding the Notes is subject to the exemptions, encumbrances, liens and any other legal defects permitted by the Terms and Conditions or the Intercreditor Agreement which may exist on the Issue Date or arise at any time thereafter. The existence of such exemptions, encumbrances, liens and any other legal defects may have an adverse impact on the value of Additional Security or on the ability of the Security Agent, if appointed, to enforce this Additional Security. The priority of the lien may be affected by a number of factors, including without limitation the timely fulfilment of the requirements for its creation.

The enforcement under Additional Security may also be further limited by the terms of the Intercreditor Agreement, which may govern the relations between the individual creditors of the Issuer (including the Noteholders) and their rights to the Additional Security and the enforcement thereof, including the required approval of the exercise of the rights to the Additional Security by such other creditors.

The value of the Additional Security at any point will depend on the market and economic conditions, including the availability of suitable buyers. Because of its nature, Additional Security may be illiquid or have a market value difficult to determine and its value for third persons may be lower than its value for the Security Provider. The value of the Secured Asset may decrease in time or be impaired as a result of changing economic conditions, business strategy failures, competition and other future trends. As a result, the creditors under Additional Security may not be satisfied in case of the disposal of the relevant Secured Asset.

Commencement of deadlines for claiming ineffectiveness of legal acts

The provision of Additional Security in connection with the Issue may result in the commencement of deadlines for claiming ineffectiveness of the Additional Security. These deadlines start upon the provision or creation of the relevant Additional Security. If Additional Security is enforced prior before the relevant deadline, it could be declared invalid or ineffective and the security could not be enforced.

Additional Security is provided for the benefit of the Noteholders, but their rights to Additional Security will be exercised by the Security Agent in its own name

Any Additional Security will be provided to the Noteholders, but the Security Agent will exercise, in its own name, the rights of the Noteholders under the Additional Security. Each Noteholder is in the position of a joint and several creditor with regard to the Security Agent. The Security Agent will thus be the only party to the Security Documents in addition to the relevant Security Provider, as a result of which only the Security Agent may claim and exercise any rights under Additional Security. No Noteholder will be authorised to exercise these rights separately.

The legal concept of a security agent was included in the Czech Bonds Act by its amendment, No. 307/2018 Coll., effective from 4 January 2019. As this is the first enactment of this concept in Czech law, there is currently no decision-making practice of the courts or a generally accepted legal interpretation available. This legal uncertainty may have a negative impact on the satisfaction of the Noteholders from Additional Security.

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Risks related to the Security Agent and its conduct

The Issuer may only appoint the Security Agent in the future. For this reason, the Issuer cannot guarantee that, at the time of appointing or replacing the Security Agent, a Security Agent will be available who will have sufficient experience with a similar role and will have available sufficient equipment to handle its obligations as a security agent even though the Issuer will proceed in good faith and with proper diligence in the selection of the Security Agent. This problem is due to the fact that this institute is anchored in the Czech Republic by an amendment to the Czech Bonds Act, for which there is no judicial review or market practice. This, in the Issuer’s experience of dealing with financial institutions in the financial markets, may result in institutions that normally perform this role on the international capital market not being willing to accept this role.

The Security Agent is not required to act in accordance with the decision of the Noteholders’ meeting if the decision of the Noteholders’ meeting is contrary to law or good morals in the opinion of the Security Agent.

The inability of the Security Agent to enforce the Additional Security in time may have a negative effect on the satisfaction of the Noteholders from the Additional Security.

Compensation with regard to the actions of the Security Agent

Each Noteholder shall compensate (on a proportionate basis) the Security Agent, if appointed, for any expense, loss or debt incurred by it (other than by gross negligence or wilful misconduct of the Security Agent) while acting as the Security Agent in the exercise of its authorisations granted to it under the Terms and Conditions or the Security Documents (unless the Security Agent has been compensated otherwise). This compensation may have an adverse impact on the Noteholders.

Risk of default and risk related to the redemption of the Notes by the Issuer

Much like any other monetary debt, the Notes are exposed to the risk of default. Under certain circumstances, the Issuer may be unable to pay interest on, or the nominal value of, the Notes. In case of the redemption of the Notes by the Issuer on the market, the price paid to the Noteholders for the Notes may be lower than their original investment and, under certain circumstances; the price may even be zero.

Risk of the interest rate on the Notes

The holder of a note with a fixed interest rate is exposed to the risk of a decrease in the price of such a Note as a result of changes in the market interest rates. While the nominal interest rate is fixed for the term of the existence of the Notes, the current interest rate on the capital market (market interest rate) usually changes daily. As the market interest rate changes, the price of the fixed-rate Note changes too, but it does so inversely. If the market interest rate increases, the price of the fixed-rate Note usually drops to a level where the yield of such a Note roughly equals the market interest rate. On the contrary, if the market interest rate decreases, the price of the fixed-rate Note usually rises to a level where the yield of such a Note roughly equals the market interest rate. This fact may have an adverse impact on the value and development of the investment in the Notes.

Risk of Early Redemption

In case of a full or partial early redemption of the Notes, including where this takes place without the consent of the particular Noteholder, in accordance with the Terms and Conditions prior to their redemption date, the Noteholder is exposed to the risk of the yield being lower than expected due to such early redemption.

Liquidity risk on the Regulated Market of the PSE

The Issuer will apply for the Notes to be listed for trading on the Regulated Market of the PSE. Regardless of the listing of the Notes on a regulated market, there can be no assurance that a sufficiently liquid secondary market in the Notes will be created or, if it is, that such a secondary market will continue to exist. The fact that the Notes may be listed on a regulated market may not necessarily lead to the higher liquidity of such Notes in comparison with the Notes not listed on a regulated market. Notes which are not listed on a regulated market may be difficult to value, which may have an adverse impact on their liquidity. On a potentially non-liquid market, the investor may not be able to sell the Notes at an adequate market price at any time. This fact may have an adverse impact on the value of the investment in the Notes.

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Fees

The overall return on the investment in the Notes may be affected by the level of fees which are charged by the securities trader or another intermediary of the purchase or sale of the Notes or by the relevant clearing system used by the investor. Such a person or institution may charge fees for opening and maintaining the investment account, transfers of securities, services associated with the custody of securities, etc. The Issuer therefore recommends the future investors in the Notes to become familiar with the documents on the basis of which fees will be charged in connection with the Notes. This fact may have an adverse impact on the value of the Notes.

Note purchase lawfulness risk

The prospective buyers of the Notes (especially foreign persons) should be aware of the fact that the purchase of the Notes may be subject to legal restrictions affecting the validity of the acquisition. The Issuer has and assumes no liability for the lawfulness of the acquisition of the Notes by a prospective buyer of the Notes whether under the laws of the state (jurisdiction) of its establishment or those of the state (jurisdiction) where it operates (if different). The prospective buyer must not rely on the Issuer or any member of the Group in connection with his/her decision-making regarding the lawfulness of the acquisition of the Notes. If a potential acquirer of the Notes were to purchase the Notes in violation of the statutory restrictions applicable to it, it could ultimately invalidate such acquisition and the Issuer would be obliged to return to that acquirer the amount for which that person intended to purchase the Notes as unjust enrichment. Depending on the laws (jurisdiction) applicable to the person, other legal consequences may be associated with such acquisition of the Notes in violation of statutory restrictions.

Risk of different terms and prices for the Notes in concurrent initial / secondary public offering through individual Joint Lead Managers

The terms and conditions of the initial public offering (made by the Issuer through the Joint Lead Managers) and of the secondary public offering (made by the Joint Lead Managers and other selected financial intermediaries), if made concurrently, may differ (including the price and fees charged to the investor). If the investor subscribes/buys Notes at a higher price (with price meaning the issue price in the initial offering, or the purchase price in a secondary offering), the investor bears the risk that the overall return on the investment will be lower than if the Notes were subscribed/purchased at a lower price. The price and its total amount may also reflect any fees charged to the investor by the Joint Lead Managers or third parties in connection with the public offering (initial or secondary) and the registration of the Notes, potentially resulting in different costs the investor may have to incur in order to purchase one Note from different Joint Lead Managers.

Inflation risk

Prospective investors in the Notes should be aware that the fair value of the investment in the Notes may decline as inflation decreases the value of the currency. As the Notes do not contain an anti-inflation clause, inflation causes a decline in real Note yields. According to the latest CNB forecast published on 1 August 2019, the year-on-year overall inflation at 2.2 % is expected on the monetary policy horizon of the 3rd quarter of 2020, with a decline to 2.1 % in the 4th quarter of 2020. If, however, a situation occurs where this forecast is not fulfilled and inflation exceeds the level of the nominal yield on the Notes, the value of the real yield on the Notes will be negative.

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III.	INFORMATION INCORPORATED BY REFERENCE

Information about the Issuer	Pages	Hyperlink

Consolidated financial statements of the Issuer according to IFRS for the year 2017	12–84	https://www.sazkagroup.com/data/file_items/5um1v-SG-Annual-Report-2017.pdf

Independent auditor’s report relating to the consolidated financial statements for the year 2017	8–11	https://www.sazkagroup.com/data/file_items/5um1v-SG-Annual-Report-2017.pdf

Consolidated financial statements of the Issuer according to IFRS for the year 2018	3–122	https://www.sazkagroup.com/data/file_items/0wx5d-SG-FS-2018.pdf

Independent auditor’s report relating to the consolidated financial statements for the year 2018	1–2	https://www.sazkagroup.com/data/file_items/0wx5d-SG-FS-2018.pdf

Parts of the above documents that have not been incorporated into the Prospectus by reference are not material to the investor, or the information collected from these parts is directly mentioned in the chapter Information about the Issuer.

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IV.	RESPONSIBLE PERSON

The person responsible for the accuracy and completeness of the information contained in this Prospectus is the Issuer, i.e. SAZKA Group a.s., with its registered office at Vinohradská 1511/230, Strašnice, 100 00 Prague 10, Identification No.: 242 87 814, registered with the Commercial Register kept by the Municipal Court in Prague, File No B 18161. The Issuer hereby represents that the information contained in the Prospectus is, to the best of its knowledge, in accordance with facts and that it has not concealed in the Prospectus any facts that may change the meaning of the Prospectus.

In Prague on the date of this Prospectus

SAZKA Group a.s.

UNREADABLE SIGNATURE	UNREADABLE SIGNATURE

Name: Pavel Šaroch	Name: Robert Chvátal
Position: Member of the Board of Directors	Position: Member of the Board of Directors

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V.	SUBSCRIPTION AND SALE

1	General Information about the Offering, the Authorised Person and the Method of Subscription

On the basis of the mandate contract for the arrangement of the issue of notes, dated 5 August 2019, as amended (Mandate Contract), the Issuer has mandated the Coordinator with arrangements for the Issue and preparation of the documents related to the Issue and the listing of the Notes for trading at the Regulated Market of the PSE, and has mandated the Coordinator along with ČS, KB and UCB as Joint Lead Managers with the public offering and placing the Notes with the end investors. The Notes may be offered exclusively through the Joint Lead Managers independently of each other. The Joint Lead Managers will subscribe the Notes from the Issuer and then sell them to the investors as described below.

The Issuer intends to issue the Notes in the expected aggregate nominal amount of the Issue of CZK 5,000,000,000 (in words: five billion Czech Koruna) with an optional increase up to CZK 6,000,000,000 (in words: six billion Czech Koruna). The Notes may be issued individually or in tranches. All the Notes issued as a part of the Issue will be subject to the public offering.

The Joint Lead Managers are committed to making their best effort that can be reasonably expected of them to search for the prospective investors in the Notes and place the Notes with and sell them to such investors. The offering of the Notes will thus be on the “best efforts” basis. Neither the Joint Lead Managers nor any other persons have assumed a firm obligation to the Issuer to subscribe or buy the Notes.

This Prospectus has been prepared and published for the purpose of the public offering of the Notes and for the purpose of admission of the Notes for trading on the Regulated Market of the PSE.

2	Placement and Offering of the Notes

In accordance with Article 2 (d) of the Prospectus Regulation, the Notes will be offered by the Issuer through the Joint Lead Managers under a public offering to the domestic and foreign qualified and other than qualified (in particular, retail) investors in the Czech Republic, and to selected qualified investors and other potential investors abroad subject to the conditions which do not impose the obligation of the offeror to prepare and publish a prospectus in accordance with the laws applicable in that jurisdiction. The public offering of the Notes by the Joint Lead Managers lasts from 23 August 2019 to 15 August 2020.

As part of the public offering, the investors will be approached by the Joint Lead Managers, mainly by means of remote communication, and invited to place an order for the purchase of the Notes (Order), provided that the investor must present a valid identity document in order to participate in the public offering.

In connection with the placement of the Order, the investors must conclude, or have concluded, an agreement with the relevant Joint Lead Manager for purposes such as opening the asset account in the investment instrument register kept by Central Depository or detailed securities records by the relevant Joint Lead Manager and giving the instruction to arrange the purchase of the Notes under such an agreement, or they may be invited to present the required documents and identification details by the relevant Joint Lead Manager.

The purchase of the Notes from the Coordinator is conditional on the conclusion of an investment service provision agreement between the investor and the Coordinator and on giving the instruction to arrange the purchase of the Notes under that agreement. As part of the public offering in the Czech Republic, the Coordinator will receive the instructions through its headquarters in Prague and, in case of the public offering in Slovakia, through its branch, i.e. J & T Banka, a.s., pobočka zahraničnej banky, Dvořákovo nábrežie 10, 811 02 Bratislava, Slovak Republic.

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The purchase of the Notes from ČS is conditional on the conclusion of the Agreement on investment service between the investor and ČS and giving the order to subscribe the securities according to that agreement. As part of the public offering in the Czech Republic, ČS will receive the instructions through its selected branches.

The purchase of the Notes from KB is conditional on the conclusion of an investment service provision agreement between the investor and KB and on giving the instruction to arrange the purchase of the Notes under that agreement. As part of the public offering in the Czech Republic, KB will receive the instructions through its headquarters in Prague.

The purchase of the Notes from UCB is conditional on the conclusion of an investment service provision agreement between the investor and UCB and on giving the instruction to arrange the purchase of the Notes under that agreement. As part of the public offering in the Czech Republic, UCB will receive the instructions through its headquarters in Prague and, in case of the public offering in Slovakia, through its branch, i.e. UniCredit Bank Czech Republic and Slovakia, a.s., pobočka zahraničnej banky, Šancová 1/A, Bratislava 813 33, Slovak Republic.

There is no minimum amount for which the investor may subscribe and purchase the Notes. The maximum volume of the nominal value of the Notes demanded by the individual investor in the Order is limited by the foreseen aggregate nominal amount of the Notes offered by the Joint Lead Managers. If the volume of Orders exceeds the volume of the Issue, each Joint Lead Manager may, following an agreement with the Issuer, reduce the investor’s Orders at its discretion (provided that any surplus will be immediately returned in the investor’s account stated to the relevant Joint Lead Manager). The final nominal value of the Notes assigned to the individual investor will be stated in the transaction clearing confirmation, which will be delivered to the investor by the Joint Lead Manager without unreasonable delay after the execution of the instruction. The investor may not trade in the subscribed Notes before this confirmation is delivered.

In connection with the acquisition of the Notes through J & T BANKA in the Czech Republic, no fees will be charged for the subscription instruction. Investors in the Notes may be charged a fee at the rate of 0.15 % of the nominal value of the Notes being acquired under the subscription instruction and at least CZK 2,000. Each investor who buys the Notes from the Coordinator will pay the fees in accordance with the current standard pricelist of the Coordinator published on the Coordinator’s website at https://www.jtbank.cz in the Important information [in Czech original: Důležité informace] section under the Price list [in Czech original: Ceník] link, version Price List for Investment Services – from 1 August 2019, published on 11 July 2019 [in Czech original: verze Ceník investičních služeb – od 1. srpna 2019, datum zveřejnění 11. července 2019]. The investor may be required to pay additional fees charged by the intermediary of the purchase or sale of the Notes, the person keeping the records of the Notes, the person who performs the clearing of the Notes transaction, or by another person, e.g. fees for opening and maintaining an investment account, for arranging the transfer of the Notes, services related to custody of the Notes, their registration, etc.

An investor who will acquire the Notes through J & T BANKA in Slovakia will pay the fees in accordance with the current pricelist of the Slovak branch of the Coordinator applicable on the transaction date. On the date of this Prospectus, the fees amount to 0.60% of the volume of the transaction volume. If the transaction is settled using an account other than the holder’s account, this fee is 1% of the transaction amount and at least 480 euros. The current standard pricelist of the Coordinator’s Slovak branch is published on its website at www.jtbanka.sk in the Useful information [in Czech original: Užitečné informace] section under the Price list [in Czech original: Ceník] link, version Price List Part I – natural persons – non-entrepreneurs, effective from 1 January 2019, and Price List Part II – legal persons and natural persons – entrepreneurs, effective from 1 August 2019 [in Czech original: verze Sadzobník poplatkov časť I - fyzické osoby nepodnikatelia, účinný od 1. ledna 2019 a Sadzobník poplatkov časť II - právnické osoby a fyzické osoby podnikatelia, účinný od 1. srpna 2019].

Each investor who acquires the Notes from ČS may be charged, in accordance with the subscription instruction, a fee of 0.25% of the nominal amount of the Note to be acquired. There may also be charged regular fees for the keeping of an investment account according to the latest price list at www.csas.cz, link

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Price List, section Savings and Investments, Part 7, Investing in bonds and debt securities [in Czech original: Ceník – sekce Spoření a investování, část 7. Investování do dluhopisů a dluhových cenných papírů]. As at the date of this Prospectus, these costs do not exceed 0.07% p.a.

Investors will not be charged any fees for the subscription instruction in connection with the acquisition of the Notes from KB. Each investor who buys the Notes from KB will pay the regular fees of KB for keeping the securities account according to the current KB pricelist published on the website www.kb.cz in the section About the bank, About KB, Investment banking regulations, About MiFID II, Contract documents, Contract for the purchase or sale of investment instruments (G-client), Price list for the Contract for the Purchase or Sale of Investment Instruments or in the section Price List and Interest Rate, Price list and interest rate for download, Individuals (depending on the type of contract) [in Czech original: O bance, Vše o KB, Regulace investičního bankovnictví, Informace k MiFID II, Smluvní dokumentace, Smlouva o obstarávání koupě nebo prodeje investičních nástrojů (G-klient), Sazebník pro Smlouvu o obstarávání koupě nebo prodeje nebo prodeje investičních nástrojů anebo v sekci Ceny a sazby, Kompletní sazebníky, Občané]. These costs will not exceed 0.05% p.a. of the aggregate nominal amount of the Notes in such an account, including value added tax, but will be at least CZK 15 per month. The investor may be required to pay additional fees charged by the intermediator of the purchase or sale of the Notes, the person keeping the records of the Notes, the person who performs the clearing of the Notes transaction, or by another person, e.g. fees for opening and maintaining an investment account, for arranging the transfer of the Notes, services related to custody of the Notes, their registration, etc.

In connection with the acquisition of the Notes through UCB, no fees will be charged for a subscription instruction. Each investor who buys the Notes from UCB will pay the standard UCB fees for keeping the securities account according to the current UCB pricelist published on the website www.unicreditbank.cz in the section Price list [in Czech original: Ceník], Part 10. Securities and unit trusts [in Czech original: Sazebník, část 10. Cenné papíry a podílové fondy]. As at the date of this Prospectus, these costs amount to 0.20% p. a. of the aggregate nominal amount of the Notes and at least CZK 300 plus value added tax. The investor may be required to pay additional fees charged by the intermediator of the purchase or sale of the Notes, the person keeping the records of the Notes, the person who performs the clearing of the Notes transaction, or by another person, e.g. fees for opening and maintaining an investment account, for arranging the transfer of the Notes, services related to custody of the Notes, their registration, etc.

An investor who acquires the Notes through UCB in the Slovak Republic will be charged no fees for a subscription instruction. Each investor who buys the Notes from UCB in the Slovak Republic will pay the standard UCB fees for keeping the securities account according to the current UCB pricelist published on the website www.unicreditbank.sk in the section Price list, Part 11. Securities Trading [in Czech original: Cenníky, část 11. Obchodovanie a služby s cennými papiermi]. As at the date of this Prospectus, these costs amount to 0.20% p. a. of the aggregate nominal amount of the Notes and at least EUR 2 and no more than EUR 30 per month plus value added tax.

On the relevant settlement date according to the agreement on the subscription of Notes concluded by the Issuer and the Joint Lead Managers (Subscription Agreement), the Notes will be subscribed by the Coordinator or purchased by the other Joint Lead Managers from the Coordinator against the payment of the issue price of the Notes to the Issuer in the manner specified in the Subscription Agreement. On the same date the Notes, except those which will continue to be held and offered by the Joint Lead Manager (in accordance with the conditions of the Capital Market Act), will be sold to the Investors by the Joint Lead Managers. The total amount of the commission for the subscription of the Notes will correspond to 1.7% of the total subscribed nominal amount of the Notes.

Each Joint Lead Manager will satisfy the orders placed by the end investors and it will transfer the relevant Notes in the asset accounts of the individual investors maintained in the relevant records regarding investment instruments. Trading may not start before the notification of the amount allocated to investors. At the same time, the Joint Lead Manager will collect the amount corresponding to the purchase price of the Notes from the cash accounts of the end investors.

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The purchase price of the Notes issued on the Issue Date will be the same as the Issue Price.

The purchase price of the Notes issued in tranches after the Issue Date will be set by the Coordinator in agreement with the Issuer on the basis of the current market conditions and the proportionate yield, if any, and it will be published on the Issuer’s website https://www.sazkagroup.com/investors/debt-investors and on the website of the relevant Joint Lead Manager; in the case of the Coordinator at www.jtbank.cz in the section Information duty, Securities issuance [in Czech original: Informační povinnost, emise cenných papírů]; in the case of ČS at www.csas.cz in the section “Downloads” and next “Prospectuses and Issue Supplements” [in Czech original: „Ke stažení”, dále „Prospekty a emisní dodatky”]; in the case of KB at www.kb.cz in the section About the bank, About KB, Obligatory published information, Information on Securities, Bond issues of KB clients [in Czech original: O bance, Vše o KB, Povinně uveřejňované informace, Informace o cenných papírech, Dluhopisy klientů Komerční banky]; and in the case of UCB at www.unicreditbank.cz in the section Corporate, Capital market operations, Information concerning selected issues of bonds [in Czech original: Velké firmy, Operace na kapitálovém trhu, Informace k vybraným emisím dluhopisů].

The final results of the public offering, containing also the aggregate nominal amount of all the Notes that the Issue consists of, will be published on the Issuer’s website https://www.sazkagroup.com/investors/debt-investors and on the website of the each of the Joint Lead Managers; in the case of the Coordinator at https://www.jtbank.cz/informacni-povinnost/#emise_cennych_papiru; in the case of ČS at www.csas.cz in the section “Downloads” and “Prospectuses and Issue Supplements” [in Czech original: „Ke stažení”, dále „Prospekty a emisní dodatky”]; in the case of KB at www.kb.cz in the section About the bank, About KB, Obligatory published information, Information on Securities, Bond issues of KB clients [in Czech original: O bance, Vše o KB, Povinně uveřejňované informace, Informace o cenných papírech, Dluhopisy klientů Komerční banky]; and in the case of UCB at www.unicreditbank.cz in the section Corporate, Capital market operations, Information concerning selected issues of bonds [in Czech original: Operace na kapitálovém trhu, Informace k vybraným emisím dluhopisů], always immediately after its termination.

3	Listing

The Issuer will apply for admission of the Notes for trading on the Regulated Market of the PSE through the Listing Agent and expects the Notes to be listed on the Issue Date, i.e. 23 September 2019. The estimated amount of fees associated with the listing of the Notes on the regulated market is CZK 50,000 as the listing fee and CZK 10,000 as the annual trading fee.

When listed by the PSE, the Notes will be traded at the PSE and the transactions will be settled in CZK. The settlement will be performed as DVP (delivery versus payment) through the Central Depositary or through persons keeping the related records following the standard practices in accordance with the rules and operating procedures of the PSE and the Central Depositary and within the deadlines set by the applicable rules. The subscription of the Notes in the Central Depositary can only be settled through a member of the Central Depositary.

No person has accepted the obligation to act as a market maker. Neither the Issuer or the Joint Lead Managers can rule out that the Notes may become non-tradable on any market(s) and that the Noteholders will thus be unable to sell the Notes on such a market or on such markets before maturity.

4	Restrictions on the Distribution of the Prospectus and the Offer and Sale of the Notes

The distribution of this Prospectus and the offer, sale or purchase of the Notes is restricted by the law in certain countries. The Issuer has not applied for approval or recognition of this Prospectus in another state and the Notes are not authorised or approved by any administrative or other authority in any jurisdiction except for the approval of this Prospectus by the CNB and the subsequent application of the Issuer to the CNB for the notifying the NBS of the approval of the Prospectus, and, without further steps, these Notes may only be offered in the Czech Republic and Slovak Republic as described herein (except where the offering of the Notes meets all the requirements of the applicable laws and regulations of the state where the offer is made).

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The persons in possession of this Prospectus are responsible for observing the restrictions related to the offer, purchase or sale of the Notes or to holding and distributing any materials related to the Notes, including this Prospectus, in the individual countries.

In addition to the above, the Issuer and the Joint Lead Managers request that all the acquirers of the Notes comply with all the applicable laws and regulations in each country (including the Czech Republic) where they purchase, offer, sell or transfer the Notes issued by the Issuer or where they distribute, make available or otherwise put into circulation this Prospectus, including any amendments hereto, or any other offering or promotional material or information related to the Notes, and that they always do so at their own costs and regardless of the printed, electronic or other intangible nature of this Prospectus and the amendments hereto or any offering or promotional material or information related to the Notes.

Each person who acquires any Note will be considered to have declared and agreed that (i) this person acknowledges all the applicable limitations regarding the offer and sale of the Notes that relate to this person and the relevant method of offer or sale, in particular in the Czech Republic; that (ii) this person will not sell or offer to sell the Notes without complying with all the applicable restrictions concerning the person and the relevant method of offer or sale; and that (iii) before reselling or offering to resell the Notes, this person should inform the prospective buyers that the further offer or sale of the Notes may be subject to statutory limitations that must be observed in different countries.

The Issuer informs the prospective Noteholders that the Notes are not and will not be registered in accordance with the U.S. Securities Act or by any securities commission or another regulatory body of any state of the United States of America and therefore cannot be offered, sold or transferred in the territory of the United States of America or to U.S. residents (as these terms are defined in Regulation S issued to implement the U.S. Securities Act) other than on the basis of an exemption from the registration obligation according to the U.S. Securities Act or as a part of a transaction that is not subject to mandatory registration according to the U.S. Securities Act.

The Issuer also notes that the Notes may not be offered or sold in the United Kingdom of Great Britain and Northern Ireland (UK) by disseminating any material or notice, except for sale to persons authorised to deal in securities in the UK on own account or on behalf of others or under circumstances which do not constitute a public offering of securities within the meaning of the Companies Act 1985, as amended. Any legal acts regarding notes performed in, from, or otherwise in connection with the UK must also be performed in accordance with the Financial Services and Markets Act 2000 (FSMA 2000), as amended, the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, and the Prospectus Regulations 2005, as amended.

5	Granting of Consent to the Use of the Prospectus

The Issuer consents to the use of the Prospectus for the resale or final placement of the Notes by selected financial intermediaries exclusively in the Czech Republic and the Slovak Republic for the period started on 23 August 2019 and ended on 15 August 2020.

The above consent is subject to the conclusion of a written agreement between the Issuer and the relevant financial intermediary regarding the resale or placement of the Notes.

The Issuer uses and will use the Issuer’s website https://www.sazkagroup.com/investors/offering-documents to publish the list and identity of all the financial intermediaries who have been granting consent to the use of the Prospectus for resale or final placement of the Notes.

Offering period: 23 August 2019 – 15 August 2020.

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The Issuer also assumes responsibility for the contents of the Prospectus with regard to the resale or final placement of the notes by any financial intermediary who has been granted consent to the use of the Prospectus.

INVESTOR NOTICE:

If an offer is presented by a financial intermediary, the financial intermediary will also provide the investors information about the terms of the offering of the Notes applicable at the time when the offer is presented.

Any new information about financial intermediaries which was not available at the time of the approval of the Prospectus will be published in the Issuer’s website https://www.sazkagroup.com/investors/offering-documents.

A financial intermediary who uses the Prospectus must specify on his website that the Prospectus is being used with the Issuer’s consent.

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VI.	TERMS AND CONDITIONS OF THE NOTES

Notes issued by SAZKA Group a.s., with its registered office at Vinohradská 1511/230, Strašnice, 100 00 Prague 10, Company ID No.: 242 87 814, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 18161 (the Issuer), pursuant to Czech law, in the assumed aggregate nominal amount of the issue of up to CZK 5,000,000,000 (in words: five billion Czech Koruna), with the possibility of an increase of up to CZK 6,000,000,000 (in words: six billion Czech Koruna), bearing a fixed interest income of 5.20% p.a., due in 2024 (the Issue and the individual notes issued under the Issue hereinafter as the Notes), shall be governed by these terms and conditions of issue (the Terms and Conditions) and Act No. 190/2004 Coll., on Bonds, as amended (the Czech Bonds Act).

The Issue was approved by decision of the Issuer’s Board of Directors dated 20 August 2019 and by decision of the Issuer’s sole shareholder dated 16 August 2019. The ISIN of the Notes allocated by the Central Depositary is CZ0003522930. The title of the Notes is “SAZKA GR. 5,20/24”.

In connection with the Notes, the Issuer prepared, in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, and Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004 (the Prospectus Regulation), a prospectus for the Notes (the Prospectus) that will include these Terms and Conditions. The Prospectus was approved by the decision of the Czech National Bank ref. no. 2019/090866/570 in relation to file no. S-Sp-2019/00052/CNB/572 of 22 August 2019, which became effective on 23 August 2019, and it was published in accordance with the relevant legal regulations. These Terms and Conditions were published as part of the Prospectus and are available on the Issuer’s website https://www.sazkagroup.com/investors/offering-documents. If the Notes are offered to the public in the Slovak Republic, the Issuer will request the Czech National Bank to notify the approval of the prospectus to the National Bank of Slovakia, and will translate the Prospectus into the appropriate language in accordance with the applicable regulations governing the public offering of investment securities in Slovakia.

The Issuer will apply for acceptance of the Notes for trading on the Regulated Market of the PSE and expects that the Notes will be accepted for trading as of the issue date, i.e. 23 September 2019 (the Issue Date).

The final maturity date of the Notes is 23 September 2024 (the Final Maturity Date of the Notes).

The activities of a fiscal and paying agent associated with the payment of interest on, and repayment of, the Notes will be ensured by J & T BANKA (the Fiscal and Paying Agent). The relationship between the Issuer and the Fiscal and Paying Agent in relation to the making of payments to the Authorised Persons (as this term is defined below) and in connection with certain other administrative acts in connection with the Issue is governed by an agreement between the Issuer and the Fiscal and Paying Agent (the Agency Agreement). A copy of the Agency Agreement is available for inspection to the Noteholders during regular business hours at the Specified Office as set out in Condition 11.1.1.

If there arises the obligation to create Additional Security (as this term is defined in Condition 3.3), the Issuer will appoint a security agent within the meaning of Section 20(1) et seq. of the Czech Bonds Act and Condition 3 of the Terms and Conditions (the Security Agent). Prior to the establishment of the Additional Security, the Issuer will enter into an agreement with the Security Agent (the Security Agent Agreement), which will, inter alia, regulate their mutual rights and obligations, while it is not ruled out that other persons or companies will also be parties to the Security Agent Agreement. The Issuer undertakes to appoint the Security Agent with due care and only from among persons who have experience in the performance of the duties of the Security Agent on the Czech or international capital market. The Issuer will, without undue delay after the Security Agent has been appointed, disclose the Security Agent’s identification data in the manner set out in Condition 14. A copy of the Security Agent Agreement or its selected provisions will be available for inspection to the Noteholders during regular business hours at the Specified Office as set out in Condition 11.1.1.

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The activities of the listing agent (the Listing Agent) consisting in listing the Issue on the Regulated Market of the PSE (as this term is defined below) will be performed by J & T BANKA.

Unless otherwise stated in these Terms and Conditions, capitalised terms have the meanings assigned to them in Condition 16. In these Terms and Conditions, the reference to any provision of law or regulation is a reference to that provision as extended, amended or re-enacted.

1	General Characteristics of the Notes

1.1	Nominal Amount, Form, Anticipated Aggregate Nominal Amount of the Issue

The Notes are being issued as book-entered securities in accordance with the Czech Bonds Act. The nominal amount of each Note is CZK 10,000 (in words: ten thousand Czech Koruna). The estimated aggregate nominal amount of the Issue is CZK 5,000,000,000 (in words: five billion Czech Koruna), with the possibility of an increase of up to CZK 6,000,000,000 (in words: six billion Czech Koruna).

1.2	Separation of the Right to Interest

There will be no separation of the right to receive interest payable under the Notes through an issue of coupons as separate securities or otherwise.

1.3	Noteholders

A noteholder is any person on whose owner’s securities account (within the meaning of the Capital Market Act) with the Central Depositary or in follow-up records linked to the Central Depositary a Note is recorded (the Noteholder). Until it has been convincingly proven to the Issuer and the Fiscal and Paying Agent that the crediting to the owner’s securities account in the Central Depositary or the entry in the follow-up records linked to the Central Depositary does not correspond to reality, and that there is another person on whose owner’s securities account in the Central Depositary or in the follow-up records linked to the Central Depositary the Note should be registered, the Issuer and the Fiscal and Paying Agent will consider each Noteholder as the authorised noteholder in all respects and make payments to that Noteholder in accordance with these Terms and Conditions. Persons on whose owner’s securities accounts in the Central Depositary or in the follow-up records linked to the Central Depositary their Notes are not registered for any reason, even though such persons should be the Noteholders, are obliged to immediately inform the Issuer and the Fiscal and Paying Agent of this fact and the title of ownership of the Notes and prove these facts to them in a convincing manner.

1.4	Transfer of the Notes

The transferability of the Notes is not limited.

The transfer of the Notes will be effective upon the crediting thereof to the owner’s securities account with the Central Depositary in accordance with the rules and regulations of the Central Depositary and applicable law. In the event that the Notes are recorded in the client’s securities account in the Central Depositary, the transfer of the Notes will be effective (i) upon crediting of the transferred Note to the client’s securities account in accordance with the rules and regulations of the Central Depositary and applicable law, and the owner of the client’s securities account is obliged to promptly register such transfer in the owner’s securities account as of the moment of registration thereof in the client’s securities account, or (ii) in the event of any transfer between the Noteholders within one client’s securities account, upon the registration of such transfer in the owner’s securities account in the follow-up records linked to the Central Depositary.

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1.5	Rating

On 18 January 2019, the Issuer was assigned a rating by S&P Global Ratings Europe Limited (S&P), registered under Regulation (EC) No 1060/2009 of the European Parliament and of the Council, at the level of BB- with a positive outlook. On 26 July 2019, S&P changed the outlook from positive to negative. The rating change occurred in connection with the announcement of a voluntary offer to take over OPAP as, in S&P’s view, this offer would increase the Issuer’s debt in relation to the value of its operating profit and consequently worsen the credit risk assessment metric. At the same time, S&P stated that three months after the completion of the acquisition of new shares in OPAP and the reassessment of the Issuer’s risk profile on a pro-forma basis after taking into account the acquired new debt.

The rating may not reflect all risks associated with the Notes, in particular risks associated with structure of the Notes, impact of market changes and other factors influencing the value of the Notes. The rating does not represent a recommendation to purchase, sell or hold the Notes and the rating agency assigning the rating may change, suspend or withdraw the rating at any time.

A “BB” rating means that the Issuer is less vulnerable in the near future than other lower-rated borrowers. However, the Issuer faces significant uncertainties and exposure to adverse business, financial and economic conditions that may lead to the Issuer’s insufficient ability to meet its financial obligations. S&P’s “BB” rating has three grades (“+”, unmarked and “-”); the “-” sign indicates the position in relation to the other grades of the “BB” rating. A negative outlook indicates that a rating downgrade may occur in the medium or long term.

2	Issue Date, Subscription Period, Issue Price, Method and Place of Notes Subscription

2.1	Issue Date, Subscription Period

The Notes may be issued (i) in a single series on the Issue Date or (ii) in tranches at any time after the Issue Date until 15 August 2020. If, upon agreement with the Coordinator (and other competent Joint Lead Managers where necessary), the Issuer decides to issue Notes in a higher nominal amount than the anticipated aggregate nominal amount of the Issue, the aggregate nominal amount of all the issued Notes must not exceed CZK 6,000,000,000. The subscription period will start on 23 August 2019 and end on 15 August 2020.

The Issuer will notify the Noteholders of the aggregate nominal amount of all Notes issued after their issue and at the latest immediately after the expiry of the Note subscription period. Such notifications will be made in the manner as specified in Condition 14 without undue delay.

2.2	Issue Price

The issue price of all Notes issued as of the Issue Date is 100% (the Issue Price).

The Issue Price of any Notes issued after the Issue Date will be determined by the Coordinator (and other competent Joint Lead Managers where necessary) upon agreement with the Issuer on the basis of current market conditions. If applicable, a corresponding pro-rata interest income will be added to the amount of the issue price of any Notes issued after the Issue Date. For the avoidance of doubt, none of the persons publicly offering Notes under Section 34 of the Capital Market Act have any obligation to any Note investor to buy back any Notes.

2.3	Method and Place of Note Subscription

Further information on the method and place of subscription for Notes is stated in the Prospectus (see section Subscription and Sale).

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3	Status of the Notes

3.1	Ranking of Satisfaction

The Notes constitute direct, general, unconditional and unsubordinated liabilities of the Issuer which rank and will rank pari passu among themselves and at least pari passu with any present and future unsubordinated and unsecured liabilities of the Issuer or at least in the same or similar manner secured in the future in accordance with Condition 3.3 et seq. and Conditions 4.4 and 4.5, with the exception of liabilities treated preferentially under applicable mandatory laws. Under the same conditions, the Issuer must treat all Noteholders equally.

3.2	No Pre-emptive or Priority Rights

Neither the shareholders of the Issuer nor any other person has any right of first refusal, pre-emptive or conversion rights in relation to the Notes or any other priority subscription rights in relation to the Notes.

3.3	Additional Security

The Issuer is obliged, under the terms set out in Condition 4.4, to ensure that the Issuer’s liabilities arising from the Notes are secured by a first-ranking pledge or other first-ranking security to the Security Assets (as defined in Condition 3.5) established for the benefit of the Noteholders or the Security Agent as a pledgee or recipient of another security by the Issuer or any other person specified in Condition 3.5 (the Issuer and such other person hereinafter as the Security Provider); the pledges and other security referred to in this Condition 3.3 and Condition 3.5 hereinafter as the Additional Security.

3.4	Security Agent

The Security Agent exercises the rights of the creditor and the pledgee or the recipient of other security, including the rights arising from or related to the Security Documents and the Intercreditor Agreement (as these terms are defined in Condition 3.5), in its own name for the benefit of the Noteholders, also in the event of insolvency proceedings, enforcement of a decision or distrainment concerning the Security Provider.

The funds obtained under the Additional Security that the Security Agent receives, inter alia, in accordance with the Intercreditor Agreement (as defined in Condition 3.5) belong to the Noteholders (proportionately to the number of the Notes held by them) and the Security Agent as provided for in Condition 3.10; in accordance with Section 20(2) of the Czech Bonds Act, such funds are considered to be the customer’s property under the Capital Market Act. In exercising the rights under the Additional Security, the Security Documents, the Security Agent Agreement and the Terms and Conditions and other rights under the Czech Bonds Act relating to the Additional Security, the Security Agent is considered to be the creditor of each secured receivable in accordance with Section 20a(6) of the Czech Bonds Act. To the extent that such rights (including those referred to in Section 20a(5) of the Czech Bonds Act) are exercised by the Security Agent, no Noteholder is entitled to exercise such rights separately. In cases where the Security Agent is in delay with the exercise of the applicable rights or the performance of its duties for more than 30 days, this constitutes a reason for which the Security Agent may be dismissed under the Security Agent Agreement and the Issuer is obliged to convene a Meeting under Condition 12.1.2.

Essential documents relating to the Additional Security, including the Security Documents, on the basis of which the Additional Security will be established will be available for inspection by Noteholders during normal business hours at the Specified Office (as this term is defined in Condition 11.1.1). For the avoidance of doubt, the Intercreditor Agreement (as this term is defined in Condition 3.5), unless it is excluded therein, will be available for inspection by Noteholders during normal business hours at the Specified Office (as this term is defined in Condition 11.1.1); if the possibility of disclosure is excluded, the Noteholders will be provided with a description of the provisions relevant to the exercise of the Additional Security and the related restrictions.

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By subscribing for or purchasing the Notes, each Noteholder agrees to the appointment of the Security Agent as a security agent under Section 20 et seq. of the Czech Bonds Act. Each Noteholder further agrees that the Security Agent may, in its name and on behalf of the Noteholders, exercise all rights of a creditor, pledgee or recipient of any other security arising from the Additional Security, the Security Documents, the Intercreditor Agreement (as this term is defined in Condition 3.5 below), the Terms and Conditions, the Security Agent Agreement and the Czech Bonds Act or other applicable legislation under the terms and conditions set forth therein, in the event the Additional Security is established.

The Security Agent, in the Security Agent Agreement, will agree to its appointment as a security agent and other authorisations under the Terms and Conditions and Section 20 et seq. of the Czech Bonds Act in connection with the Notes and the Additional Security contained in the Security Agent Agreement and the Security Documents. The Security Agent Agreement and the Security Documents may include additional details regarding the rights and obligations of the Security Agent, including, where applicable, the enforcement of the Additional Security for the benefit of the Noteholders and the Security Agent.

3.5	Establishment and Maintenance of the Additional Security and Procedure in the Event of the Issuer’s Default in Connection with the Establishment of the Additional Security

The Additional Security may be established at the Issuer’s expense on the basis of:

(a)	agreement on the establishment of a pledge of the Issuer’s shares (the Shares) concluded between the Security Agent as the pledgee and the Issuer’s shareholder as the pledgor;

(b)

agreement on the establishment of a pledge of the assets (together with the Shares hereinafter the Security Assets) of the Issuer or its Subsidiary concluded between the Security Agent as the pledgee and the relevant Security Provider as the pledgor

(the agreements listed under (a) and (b) together hereinafter as the Pledge Agreements);

(c)	agreement on the establishment of other security in relation to the Shares concluded between the Security Agent as the security beneficiary and the Issuer’s shareholder as the security provider; and

(d)

agreement on the establishment of other security in relation to Security Assets other than the Shares in the Issuer or its Subsidiary concluded between the Security Agent as the security beneficiary and the relevant Security Provider as the security provider

(the agreements listed under (c) and (d) together with the Pledge Agreements as the Security Documents),

always in accordance with any agreement, contractual or other arrangements or other documentation (the Intercreditor Agreement) that the Security Agent enters into, inter alia, concerning the exercise of the applicable rights or the performance of duties under the Additional Security or Security Documents with (i) any other creditor or creditors of the Issuer; (ii) a creditor or creditors of any company directly or indirectly owning the Shares or (iii) an authorised representative or representatives of such creditor or creditors (the Secured Creditors), for whose benefit a pledge or other security of liabilities of the Issuer under notes or other debt securities of the Issuer to be issued or already issued under one or more issues with an aggregate nominal amount of at least EUR 200,000,000 (the Secured Financing). The Intercreditor Agreement may, inter alia, regulate the terms of performance or exercise of the applicable rights or the performance of duties under the Additional Security or the Security Documents by the Security Agent and the procedure of the Security Agent in the performance of the Additional Security and the use of any proceeds from the Additional Security, including any terms or limitation of such performance or the use of such proceeds with the consent of the Secured Creditor, the Secured Creditors or their representative or representatives for whose benefit a pledge or other security was or is to be established on the same Security Assets. The Intercreditor Agreement will be a separate agreement or part of the Security Agent Agreement and, in the latter case references to the Intercreditor Agreement provided in these Terms and Conditions are references to the relevant provisions of the Security Agent Agreement containing the Intercreditor Agreement.

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The Issuer is obliged to conclude the Security Documents or ensure the conclusion of the Security Documents by the relevant Security Provider so that the Additional Security is established within the period specified in Condition 4.4.

The Issuer will, and will ensure that each relevant Security Provider will, properly maintain the Additional Security in full in accordance with the relevant Security Documents and the Security Agent Agreement until all of the Issuer’s liabilities arising from the Notes or other secured liabilities under the Security Documents have been paid.

If the Additional Security is not established within the period specified in Condition 4.4, or if any Additional Security ceases to exist in whole or in part in violation of these Terms and Conditions, the Issuer will be obliged to notify the Security Agent thereof within five Business Days and, without delay convene a Meeting (as this term is defined in Condition 12.1.1), at which the Issuer will justify that. The Meeting will subsequently decide by a simple majority of votes of the Noteholders present on further actions, including the possible extension of the time limit for the establishment of the Additional Security, the setting of the time limit for the establishment of another security in favour of the Noteholders or the Security Agent as a pledgee or beneficiary of another security (if this is in accordance with the Intercreditor Agreement) or the setting of an early maturity of the Notes, unless the Additional Security is established before the date of the Meeting in accordance with Condition 4.4.

In the event the Meeting, under its decision taken in accordance with the preceding paragraph, has not decided on an early maturity of the Notes, the procedure set out in Condition 12.4.1 will apply unless the Meeting also decides to extend the time limit for establishing the Additional Security.

3.6	Position of the Security Agent

The Security Agent is obliged to act with due care, in particular, to act in a qualified, honest and fair manner and in the best interests of the Noteholders, and is bound by the instructions validly given by the Meeting unless otherwise specified in these Terms and Conditions or the Intercreditor Agreement. The Security Agent exercises the rights and obligations contained in these Terms and Conditions, the Security Documents, the Intercreditor Agreement, the Security Agent Agreement and Section 20 et seq. of the Czech Bonds Act, always in accordance with and under the conditions specified in the Intercreditor Agreement. In accordance with Section 20a(8) of the Czech Bonds Act, the provisions of the Civil Code on the management of someone else’s assets will not apply to the activities of the Security Agent. The Security Agent is not obliged to review the accuracy of any documents or any calculations made by the Issuer under these Terms and Conditions.

In the event there are any reasons for the termination of the activities of the Security Agent under the Security Agent Agreement or any other reasons under the Czech Bonds Act, including Section 21(1)(c) of the Act, the Issuer is obliged to convene a Meeting (as defined below) without undue delay in accordance with Condition 12.1.2 to decide on the appointment of a new security agent (the New Security Agent). In the event the Issuer does not convene a Meeting, the Security Agent is obliged to convene the Meeting without undue delay and at the Issuer’s expense in accordance with Condition 12.1.1. If the Meeting is not convened by either the Issuer or the Security Agent, any Noteholder is authorised to convene the Meeting in accordance with Condition 12.1.1.

The rights and obligations arising from the Additional Security, the Security Documents, these Terms and Conditions and the Security Agent Agreement pursuant to Section 20(6) of the Czech Bonds Act will automatically be transferred to the New Security Agent and, if the Intercreditor Agreement so permits, the rights and obligations under the Intercreditor Agreement will also pass to the New Security Agent, with effect as of the date on which the Meeting adopted the decision to appoint the New Security Agent, unless a later date is specified in the Meeting’s decision. The procedure for changing the Security Agent is further

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specified in the Security Agent Agreement. However, the transfer of rights and obligations to the New Security Agent will not take place before the New Security Agent has consented to its appointment as a security agent in respect of the Notes. No obligations of the Security Agent arising from a breach of its obligations as a security agent or any liabilities related to the office of the Security Agent that originated before the effective date of appointment of the New Security Agent will be transferred to the New Security Agent. The Issuer will notify the Noteholders of the appointment of the New Security Agent in the manner specified in Condition 14 of these Terms and Conditions.

3.7	Actions of the Security Agent

(a)	The Security Agent

(i)

is obliged, subject to paragraphs (d), (e) and (f) below, to exercise any right or refrain from exercising any right which it has as the Security Agent, in accordance with any instruction approved by the Meeting by a simple majority of the Noteholders present (the Meeting Instruction); and

(ii)	is not responsible for any action (or omission) if it acts (or refrains from acting) in accordance with the Meeting Instruction or the Intercreditor Agreement.

(b)	Instruction clarification

The Security Agent is entitled to request

(i)	convening a Meeting to issue a Meeting Instruction or to specify the decisions under previous Meeting Instructions, or,

(ii)

if the statutory conditions for making a decision on matters that were not included in the proposed agenda of the Meeting are fulfilled, a Meeting Instruction or specifying the Meeting Instruction directly within the Meeting, as to whether and how it should exercise any right or refrain from exercising any right or authority, and the Security Agent may refrain from acting until it receives such a Meeting Instruction or specification, unless such exercise or refraining from exercising that right is not possible due to a conflict with the terms of the Intercreditor Agreement or due to lack of consent to such exercise or refraining under the terms of the Intercreditor Agreement. This is without prejudice to the right, and not the obligation, of the Security Agent to exercise any right or refrain from exercising any right or authority if the delay in the opinion of the Security Agent could cause serious damage to the Noteholders and such action or refraining is not contrary to the terms of the Intercreditor Agreement, i.e. the Security Agent does not lack the necessary consent thereunder.

(c)	Binding nature of instructions

Any Meeting Instructions will be binding on all Noteholders.

(d)	Paragraph (a)(i) above will not apply:

(i)	if otherwise specified in these Terms and Conditions; or

(ii)	if these Terms and Conditions or the Intercreditor Agreement require the Security Agent to act in a certain manner or make a certain act; or

(iii)	if this is not possible due to a conflict with the terms of the Intercreditor Agreement or lack of consent to such actions under the terms of the Intercreditor Agreement.

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(e)

In the exercise of any right of the Security Agent under the Security Documents or any related right, including the exercise of the creditor’s rights under Section 20a(5) of the Czech Bonds Act, where:

(i)	the Security Agent has not received any instruction regarding the exercise of that right;

(ii)	the exercise of that right is subject to paragraph (d) above; or

(iii)	in the opinion of the Security Agent, the Meeting Instruction is in violation of law or good morals,

the Security Agent will act at its discretion, taking into account the interests of all Noteholders and ensuring compliance of such conduct with the terms of the Intercreditor Agreement.

(f)

The Security Agent is not obliged to act in accordance with the Meeting Instruction unless it is also provided with sufficient security or promised indemnification by the Meeting or the Issuer (in the opinion of the Security Agent to a sufficient extent) in the event of any material or non-material damage.

Without prejudice to the provisions of Condition 3.9 or other provisions of this Condition 3.7, in the absence of any Meeting Instructions the Security Agent may act (or refrain from acting) as it deems appropriate, but always in the best interest of the Noteholders.

3.8	Conclusion of the Intercreditor Agreement by the Security Agent

The Noteholders authorise the Security Agent, if the Additional Security is established and if it is necessary in the interests of the Noteholders, to enter into an Intercreditor Agreement with the Secured Creditors, or their representatives, who have or will have a pledge or other security over the Security Assets. In such an event, the Security Agent will enter into the Intercreditor Agreement with due care and negotiate in good faith its terms and conditions in accordance with international standards and practices imposed on similar agreements to protect the Security Agent’s rights and those of the Noteholders. If, in the opinion of the Security Agent, it is necessary for the protection of its rights and the rights of the Noteholders, the Security Agent may, at the Issuer’s expense, convene a Meeting pursuant to Condition 12.1.1 on which the Security Agent may ask the Noteholders to approve the entering into the Intercreditor Agreement.

The Noteholders acknowledge that the conclusion of the Intercreditor Agreement will aim to regulate the conditions for the exercise of the applicable rights or performance of obligations under the Additional Security or the Security Documents by the Security Agent and the procedure of the Security Agent in performing the Additional Security and the use of any proceeds from the Additional Security, and to regulate the same or similar conditions for the exercise of applicable rights or performance of obligations under a pledge or other security of the liabilities of the Issuer or any of its Subsidiaries under the Secured Financing established or to be established on the same Security Assets for the Secured Creditor, the Secured Creditors or their representative or representatives, and that the conclusion of the Intercreditor Agreement may impose conditions or restrict the rights of the Security Agent and the Noteholders under the Additional Security, including setting conditions or restrictions on the immediate exercise of the Additional Security for the benefit of the Secured Creditor, the Secured Creditors or their representative or representatives. On the basis of the conclusion of the Intercreditor Agreement together with the Security Documents, the receivables of the Noteholders and the Security Agent will also be secured by the Additional Security.

3.9	Enforcement of the Additional Security and Other Decisions

Pursuant to Section 20a(7) of the Czech Bonds Act, the Noteholders will not have any direct rights under the Security Documents and will not be able to exercise any separate authorisation, right or remedy regarding any Additional Security or grant consent or waive the right to the Additional Security or make any direct use of any Additional Security if such rights are exercised by the Security Agent. None of the Noteholders will be entitled to ask the Security Agent independently to act in any way in relation to the Additional Security.

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Before the Security Agent commences the enforcement of the Additional Security, the Security Agent must convene a Meeting at the Issuer’s expense in accordance with Condition 12.1.1 of the Terms and Conditions. The Meeting will decide whether the Security Agent is to commence the enforcement of the Additional Security or take other steps in relation to the Additional Security or the procedures set out in the Intercreditor Agreement (the Enforcement Decision). The Security Agent is not obliged to fulfil that Enforcement Decision if the Intercreditor Agreement does not allow such conduct of the Security Agent or orders the Security Agent to act otherwise or refrain from acting, or if the Security Agent lacks the consent required under the terms of the Intercreditor Agreement. The Enforcement Decision must be approved by a simple majority of votes of the Noteholders present and must contain the manner of enforcement of the Additional Security in accordance with the Security Documents and the applicable regulations. The Enforcement Decision is binding on the Security Agent and all Noteholders.

The Security Agent will start to proceed in accordance with the Enforcement Decision without undue delay after the Enforcement Decision has been delivered to it. The Security Agent will inform the Noteholders about the status of the enforcement of the Additional Security by publishing on its website at the address or section published on the Issuer’s website in the manner set forth in Condition 14 which will be posted there without undue delay after the Security Agent has been appointed, and documents related to the enforcement of the Additional Security will be available for inspection by the Noteholders during normal business hours at the Specified Office as set out in Condition 11.1.1.

3.10	Use of Proceeds

The Security Agent will use (and is obliged to proceed thus under the Security Agent Agreement) any proceeds from the Additional Security that it receives, inter alia, in accordance with the Intercreditor Agreement, as follows:

(a)

first, to cover all payments due to the Security Agent in connection with the performance of its office (excluding the Security Agent’s remuneration), including any costs and expenses related to the enforcement of the Security, unless such payments have been made otherwise;

(b)	second, to pay the Security Agent’s remuneration up to a maximum of 4.00% of the proceeds from the enforcement of the Additional Security;

(c)	third, to pay the proportionate amount of any indemnification paid to the Security Agent by the Noteholders;

(d)	fourth, to pay the proportionate amount of any due and outstanding principal of, and due and outstanding interest on, the Notes to the Noteholders; and

(e)	fifth, to refund any surplus to the relevant Security Provider.

The principal and interest accrued on the Notes under paragraph (d) above will be paid by the Security Agent through the Fiscal and Paying Agent. The Security Agent will inform the Noteholders of the distribution of these proceeds among the Noteholders by publishing it on its website at the address or in the section published on the Issuer’s website in the manner set out in Condition 14, which will be posted there without undue delay after the Security Agent has been appointed. In the case of enforcement of the Additional Security as part of the Issuer’s insolvency proceedings, the rules for the distribution of the proceeds from the realisation of the Additional Security will be adjusted in accordance with the statutory conditions.

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4	Obligations of the Issuer

4.1	Obligation not to Create a Security

So long as any of its liabilities from the Notes remain outstanding, the Issuer must not create, or enable the creation of, any Security of the Indebtedness that would fully or partially restrict the Issuer’s rights to its current or future assets or income, unless, at the same time or prior to the creation of the Security, the Issuer ensures that (i) the Issuer’s liabilities under the Notes are equally and rateably secured therewith under the applicable law of the relevant jurisdiction or secured by such other security as may be approved by the Meeting’s resolution; or (ii) the creation of the Security is approved by the Meeting by a Qualified Majority in accordance with Condition 12.

The preceding paragraph will not apply to any (existing or future) Security if, at the time of, or immediately before, the creation of the Security there is no Event of Default and no Event of Default occurs or is imminent as a result of the creation of the Security, and if the Security:

(a)	exists on the Issue Date;

(b)

pertains to shares, ownership interests or similar direct or indirect shareholdings or interests in the Issuer or any of its Subsidiaries insofar as the Security relates to financing provided to the Issuer for the purpose of acquiring direct or indirect shareholdings in companies or other legal entities, including refinancing and the early or regular repayment of liabilities resulting from such loan financing;

(c)

is attached to, or has been created over, the Issuer’s assets in connection with the entering into contractual or other similar arrangements by the Issuer or any of its Subsidiaries in order to refinance, prepay or duly pay the liabilities from the Notes; or

(d)

is created by operation of law or under a judicial or administrative decision or arbitration award, if in the judicial or administrative proceedings leading to the issuance of the judicial or administrative decision the Issuer acted actively and protected its interests in good faith; or

(e)

pertains to receivables from the Issuer’s bank accounts, provided that the Security relates to credit financing provided to the Issuer for the purpose of acquiring direct or indirect shareholdings in companies or other legal entities.

4.2	Obligation to Maintain the Net Indebtedness Ratio

The Issuer undertakes to ensure that the indicator of the Net Indebtedness Ratio will not reach or exceed the Permitted Level until the repayment of all Notes issued and fulfilment of the obligations arising therefrom.

Promptly after the Issuer has learned that the Net Indebtedness Ratio has reached or exceeded the Permitted Level, the Issuer must notify it to the Fiscal and Paying Agent, and the Security Agent if Additional Security has been provided, and to the Noteholders. Within 20 Business Days after the Issuer has duly notified the fact pursuant to the preceding sentence, the Ultimate Controlling Person or any of its Subsidiaries may carry out or ensure rectification of the Net Indebtedness Ratio by increasing the Issuer’s registered capital, providing a contribution outside the Issuer’s registered capital, providing subordinated debt in relation to the Notes or otherwise (the Rectification). After each Rectification, the Issuer is obliged, without undue delay and no later than 25 Business Days from the day on which it became aware of the breach and notified it to the Fiscal and Paying Agent and the Security Agent, if Additional Security has been provided, to prove the reduction of the Net Indebtedness Ratio below the Permitted Level to the Fiscal and Paying Agent and the Security Agent, if Additional Security has been provided, and publish it in the manner set out in Condition 14, together with a confirmation issued by persons authorised to act on behalf of the Issuer to the effect that the Net Indebtedness Ratio, after the Rectification, did not reach or exceed the Permitted Level; in the confirmation, when determining the Net Indebtedness Ratio, the Issuer will take into account the Rectification by adding the funds received to the relevant accounting data.

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4.3	Indebtedness

The Issuer undertakes and will ensure that, so long as any of its liabilities from the Notes remain outstanding, its Indebtedness will not increase and no new Indebtedness of the Issuer will be created unless:

(a)	the Indebtedness is incurred on an arm’s length basis corresponding to a transaction of this type;

(b)

the Net Indebtedness Ratio for the Relevant Period that immediately precedes the date on which such additional Indebtedness is incurred, after reflecting the Indebtedness on a pro forma basis, does not reach or exceed the Permitted Level; and

(c)	there is no Event of Default and no Event of Default may occur as a result of such Indebtedness.

The restriction in this Condition 4.3 does not apply to any (i) Indebtedness that is created by operation of law or under a judicial or administrative decision against the Issuer, if in the judicial or administrative proceedings leading to the issuance of the judicial or administrative decision the Issuer acted actively and protected its interests in good faith, (ii) Indebtedness during the creation of which there are refinanced, prepaid or duly paid the liabilities from the Notes by the Issuer; and (iii) Indebtedness of the Issuer in the form of a subordinated loan or subordinated borrowing accepted from any Subsidiary of the Ultimate Controlling Person or from the Ultimate Controlling Person.

4.4	Obligation to Establish the Additional Security

The Issuer undertakes to establish and, as appropriate, undertakes to ensure that its respective Subsidiary or a company directly or indirectly owning the Shares establishes an Additional Security in favour of the Noteholders and the Security Agent which must be equivalent (rank pari passu) with the security to be provided to the Secured Creditors on the basis of the Secured Financing, in the same or similar manner, if possible, to the same Security Assets (as defined in Condition 3.5(d), whereas primarily there will be created pledge of the Shares corresponding to 75% of the Issuer’s registered capital, unless the security of the Secured Financing is provided in another extent, and it will be created at the latest together with the provision of security to the Secured Creditors if the Secured Financing occurred as of the Issue Date or later until the full repayment of the obligations under the Notes. The Issuer must notify the Fiscal and Paying Agent in writing and notify the Noteholders in the manner stipulated in Condition 14 that an obligation arose or will arise to the Issuer to create or ensure the creation of Additional Security in accordance with this Condition 4.4 and Condition 3.3 et seq., promptly after the Issuer becomes aware that this obligation arose to it.

4.5	Obligation to Provide a Guarantee, Financial Guarantee or Similar Security

If the Issuer or any Subsidiary provides a guarantee, issues a financial guarantee or otherwise secures the liabilities or claims arising from or in connection with the Secured Financing, the Issuer undertakes to secure and undertakes to ensure that its respective Subsidiary secures the liabilities and claims arising from or in connection with the Notes pari passu and in an equivalent or similar manner.

If the Issuer provides a guarantee, issues a financial guarantee or otherwise secures the liabilities or claims totalling at least EUR 200,000,000 arising from or in connection with one or more issues of the Subsidiary’s debt securities secured by a pledge or other obligation or in rem security, the Issuer undertakes to secure and undertakes to ensure that its relevant Subsidiary secures the liabilities and claims arising from or in connection with the Notes pari passu and in an equivalent or similar manner.

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The Issuer must notify the Fiscal and Paying Agent in writing and notify the Noteholders in the manner stipulated in Condition 14 that an obligation arose or will arise to the Issuer to provide a guarantee, issue a financial guarantee or to secure in the same or a similar manner, or that an obligation arose or will arise to the Issuer to ensure, that its relevant Subsidiary secure pari passu or in the same or a similar manner the obligations and claims from or in connection with the Notes in accordance with this Condition 4.5, promptly after the Issuer becomes aware that this obligation arose to it.

4.6	Transactions with Affiliated Persons

So long as any of its liabilities from the Notes remain outstanding, the Issuer must not enter into any agreement or carry out any transaction with any of its Subsidiaries, with any Subsidiary of the Ultimate Controlling Person or with the Ultimate Controlling Person otherwise than on an arm’s length basis.

4.7	Disposal of Assets

The Issuer undertakes and ensures that neither it nor its Subsidiary, before the repayment of all its liabilities under the Notes in full, sells, invests in the registered or other capital of another company, leases, transfers or otherwise disposes of its assets within one or more transactions (the Disposal); related Disposals, especially if they are carried out in a single transaction, are counted as one Disposal for the purposes of the limit set out below. The foregoing restrictions do not apply to any Disposal between the Issuer and the Subsidiaries or among the Subsidiaries.

The Issuer or its Subsidiary may execute the Disposal if (i) the transaction is executed on an arm’s length basis, (ii) the transaction is paid in cash or, if the transaction is not fully paid in cash and if the total value of the transaction reaches at least EUR 40 million, then within 30 Business Days after the Disposal is executed, the Issuer must publish and make available to the Noteholders in the manner set out in Condition 14 an opinion prepared by the Chosen Auditor or an independent expert determining the value of performance and consideration in the transaction, together with a confirmation that the transaction was executed on an arm’s length basis, (iii) the Net Indebtedness Ratio does not exceed the Permitted Level as a result of the transaction, and (iv) there is no Event of Default and no Event of Default is threatened or ongoing as a result of that Disposal.

Where the total value of one Disposal reaches at least EUR 40 million, the Issuer is obliged to notify the Fiscal and Paying Agent within 10 Business Days and publish the notification pursuant to Condition 14 of the Terms and Conditions, together with a confirmation issued by persons authorised to act on behalf of the Issuer to the effect that the Net Indebtedness Ratio has not reached or exceeded the Permitted Level due to the Disposal. Condition 4.8 will apply to the manner of processing and issuing a confirmation that this obligation has not been breached accordingly.

4.8	Restrictions on Distributions

Until the repayment of all its debts under the Notes in full, the Issuer will not make any direct or indirect payment of any subordinated debt (including interest payments) to any direct or indirect shareholders (the Shareholders), or propose any resolution on distribution, or distribute or pay any dividend, other share of profit, share in the registered capital or equity, other payment related to its capital, interest on unpaid dividends, other payment or similar amount (e.g. dividend advance or interest on unpaid dividends), or provide any credit, loan, (obligation or in rem) security or affirmation, or repay debt (the Distribution) in favour of the Shareholders or any other Subsidiaries of the Ultimate Controlling Person if:

(a)	as a result of that Distribution, the Net Indebtedness Ratio would exceed 4.2; or

(b)	at the time of, or immediately before, the Distribution there is an Event of Default or an Event of Default would occur or would be imminent as a result of the Distribution.

For the purpose of determining whether the Distribution has not breached the obligation referred to in paragraph (a) above, the Issuer is obliged to calculate the Net Indebtedness Ratio on the basis of its most recent audited financial statements or the latest unaudited financial statements available as of the Payment

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Date taking into account any Distributions made from the date of such financial statements on a pro forma basis, and the relevant Distribution can be made only if the Issuer, no later than the date of such Distribution, publishes and makes available to the Fiscal and Paying Agent the relevant accounting statements together with a confirmation showing that the Distribution does not violate the Net Indebtedness Ratio (the Ad Hoc Confirmation). The Issuer is obliged to provide an ad hoc confirmation to the Fiscal and Paying Agent and the Security Agent if the Additional Security has been provided as a result of the Issuer’s obligation under Condition 4.4, within 10 Business Days of the date the Issuer decided to make the intended Distribution, but always prior to its execution; the Issuer is obliged to publish it at the same time in the manner specified in Condition 14.

4.9	Information Duties

In writing, the Issuer must inform the Fiscal and Paying Agent and the Noteholders of (i) any Event of Default and (ii) any Change of Control (as the term is defined in Condition 6.5) within five Business Days after the day when it learned about the fact or should and could have learned about it acting with due care.

The Issuer must publish and make available to the Noteholders in the manner stipulated in Condition 14 and within the below deadlines the below documents and information in English or Czech:

(a)

the Issuer’s annual reports and audited annual consolidated financial statements prepared in accordance with IFRS and audited by the Chosen Auditor by 30 April of each year, starting with the annual report and financial statements prepared as at the last day of the accounting period ending on 31 December 2019;

(b)

the Issuer’s half-year reports and half-year unaudited consolidated financial statements prepared in accordance with at least IAS 34 or otherwise with IFRS by 30 June of each year, starting with the half-year report and half-year unaudited consolidated financial statements for the half-year ending on 30 June 2019, and ending with the half-year report and half-year unaudited consolidated financial statements for the half-year ending on 30 June 2023 (including this half-year report and financial statements), by 30 September of the relevant year; and

(c)

information on the Issuer’s Net Indebtedness Ratio values resulting from the Issuer’s audited annual financial statements prepared in accordance with IFRS and audited by the Chosen Auditor, together with the Chosen Auditor’s confirmation that the Net Indebtedness Ratio exceeds or does not exceed the Permitted Level as of the last day of the accounting period, along with the same declaration from persons authorised to act on behalf of the Issuer, no later than 30 April of the following year; and

(d)

information together with a statement of the persons authorised to act on behalf of the Issuer on the levels of the Net Indebtedness Ratio based on the Issuer’s half-year unaudited financial statements prepared in accordance with at least IAS 34 or otherwise with IFRS, starting with the half-year unaudited consolidated financial statements for the half-year ending on 30 June 2019, and ending with the half-year unaudited consolidated financial statements for the half-year ending on 30 June 2023 (including these financial statements), together with a confirmation from the persons authorised to act on behalf of the Issuer whether the Net Indebtedness Ratio (including sufficiently detailed calculations of these ratios) does or does not exceed the Permitted Level as at 30 June of the relevant year, and statement from the persons authorised to act on behalf of the Issuer, by 15 October of the relevant year, and, where the Additional Security is provided, the information listed under (c) and (d) must be delivered also to the Security Agent within the stated deadlines.

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4.10	Definitions

The below terms have the below meanings (if a term used in this Condition is not defined, it has the meaning assigned to it in the IFRS):

Adjusted EBITDA is a financial indicator of the profitability of a SAZKA Group Member that shows operating performance, excluding the impact of financial expenses and income, taxes, depreciation and amortisation. The Adjusted EBITDA of the relevant SAZKA Group Member for the Relevant Period is calculated as:

(a)	operating profit or loss;

(b)	increased by depreciation of tangible fixed assets and amortisation of intangible assets;

(c)	increased or decreased by Special Items; and

(d)	increased by the dividend received for investments accounted for as other long-term investments, where this is not profit from the revaluation of investments.

If there is a change in the financial reporting of the relevant person with an impact on the determination of the Adjusted EBITDA, new items will be interpreted according to the items used to determine the Adjusted EBITDA as of the Issue Date.

Cash Equivalents and Short-term Financial Assets mean:

(a)

direct bonds (or certificates representing a share of such bonds) issued or unconditionally guaranteed by the government of a Member State of the European Union prior to the 2004 expansion, the United States of America, the Czech Republic, the Slovak Republic or Switzerland (including each agency or subordinated government organisation) whose redemption is supported in full faith and confidence in the state concerned and which are not redeemable early at the option of the person concerned;

(b)

overnight bank deposits, term deposit accounts, certificates of deposit, bank acceptances and money market deposits with agreed maturity (and similar instruments) within 12 months of their acquisition;

(c)

repurchase bonds of a maximum of 30 days for specific types of underlying securities specified in (a) and (b) above that have been agreed with any financial institution subject to the conditions set out in (b) above;

(d)	commercial security awarded one of the two highest Moody’s or S&P ratings with a maturity of one year from the date of acquisition;

(e)	money market funds representing at least 95 % of the assets included in the relevant types of the aforesaid Cash Equivalents and Short-term Financial Assets; and

(f)

current financial assets in the form of (i) funds deposited in accounts that serve as guarantees for the licences granted to the SAZKA Group Members up to a total aggregate amount of EUR 3,000,000, or (ii) funds deposited in accounts intended to pay debt service to banks, unless there is a requirement to collect these funds by an authorised beneficiary other than a SAZKA Group Member.

Chosen Auditor means any reputable auditor company providing auditor services in accordance with the law of the relevant jurisdiction.

IFRS means International Financial Reporting Standards (IFRS and IFRIC Interpretation), as amended and adopted by European Union legislation, which are consistently applied.

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Indebtedness means any below indebtedness of a SAZKA Group Member that will, except for indebtedness described in paragraphs (g) and (h) below, be considered as a liability recognised in the balance sheet according to IFRS of the relevant SAZKA Group Member (if certain indebtedness has elements of more than one category of Indebtedness, it will be counted only once):

(a)	borrowed funds, with the exception of shareholder loans subordinated to the Issue;

(b)	note purchase facility or bond issue (including the Notes), debentures, loan stock or any other similar instrument;

(c)	redeemable preference shares;

(d)

factoring or any other assignment of claims for consideration in which there may occur a reassignment of the claims to the assignor in the extent of potential consideration or monetary compensation for the reassignment or recourse (except for claims sold without recourse if there are met the requirements on elimination from the balance sheet (derecognising) according to the IFRS);

(e)

acquisition price of assets in the extent in which it is paid after delivery of the assets within a period exceeding 90 days if the deferral of maturity is agreed primarily as a method of obtaining financing, or financing of acquisition of the relevant assets, excluding lease financing as defined under IFRS;

(f)

any derivative transaction entered into in connection with the protection against fluctuations of rates of prices (for the purposes of calculation of Indebtedness will be used the prevailing marked-to-market value of the derivative transaction);

(g)

any counter-indemnity obligation to a third party that satisfied the borrower’s debt (including a recourse claim) from a guarantee, indemnity, bond, stand-by letter of credit, documentary letter of credit or any other instrument issued by a bank or a financial institution (except for a supplier credit in connection with ordinary business activities of the relevant person); or

(h)	any other transaction (including forward purchase or sale contracts) that has the business effect of a simple loan or a loan.

For the avoidance of doubt, any debt subordinated pursuant to Section 172 of Act No. 182/2006 Coll., on Bankruptcy and its Resolution (the Insolvency Act), as amended, or a debt contractually subordinated to the liabilities under the Notes is not included in the calculation of the Indebtedness.

For the purposes of calculation of the Net Indebtedness Ratio, the term Indebtedness will not include the item referred to in paragraph (f).

Net Indebtedness means, in relation to a SAZKA Group Member, its Indebtedness after deducting the total amount of cash and Cash Equivalents and Short-term financial assets of the relevant SAZKA Group Member, excluding internal relations under the terms set out immediately below.

For the purposes of determining the Net Indebtedness, internal relations among the Subsidiaries are excluded under the rules of IFRS consolidation. Internal relations among the SAZKA Group Members under the equity method or between a SAZKA Group Member and a Subsidiary are not excluded.

Net Indebtedness Ratio means, as of the record date, the ratio of Pro-Rata Net Indebtedness to Pro-Rata Adjusted EBITDA for the last completed Relevant Period for which the financial statements are available immediately before the record date, and where the Net Indebtedness Ratio is determined as of a date other than 30 June or 31 December, the following shall be used to determine it: (a) Pro-Rata Net Indebtedness determined as of a date which may not precede the record date by more than 60 days that will be, for the purposes of Condition 4.4, further adjusted by the relevant Rectification, and (b) Pro-Rata Adjusted EBITDA determined for the last completed Relevant Period immediately preceding the record date and for

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which the financial statements are available, provided that the financial statements are prepared as of a date preceding the record date by more than six months, the Pro-Rata Adjusted EBITDA must include another complete fiscal quarter regardless of whether or not the entity prepares quarterly financial statements, and in the case of CASINOS AUSTRIA AG, which does not, and until it does, prepare quarterly financial statements, the most recent financial statements available and not older than 16 months will be used. For the avoidance of doubt, if the calculation of the Net Indebtedness Ratio takes account of, in the indicator of the pro-rata adjusted EBITDA, transactions with a pro forma effect, the Indebtedness relating to those transactions must also be taken into account in the indicator of Pro-rata Net Indebtedness.

Permitted Level means:

(a)	as of dates preceding 31 December 2020, 4.75; and

(b)	as of date(s) falling on or after 31 December 2020, 4.5.

Pro-Rata Adjusted EBITDA means the sum of the pro-rata Adjusted EBITDA of the SAZKA Group Members and, for the purpose of calculating the pro-rata Adjusted EBITDA, the Adjusted EBITDA of an individual SAZKA Group Member is multiplied by a percentage which corresponds to the size of the direct or indirect shareholding of the Issuer in that SAZKA Group Member.

If any acquisition, divestment, increase or decrease in shares of the registered capital or a similar event occurs in a SAZKA Group Member by the Issuer or any other company in which the Issuer has a direct or indirect shareholding after the first day of the Relevant Period, the Adjusted EBITDA will have, for the purposes of calculation, a pro forma effect determined in good faith by the Issuer’s accountant, as if this event took place on the first day of the Relevant Period (if any item is to be included in multiple Adjusted EBITDA used for the purposes of calculating the Pro-Rata Adjusted EBITDA, that item will only be counted once). In determining the Adjusted EBITDA of a SAZKA Group Member for the purpose of calculating the Adjusted EBITDA, the accounting statements available for the latest Relevant Period ending on 31 December may be used, unless the Issuer has the latest half-year accounting statements available for that SAZKA Group Member.

Pro-Rata Net Indebtedness means the sum of the Pro-Rata Net Indebtedness of all SAZKA Group Members and, for the purpose of calculating the Pro-Rata Net Indebtedness, the Net Indebtedness of an individual SAZKA Group Member is multiplied by a percentage which corresponds to the size of the direct or indirect shareholding of the Issuer in that SAZKA Group Member and in relation to the Issuer at 100%. The Pro-Rata Net Indebtedness indicator is included in the calculation of the Net Indebtedness Ratio.

Relevant Period means each 12-month period ending on 30 June and 31 December; the first Relevant Period will end on 30 June 2019.

SAZKA Group means the Issuer, any of its Subsidiaries or a company that is accounted for using the equity method in the Issuer’s consolidated accounting statements.

SAZKA Group Member means the Issuer, a Subsidiary or a company that is accounted for using the equity method in the Issuer’s consolidated accounting statements. The accounting (financial) data are based on accounting documents for the preparation of the Issuer’s consolidation with the Subsidiaries or on separate accounting statements of companies accounted for using the equity method. If there is a sub-consolidation unit in the SAZKA Group under the Issuer, it is possible to use consolidated accounting statements at the level of that sub-consolidation instead of using individual accounting statements in the given sub-consolidation. As of the Issue Date, the Issuer uses sub-consolidations in respect of companies owned by Hellenic Football Prognostic Organisation S.A. and CASINOS AUSTRIA AG.

Security means any pledge, security assignment of a right, lien or any other form of in rem security, including (among others) any similar institute under the law of any jurisdiction.

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Special Items mean any one-off items of more than EUR 2,000,000 or the equivalent of this amount in any other currency, of unusual or non-repetitive nature, constituting profits or losses included in operating profit.

In relation to the calculation of all indicators set out in this Condition 4.10, if any value has elements of more than one category of values for the calculation of the relevant indicator coefficient, it will be counted only once.

If the Issuer undertakes in the Terms and Conditions to ensure that a third party meets any obligation, the Issuer undertakes this within the meaning of Section 1769, second sentence, of the Civil Code, i.e. that the Issuer will compensate for any damage incurred by the Noteholders if the third party fails to meet that obligation. For the avoidance of doubt, the first sentence of Section 1769 of the Civil Code will not apply in such an event.

5	Interest

5.1	Interest Rate, Interest Period

The Notes will bear a fixed interest rate of 5.20% p.a. (the Interest Rate). The interest will accrue evenly from the first day of each Interest Period to the last day included in such Interest Period. The interest will be paid for each Interest Period half-yearly in arrears, always as of 23 March and 23 September of each year (the Interest Payment Date), in accordance with Condition 7 and with the Agency Agreement. The first payment of interest will be made as of 23 March 2020.

5.2	End of Interest Accrual

The Notes will cease to bear interest on the Final Maturity Date of the Notes or the Early Redemption Date of the Notes, unless the payment of any due amount is unlawfully retained or refused by the Issuer although all relevant conditions and requirements for payment of the due amount have been complied with. In such an event, interest will continue to accrue at the interest rate set out in Condition 5.1 until the earlier of (i) the date on which all amounts due and payable as of that date in accordance with these Terms and Conditions are paid to the Noteholders or (ii) the date on which the Fiscal and Paying Agent notifies the Noteholders that it has received all amounts payable in connection with the Notes, unless any additional unlawful retention or refusal of payments occurs after such a notification.

5.3	Day Count Convention for Interest Calculation

The interest payable on the Notes for a period of less than one year will be calculated on the basis of the “BCK standard 30E/360” day count convention, (i.e. a year will be deemed to consist of 360 days divided into 12 months of 30 calendar days each, whereas in the event of an incomplete month the number of days actually lapsed will apply).

5.4	Calculation of Interest

The amount of interest accrued on a Note over any period of less than one standard year will be calculated as the multiple of the outstanding nominal amount of the Note, the relevant interest rate (expressed in decimal form) and the relevant day-count fraction determined according to the day count convention under Condition 5.3. The total interest amount and any other amount payable under these Terms and Conditions pertaining to one Note and calculated according to this Condition 5.4 will be rounded by the Fiscal and Paying Agent to two decimal places using mathematical rules and, without undue delay, will be notified to the Noteholders in accordance with Condition 14.

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6	Redemption and Purchase of the Notes

6.1	Final Maturity

Unless previously redeemed or purchased by the Issuer and cancelled as specified below, each Note will be redeemed by the Issuer at its outstanding nominal amount in a single payment as of the Final Maturity Date of the Notes.

6.2	Purchase of the Notes

The Issuer may purchase the Notes at any time on the market or otherwise for any price.

6.3	Cancellation of the Notes

Notes purchased by the Issuer will not be cancelled, unless otherwise decided by the Issuer. Unless the Issuer decides to cancel the Notes purchased by it, it may transfer the Notes at its own discretion.

6.4	Early Redemption at the Option of the Issuer

Beginning two years after the Issue Date (inclusive), the Issuer has the right to redeem early all outstanding Notes (in part or in full), and may exercise this right only if it notifies the Noteholders in accordance with Condition 14 no later than 37 days before the relevant early redemption date (the Early Redemption Date). The Issuer may only partially redeem the Notes as of an Early Redemption Date that is an Interest Payment Date. The Issuer may repay all or part of the outstanding nominal amount of the Notes, the relevant interest income accruing on the amount of the early repaid nominal amount of the Notes as of the Early Redemption Date and the extraordinary interest income determined as 1/60 of the annual Interest Rate on the total amount of the early repaid nominal amount of the Notes multiplied by the number of full months remaining from the relevant Early Redemption Date until the Final Maturity Date of the Notes, the number of full months being rounded down.

The Early Redemption Notice at the option of the Issuer under this Condition 6.4 is irrevocable and obliges the Issuer to redeem the Notes early in accordance with the provisions of this Condition 6.4.

The Issuer may pay the extraordinary interest income only as of the Early Redemption Date being the Interest Payment Date, while otherwise the provisions of these Terms and Conditions on the payment of the nominal amount of the Notes will apply accordingly to the payment of the extraordinary interest income. The early partial redemption of the Notes does not restrict the Issuer from making any further early redemption of the Notes in accordance with this Condition 6.4.

To the early redemption of the Notes under this Condition 6.4 there will otherwise apply the provisions of Condition 7 with the necessary modifications.

6.5	Early Redemption at the Option of the Noteholders

For the purposes of this Condition, a Change of Control means a situation where the Ultimate Controlling Person or a person controlled by the Ultimate Controlling Person:

(a)	ceases to hold, directly or indirectly, more than a 50% participation in the registered capital of, or voting rights in, the Issuer; or

(b)	loses the right to appoint more than a half of the members of the Issuer’s governing or supervisory body.

If a Change of Control occurs, a Noteholder may, at its own discretion, request early redemption of its Notes before the Final Maturity Date of the Notes, by a written notice addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office (the Early Redemption Notice),

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always for 100% of the outstanding nominal amount of its Notes on the Early Redemption Date of the Notes (as it is defined below) increased by extraordinary interest of 1% of the outstanding nominal amount of the Notes and interest accrued and due as of the Early Redemption Date of the Notes (as it is defined below), and redemption must be carried out within (and including) 30 days after the Noteholder delivered the Early Redemption Notice to the Fiscal and Paying Agent (the Early Redemption Date of the Notes).

The Early Redemption Notice at the option of the Noteholders must be delivered to the Fiscal and Paying Agent no later than 30 days after the day when the Noteholder learned, or could have learned, about the Change of Control.

This is without prejudice to the right of the Noteholder to request early redemption of 100% of the nominal amount of the Notes and the payment of the related accrued and unpaid interest on the Notes in accordance with Conditions 9 and 12.4.1.

To the early redemption of the Notes under this Condition 6.5 there will otherwise apply the provisions of Condition 7 with the necessary modifications.

6.6	Presumption of Redemption

All the Issuer’s liabilities from the Notes will be considered fully satisfied on the day when the Issuer pays to the Fiscal and Paying Agent all the amounts of the nominal amount of the Notes and accrued interest (where relevant) payable under Conditions 6, 9 and 12.4.1.

7	Payment Terms

7.1	Currency of Payments

The Issuer undertakes to pay interest on, and repay the nominal amount of, the Notes solely in the Czech Koruna (CZK), or in any other lawful currency of the Czech Republic that may replace the Czech Koruna. Interest will be paid and the nominal amount of the Notes will be repaid to the Noteholders subject to and in accordance with these Terms and Conditions and the tax, foreign exchange and other applicable laws of the Czech Republic in effect at the time of the relevant payment.

In the event that the Czech Koruna in which the Notes are denominated and in which the payments relating to the Notes should be made in compliance with these Terms and Conditions ceases to exist and is replaced by the euro, (i) the denomination of the Notes will be changed to the EUR in conformity with the applicable laws, and (ii) all monetary liabilities arising from the Notes will automatically and without any further notice to the Noteholders be payable in the euro, with the official rate (i.e. the fixed conversion ratio) being in accordance with the applicable law being used as the exchange rate between the Czech Koruna and the euro. Such replacement of the Czech Koruna (i) will not, in any respect, affect the existence or enforceability of the Issuer’s liabilities under the Notes, and (ii) for the avoidance of doubt, will not be deemed to constitute any change of the Terms and Conditions or any Event of Default under these Terms and Conditions.

7.2	Payment Date

The payment of interest on, and the repayment of the nominal amount of, the Notes will be made by the Issuer through the Fiscal and Paying Agent on the dates specified in these Terms and Conditions, i.e. according to its meaning, as of the Interest Payment Date or the Final Maturity Date of the Notes or the Early Redemption Date of the Notes (each of these dates also as the Payment Date).

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7.3	Business Day Convention

If any Payment Date falls on a day that is not a Business Day, such Payment Date will instead fall on the next following Business Day, and the Issuer will not be obliged to pay any interest or any other additional charges by reason of such delay in payment resulting from the application of any Business Day convention.

7.4	Determination of the Right to Receive Payments Related to the Notes

Authorised Persons to whom the Issuer will pay interest on the Notes or the nominal amount of the Notes are the persons in whose owner’s securities accounts in the Central Depositary or records of the person keeping the follow-up records linked to the Central Depositary the Notes are registered at the end of the relevant Record Date for Payment, unless it is convincingly proven to the Issuer and the Fiscal and Paying Agent, no later than five Business Days after the relevant Record Date for Payment, that the entry in the owner’s securities account in the Central Depositary or the follow-up records linked to the Central Depositary does not correspond to reality and that there is another person or persons in whose owner’s securities accounts in the Central Depositary or the follow-up records linked to the Central Depositary the Notes should have been registered at the end of the relevant Record Date for Payment. In such a case, the Issuer will pay interest on the Notes or the nominal amount of the Notes to such person or persons (the Authorised Persons).

For the purposes of determining the recipient of the interest on the Notes or the nominal amount of the Notes, neither the Issuer nor the Fiscal and Paying Agent will take into account any transfer of any Notes registered in the Central Depositary or in the follow-up records linked to the Central Depositary after the Record Date for Payment.

Unless it is contrary to the valid legal regulations, transfers of the Notes may be suspended for the purposes of payment of the nominal amount of the Notes beginning on the day immediately following the Record Date for Payment until the relevant Payment Date.

If, according to the entry in the owner’s securities account kept with the Central Depositary, the Notes are pledged, then the pledgee, recorded in the extract from the register of the Issue prepared by the Central Depositary at the end of the Record Date for Payment, will be considered an authorised person in respect of the distribution of interest or other income and the nominal amount of the Notes, unless (i) it is evident from the extract that the person authorised to receive the payments of interest attached to the pledged Notes is the respective Noteholder and/or (ii) it is proven to the Fiscal and Paying Agent in other satisfactory manner that the respective Noteholder has the right to receive the payments of interest attached to the pledged Notes by virtue of an agreement between that Noteholder and the pledgee.

If an Authorised Person request the making of a payment through a proxy, the Fiscal and Paying Agent will make the payment only after the producing of the original or an officially certified copy of a power of attorney; the signature of the Authorised Person on the power of attorney must be officially certified, unless otherwise stipulated by generally binding legal regulations. Documents issued abroad must be superlegalised or must be equipped with an apostille, unless otherwise stipulated by the relevant international treaty binding on the Czech Republic.

Any documents produced by Authorised Persons or the Issuer to the Fiscal and Paying Agent in connection with payments to Authorised Persons must be in the Czech or English language or translated into Czech by a sworn translator, unless otherwise stipulated in these Terms and Conditions or unless otherwise agreed with the consent of the Fiscal and Paying Agent.

7.5	Payments

The Fiscal and Paying Agent will make payments in connection with the Notes to the Authorised Persons by means of wire transfer to their accounts kept with a bank in a Member State of the European Union or other state that is a member of the European Economic Area, according to an instruction communicated by

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the Authorised Person to the Fiscal and Paying Agent to the address of the Specified Office in a verifiable manner no less than five Business Days prior to the Payment Date. Such an instruction will be in the form of a written statement with an officially authenticated signature or signatures or a signature verified by an authorised employee of the Fiscal and Paying Agent, and will contain sufficient details of such bank account to allow the Fiscal and Paying Agent to make the payment, and, if the Authorised Person is a legal entity, it will be accompanied by an original or an officially certified copy of an extract from the Commercial Register or other similar register in respect of the Authorised Person not older than six months; the compliance with the data in the extract with the instruction will be verified by the Fiscal and Paying Agent (such instruction, excerpt from the Commercial Register and certificate of tax domicile, and other required appendices, if any (the Instruction)).

The Instruction must be in accordance with the specific requirements of the Fiscal and Paying Agent in terms of content, form and confirmation of the authorisation to sign the Instruction on behalf of the Authorised Person, e.g. the Fiscal and Paying Agent is entitled to request (i) submission of a power of attorney including an officially certified translation into Czech or (ii) additional confirmation of the Instruction from the Authorised Person. Notwithstanding the foregoing, neither the Fiscal and Paying Agent nor the Issuer will be obliged to examine the correctness, completeness or authenticity of any such Instruction in any manner whatsoever and neither of them will be liable for any damage incurred in connection with any delay in the delivery of such Instruction by the Authorised Person or with the delivery of an incorrect or otherwise defective Instruction. The Instruction will be deemed properly made if it contains all the items required by this Condition and is delivered to the Fiscal and Paying Agent in accordance with this Condition.

The Instruction will be considered duly delivered if it has been delivered to the Fiscal and Paying Agent at least five Business Days before the Payment Date.

Any Authorised Person claiming a tax benefit in accordance with any applicable international double taxation treaty (by which the Czech Republic is bound) is obliged to deliver to the Fiscal and Paying Agent, together with the Instruction as an integral part thereof, a current proof of its tax domicile as well as other documents that the Fiscal and Paying Agent and the relevant tax authorities may request. Notwithstanding this authorisation, neither the Issuer nor the Fiscal and Paying Agent will verify the accuracy and completeness of such Instructions and will not be liable for any damage or other harm caused by a delay of the Authorised Person in delivering the Instruction, its inaccuracy or other defect in such an Instruction.

If the above documents (especially the proof of tax domicile) are not delivered to the Fiscal and Paying Agent in the stipulated time period, the Fiscal and Paying Agent will act as if it has not been delivered the documents. The Authorised Person may subsequently deliver such documents proving entitlement to a tax benefit and request the Issuer through the Fiscal and Paying Agent to refund the withholding tax. In such a case, the Issuer has the right to require the Authorised Person to pay all direct and indirect costs incurred for the refund.

The Issuer’s obligation to pay any amount due in connection with the Notes will be deemed discharged in a due and timely manner if the relevant amount has been remitted to the Authorised Person in compliance with a proper Instruction pursuant to this Condition 7.5 and if such amount is debited from the account of the Fiscal and Paying Agent no later than on the relevant due date.

Neither the Issuer nor the Fiscal and Paying Agent will be liable for any delay in the payment of any amount due caused by any Authorised Person, e.g. by its failure to deliver a proper Instruction in a timely manner. If any Authorised Person fails to deliver to the Fiscal and Paying Agent in time a proper Instruction, the Issuer’s obligation to pay any due amount will be considered met duly and in time if such amount has been remitted to the Authorised Person in accordance with a subsequently delivered due Instruction pursuant to this Condition 7.5 and if such amount has been debited from the Fiscal and Paying Agent’s account no later than ten Business Days following the day on which the Fiscal and Paying Agent received the proper Instruction. In such an event, the Authorised Person will not have the right to any

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interest or any yield or additional payment for the time of delay caused by the late sending of the Instruction.

Neither the Issuer nor the Fiscal and Paying Agent will be liable for any damage incurred by (i) the failure to deliver in time the proper Instruction or any other documents or information required to be delivered under this Condition 7.5, or (ii) such Instruction or any related document or information being incorrect, incomplete or untrue, or (iii) circumstances beyond the control of the Issuer or the Fiscal and Paying Agent. In such an event, the Authorised Person will not have the right to any additional payment, compensation or interest for the time of delay caused by the late sending of the Instruction.

7.6	Change in the Payment Method

The Issuer and the Fiscal and Paying Agent are jointly entitled to elect to change the payment procedure, unless such change may adversely affect the position or interests of the Noteholders. The Noteholders will be notified of such change in the manner set out in Condition 14. In other cases, such change will be subject to decision by the Meeting in accordance with Condition 12.

8	Taxation

Unless otherwise provided by a law or an international treaty binding on the Czech Republic, the Issuer will not be liable for the payment of any taxes or incur any obligation to pay any taxes in connection with the Notes, in particular as a result of ownership, transfer or exercise of rights under the Notes.

The Note income paid to individuals or legal entities that are Czech tax non-residents or individuals that are Czech tax residents is generally subject to withholding tax levied at source (i.e. by the Issuer when paying the interest on the Notes). If income is subject to withholding tax, the Issuer is responsible for the withholding of taxes at source.

If the ownership or transfer of, or exercise of rights under, the Notes is subject to any tax, the Issuer will not be obliged to pay to the Noteholders any amounts as compensation of any such tax.

Tax laws of the Czech Republic and tax laws of the investor’s member state may have an impact on the income resulting from the Notes.

9	Early Redemption of the Notes upon the Occurrence of Events of Default

9.1	Events of Default

If an Event of Default occurs and is continuing, where for the purposes of this Condition 9.1 an Event of Default is deemed to “be continuing” until it is remedied, the Meeting convened in accordance with Condition 12.1.1 may decide that any Noteholder may, at its own discretion, by a written notice addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office (the Early Redemption Notice), request an early redemption of the at the time outstanding nominal amount of all the Notes held by it which the Noteholder has not disposed of until that time, together with the accrued and unpaid interest on the Notes pursuant to Condition 5.1, as of the Early Redemption Date of the Notes, and the Issuer must redeem the Notes (together with the accrued and unpaid interest) in accordance with Condition 9.2.

Unless the Meeting convened pursuant to the preceding paragraph decides that the Noteholders may request an early redemption of the Notes, each Noteholder who voted according to the minutes of that Meeting for an early redemption or who did not attend the Meeting may, at its discretion, submit an Early Redemption Notice and request an early redemption of the Notes held by it as of the Meeting Attendance Record Date (as defined below) and not disposed of thereafter and the accrued and unpaid interest on those Notes in accordance with Condition 5.1, as of the Early Redemption Date of the Notes, and the Issuer is obliged to redeem such Notes (together with accrued and unpaid interest) in accordance with Condition 9.2.

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Event of Default means any of the following situations:

(a)	Payment Default

Any payment payable to the Noteholders with respect to the Notes is not paid on the due date and the default remains unremedied for more than 10 Business Days after the date on which the Issuer was informed of this fact in writing by any Noteholder by a letter addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office.

(b)	Breach of Other Obligations

The Issuer breaches or fails to meet any of its other material obligations (other than those set out in paragraph (a) above) in connection with the Notes (for the avoidance of doubt, as such obligation (i) is considered always the breach of any of the Issuer’s obligations set out in Condition 4 (and in relation to the breach of the obligation to maintain the Net Indebtedness Ratio, the breach of the Issuer’s obligation is counted from the beginning regardless of the time limit for Rectification), (ii) but is not considered any fact creating the right of a Noteholder to require early redemption pursuant to Condition 6.5), and the breach of, or failure to meet, the obligation is not remedied within (and including) 20 Business Days after the date on which the Issuer was informed of this fact in writing by any Noteholder by a letter addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office.

(c)	Cross Default

Any debt of the Issuer or a Major Company, which in aggregate reaches at least EUR 40 million or its equivalent in any other currency, (i) becomes prematurely due before the original maturity date other than at the option of the Issuer or Major Company or (provided that there has been no event of default, however indicated) at the option of the creditor and is not paid within 10 Business Days, unless in the meantime the debt ceases to exist, or (ii) is not paid when it becomes due and such delay lasts more than 10 Business Days, unless this debt ceases to exist in the meantime. Cross default pursuant to this paragraph will not occur if the Issuer or a Major Company acting reasonably, after careful consideration and in good faith, duly invokes, in the manner prescribed by law, the absence of an obligation to comply with its amount or reason and makes payment within the time limit imposed by a final decision of the competent court or other authority which ruled that the Issuer or Major Company is obliged to fulfil that obligation.

(d)	Termination of Business Activities

The Issuer or a Major Company ceases its business or ceases to carry out its principal business or ceases to hold a valid licence or permit to pursue its principal business (Termination of Business Activities) if such Termination of Business Activities resulted in a decrease in the Pro-Rata Adjusted EBITDA for the particular Relevant Period by at least 10% compared to the immediately preceding Relevant Period.

(e)	Insolvency or Insolvency Petition

(A) The Issuer or a Major Company proposes to the court to initiate insolvency proceedings, declare bankruptcy of its assets, permit reorganisation or debt relief or similar proceedings (the Insolvency Petition), the purpose of which is to collectively or gradually satisfy creditors under applicable law; (B) the assets of the Issuer or a Major Company are declared bankrupt by a court or other competent authority, a reorganisation or debt relief is allowed or any other similar proceedings are initiated; (C) the Insolvency Petition is rejected by the competent authority on the grounds that the Issuer’s assets or assets of the Major Company would not cover the costs and expenses of the proceedings; or (D) the Issuer or a Major Company proposes or enters into an agreement to postpone, set a schedule or otherwise adjust all of its debts on the grounds that it is unable to settle them at maturity.

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(f)	Liquidation

A final decision of an authority of the relevant jurisdiction or a decision of the relevant body of the Issuer or a Major Company is adopted on dissolution with liquidation.

(g)	Judicial and Other Decisions

The Issuer or a Major Company fails to comply with the payment obligation finally imposed by the competent authority which, individually or in aggregate, exceeds EUR 40 million or its equivalent in another currency within the period specified in the relevant decision or within 30 days of receipt of that decision, whichever comes later.

(h)	Illegality

The Issuer’s liabilities under the Notes cease to be fully or partially legally enforceable or become in breach of applicable laws, or for the Issuer it becomes illegal to meet any of its obligations under these Terms and Conditions of the Notes or in connection with the Notes, and such state is not remedied within (and including) five Business Days.

(i)	Restrictions on Transformations

The Issuer or a Major Company participates in a merger, division, transfer of assets to a shareholder or other transformation, or changes its legal form, or sells or invests in the registered capital of another company or in any way transfers, pledges or leases its enterprise or any part thereof (the Transformation) unless such Transformation:

(i)	does not have the effect that the Issuer or the Major Company ceases to be part of the SAZKA Group, and

(ii)	does not have any material adverse effect on the Issuer’s ability to pay its liabilities under the Notes.

(j)	Listing of the Notes

The Notes are not admitted to trading on the Regulated Market of the PSE or any other regulated market that replaces the Regulated Market of the PSE (or a similar market of any PSE successor) as of the Issue Date at the latest or, at any time after that date, cease to be securities admitted to trading on the Regulated Market of the PSE.

9.2	Maturity of Notes Redeemed Early

Any and all amounts payable by the Issuer to any Noteholder will become due and payable as of the last Business Day of the month following the month in which the Noteholder delivered the relevant Early Redemption Notice to the Issuer to the address of the Specified Office (the Early Redemption Date of the Notes), unless the relevant Event of Default is remedied before the delivery or unless the Early Redemption Notice is withdrawn in accordance with Condition 9.3.

9.3	Withdrawal of Early Redemption Notice

A Noteholder may withdraw, in writing, the Early Redemption Notice but only with respect to the Notes held by such Noteholder and only if such withdrawal is addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office no later than three Business Days before the relevant amounts become due and payable according to the preceding Condition 9.2. However, any such withdrawal of the Early Redemption Notice will not affect any Early Redemption Notices given by any other Noteholders.

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9.4	Other Conditions for Early Redemption of the Notes

Unless otherwise stipulated by Condition 9, Condition 7 will apply mutatis mutandis to the early redemption of the Notes pursuant to this Condition 9.

10	Statute of Limitations

All rights attached to the Notes will become statute-barred upon the expiration of ten years after the day when such rights could have been exercised for the first time.

11	Fiscal and Paying Agent and Listing Agent

11.1	Fiscal and Paying Agent

11.1.1 Specified Office

The specified office of the Fiscal and Paying Agent (the Specified Office) is at the following address:

J & T BANKA, a.s. Pobřežní 297/14 186 00 Prague 8

11.1.2 Additional and Other Fiscal and Paying Agent and Other Specified Office

At any time, the Issuer may appoint an additional or other Fiscal and Paying Agent and designate an additional or other Specified Office, or appoint additional payment providers, if such change does not affect the position or interests of the Noteholders. The Issuer will give a notice of such change in the Fiscal and Paying Agent or Specified Office and/or of the appointment of additional payment providers to the Noteholders in the manner set out in Condition 14. Any such change will become effective upon the expiration of 15 days following the date of such notice unless a later effective date is specified in the notice. In any event, any such change that would otherwise become effective less than 30 days before or after the Payment Date for any amount payable under the Notes will become effective on the 30th day following such Payment Date. If such change in the Fiscal and Paying Agent or Specified Office affects the position or interests of the Noteholders, it will be decided upon by the Meeting in accordance with Condition 12.

11.1.3 Relationship between the Fiscal and Paying Agent and the Noteholders

Unless otherwise provided by the Agency Agreement or by law, the Fiscal and Paying Agent will act as an agent of the Issuer when performing its duties under the Agency Agreement, provides no guarantee or security for the Issuer’s liabilities under the Notes, and will be in no legal relationship with the Noteholders.

11.2	Listing Agent

11.2.1 Additional and Other Listing Agent

The Issuer reserves the right to appoint an additional or other Listing Agent.

11.2.2 Relationship between the Listing Agent and the Noteholders

In relation to the performance of obligations under the agreement with the Listing Agent concluded between the Issuer and the Listing Agent (other than the Issuer), the Listing Agent acts as a representative of the Issuer and is not in any legal relationship with the Noteholders.

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12	Meeting and Changes of the Terms and Conditions

12.1	Authority and Convocation of the Meeting

12.1.1 Right to Convene the Meeting

The Issuer, a Noteholder or Noteholders may convene a meeting of the Noteholders (the Meeting) only in cases:

(a)	stipulated in the Terms and Conditions, applicable legal regulations and in accordance with them;

(b)	where the Issuer did not convene the Meeting although it was obliged to do so; and

(c)	where the Meeting is envisaged in Conditions 3, 4 or 9.

The costs of organising, convening and holding the Meeting are borne by the convener, unless the Issuer has breached its obligation to convene the Meeting, in which case the Issuer bears the costs of organising, convening and holding the Meeting. The Issuer bears the costs of organising, convening and holding the Meeting in the event that a Meeting envisaged in Condition 4.1 or Condition 9.1 is convened. The costs related to the attendance at the Meeting will be borne by each participant itself.

The Security Agent, if the Additional Security has been provided, is obliged to convene the Meeting without undue delay at the Issuer’s expense in any of the following cases:

(a)	the Issuer did not convene the Meeting although it was obliged to do so under Condition 12.1.2 (a) to (f);

(b)	the Meeting is envisaged in Condition 3.8; and

(c)	the Meeting is envisaged in Condition 3.9.

The Security Agent, if the Additional Security has been provided, is also entitled to convene a Meeting in cases where the Meeting is envisaged in these Terms and Conditions.

In cases where the Meeting is convened by the Security Agent, the Issuer is obliged to provide the Security Agent with any necessary assistance.

If the convener is the Security Agent, a Noteholder or Noteholders, the convener will be required, no later than on the date on which a notice of the Meeting is published under Condition 12.1.3, (i) to deliver to the Fiscal and Paying Agent a request for procuring an extract from the register of the Issue (i.e. evidence of the number of all Notes entitling the holder(s) to attend the Meeting), and (ii) to pay to the Fiscal and Paying Agent an advance to cover its costs associated with the preparation and convocation of the Meeting (conditions (i) and (ii) are preconditions for an effective convocation of the Meeting).

12.1.2 Meeting Convened by the Issuer

The Issuer is obliged to convene the Meeting without delay and to request the opinion of the Noteholders only if:

(a)

there is a proposal to amend the Terms and Conditions of the Notes if the consent of the Meeting to amend the Terms and Conditions is required under the Czech Bonds Act (a Change of the Terms and Conditions);

(b)

there are reasons for which the Security Agent’s office may be terminated under the Security Agent Agreement or the end of its activities is imminent for the reasons specified in the Intercreditor Agreement (a Termination of the Security Agent’s Activities);

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(c)

there are other reasons for which the convocation and holding of the Meeting is required under the Czech Bonds Act, including Section 21(1)(c) of the Act (together with the Change of the Terms and Conditions and the Termination of the Security Agent’s Activities hereinafter as a Material Change);

(d)	the convocation and holding of the Meeting is envisaged in Condition 3.5;

(e)	the convocation and holding of the Meeting is envisaged in Condition 4.1; and

(f)	the convocation and holding of the Meeting is envisaged in Condition 9.1.

The Issuer is obliged to convene the Meeting to propose a joint procedure if an Event of Default has occurred.

The Issuer may convene the Meeting to propose joint steps if, in its opinion, there may occur an Event of Default.

The Issuer is not obliged to convene the Meeting in cases other than those set out above.

12.1.3 Notice of the Meeting

The convener is obliged to publish a notice of the Meeting in the manner set out in Condition 14 no later than 15 days prior to the date of the Meeting. If the Meeting is convened by the Security Agent or any Noteholder (or Noteholders), the Security Agent or such Noteholder(s) must, within the same time limit, deliver a notice of the Meeting (containing all statutory elements) intended for the Issuer and delivered to the Fiscal and Paying Agent to the Specified Office. The Issuer must ensure that such notice of the Meeting is published on its website https://www.sazkagroup.com/investors/debt-investors. The notice of the Meeting must contain at least (i) the business name, identification number and registered office of the Issuer, (ii) the identification of the Notes, namely at least the Note title, the Issue Date and the ISIN, (iii) the venue, date and time of the Meeting, provided that the date of the Meeting must fall on a date which is a Business Day and the Meeting must not start earlier than at 11:00 a.m., (iv) the agenda of the Meeting and, if any amendment in the sense of Condition 12.1.2 is proposed, the specification of the proposed amendment and justification thereof, and (v) the Meeting Attendance Record Date. The Meeting may decide only on draft resolutions set out in the notice convening it. The Meeting is authorised to decide on any draft resolutions that have not been contained in the notice of the Meeting only in the presence and with the consent of all the Noteholders. If the reason for convocation of the Meeting ceases to exist, the person who convened the Meeting will revoke the convocation of the Meeting in the same manner in which the Meeting was convened.

12.2	Persons Authorised to Attend and Vote at the Meeting

12.2.1 Persons Authorised to Attend the Meeting

A person entitled to attend and vote at the Meeting can only be (i) a Noteholder recorded as a Noteholder in the register of the Issue maintained by the Central Depositary and in an extract from such Issue register at the close of the seventh day prior to the date of the Meeting (the Meeting Attendance Record Date) or (ii) a person who provides to the Fiscal and Paying Agent a certificate of the custodian in whose client’s securities account with the Central Depositary the relevant number of the Notes was recorded as of the Meeting Attendance Record Date certifying that such person was a Noteholder as at the Meeting Attendance Record Date and that the Notes held by such person are registered in the securities account of the custodian by reason of their custodianship (a Person Authorised to Attend the Meeting). The certificate according to the preceding sentence must be in writing (with officially authenticated signatures) and satisfactory in form and substance to the Fiscal and Paying Agent. If the custodian is a legal entity, the Fiscal and Paying Agent may require such certificate to be accompanied by an original or an officially certified copy of an extract from the Commercial Register or other respective register in respect of the custodian not older than three months prior to the date of the relevant Meeting. No transfers of the Notes made after the Meeting Attendance Record Date will be taken into account.

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12.2.2 Voting Rights

Each Person Authorised to Attend the Meeting will have such number of votes out of the total number of votes that corresponds to the ratio of the unpaid nominal amount of the Notes held by such person on the Meeting Attendance Record Date to the total outstanding nominal amount of the Issue on the Meeting Attendance Record Date. No voting right will be attached to any Notes held by the Issuer as of the Meeting Attendance Record Date that have not been cancelled by the Issuer within the meaning of Condition 6.3. If the Meeting decides on recalling a common representative, the common representative (if he/she is a Person Authorised to Attend the Meeting) may not exercise his/her voting rights at such Meeting.

A power of attorney granted by a Noteholder to any proxy must be in writing with an officially authenticated signature of the Noteholder. If a Noteholder is a legal entity, the Fiscal and Paying Agent may require from an individual authorised to represent such Noteholder at the Meeting on the basis of a power of attorney or otherwise an original or an officially certified copy of an extract from the Commercial Register or other respective register in respect of such Noteholder not older than three months prior to the date of the relevant Meeting.

12.2.3 Attendance of the Meeting by Other Persons

The Issuer is obliged to attend the Meeting, either in person or by proxy. Other persons entitled to attend the Meeting are representatives of the Fiscal and Paying Agent, common representatives of the Noteholders under Condition 12.3.3 (unless he/she is a Person Authorised to Attend the Meeting), any guests invited by the Issuer or the Fiscal and Paying Agent and the Security Agent if the Additional Security has been provided.

If the Meeting is convened by the Security Agent, held for a reason relating to the Security Agent or in any other case where its presence is required by law or these Terms and Conditions (including Condition 3), the Security Agent is required to attend the Meeting.

12.3	Course of the Meeting; Decision-Making

12.3.1 Quorum

The Meeting will have a quorum if it is attended by the Persons Authorised to Attend the Meeting who were, as of the Meeting Attendance Record Date, Noteholders, i.e. holders of Notes the unpaid nominal amount of which represents more than 30% of the aggregate nominal amount of the issued and outstanding part of the Issue. Any Notes held by the Issuer as of the Meeting Attendance Record Date that have not been cancelled by the Issuer within the meaning of Condition 6.3 will not be taken into account for the purposes of determination of the quorum of the Meeting. If the Meeting decides to recall a common representative, any votes belonging to the common representative (if he/she is a Person Authorised to Attend the Meeting) will not be included in the total number of votes. Before opening the Meeting, the convener will inform the Meeting about the number of all the Notes and the Persons Authorised to Attend the Meeting in accordance with these Terms and Conditions.

12.3.2 Chairman of the Meeting

A Meeting convened by the Issuer will be chaired by a chairman appointed by the Issuer. A Meeting convened by the Security Agent, a Noteholder or Noteholders will be chaired by a chairman elected by a simple majority of votes of the attending Persons Authorised to Attend the Meeting. Until the chairman is elected, the Meeting will be chaired by a person appointed by the convening Security Agent or Noteholder(s), and the election of the chairman must be the first item on the agenda of any Meeting not convened by the Issuer.

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12.3.3 Common Representative

The Meeting may elect, by resolution, an individual or a legal entity to act as a common representative. In accordance with the Czech Bonds Act, the common representative is authorised (i) to exercise, on behalf of all of the Noteholders, any rights associated with the Notes to the extent specified in a resolution adopted by the Meeting, (ii) to supervise the compliance with these Terms and Conditions by the Issuer, and (iii) to execute, on behalf of all of the Noteholders, any other acts or protect the Noteholders’ interests in the manner and to the extent specified in a resolution adopted by the Meeting. The Meeting may recall the common representative in the same way in which the common representative was elected or replace him/her with a new common representative. An agreement on appointment of the common representative shall be publicly available on the Issuer’s website under Condition 14.

12.3.4 Decision-Making at the Meeting

The Meeting will decide on any issues on its agenda in the form of resolutions. Any resolution that (i) approves a proposal under Condition 12.1.2, or (ii) appoints or recalls a common representative, will require the affirmative vote of a Qualified Majority. Unless otherwise provided by these Terms and Conditions or by law, any other resolutions will require a simple majority of the votes of the attending Persons Authorised to Attend the Meeting in order to pass.

12.3.5 Adjournment of a Meeting

If within one hour after the scheduled opening the Meeting does not have a quorum, then such Meeting will be automatically dissolved without further notice. If a Meeting that is to decide on changes of the Terms and Conditions pursuant to Condition 12.1.2 does not have a quorum within one hour after the scheduled opening of the Meeting, the Issuer or another convener of the Meeting will convene, if it is still necessary, a substitute Meeting to be held no later than six weeks after the scheduled date of the original Meeting. The holding of a substitute Meeting with an unchanged agenda will be notified to the Noteholders no later than 15 days after the scheduled date of the original Meeting. The substitute Meeting deciding on changes of the Terms and Conditions under Condition 12.1.2 will have a quorum irrespective of the conditions for quorum set out in Condition 12.3.1.

12.4	Certain Additional Rights of the Noteholders

12.4.1 Consequence of Voting against Certain Resolutions of the Meeting

If the Meeting (i) approved a Material Change in accordance with Condition 12.1.2, (ii) or as part of its decision-making under Condition 3.5 did not decide on an early redemption of the Notes and did not decide to extend the time limit for the establishment of the Additional Security and no Additional Security is created until the date of the Meeting, the Person Authorised to Attend the Meeting who, according to the minutes of such Meeting, voted against a resolution adopted by the Meeting or failed to attend the Meeting (the Applicant) may request the repayment of the at the time outstanding nominal amount of the Notes which such Noteholder held as of the Meeting Attendance Record Date, together with the pro-rata interest accrued on such Notes, if the Notes are not subsequently transferred after the Meeting. This right must be exercised by the Applicant within 30 days of the publication date of such Meeting resolution according to Condition 12.5 by a written application (the Application) addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office, failing which the right will cease to exist. The amounts referred to above will become due and payable within 30 days from the date the Application was delivered to the Fiscal and Paying Agent (the Early Redemption Date of the Notes).

If the Meeting disagrees with a Material Change with the exception of a change of the Terms and Conditions within the meaning of Section 21(1)(a) of the Czech Bonds Act, i.e. where the consent of the Meeting to change them is required by law, the Meeting may at the same time decide that if the Issuer proceeds in violation of the Meeting’s decision, the Noteholder may require the payment of the at the time outstanding nominal amount of the Notes which the Noteholder held as of the Meeting Attendance Record

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Date, and is not entitled to transfer the Notes as of that moment, and the Noteholder may further require the payment of the pro-rata interest on such Notes accrued in accordance with these Terms and Conditions. This right must be exercised by the Applicant within 30 days of the publication date of such Meeting resolution according to Condition 12.5 by an Application addressed to the Issuer and delivered to the Fiscal and Paying Agent to the address of the Specified Office, failing which the right will cease to exist. The amounts referred to above will become due and payable on the Early Redemption Date of the Notes, i.e. 30 days from the date the Application was delivered to the Fiscal and Paying Agent.

12.4.2 Requirements as to the Application

The Application must specify the number of Notes the early redemption of which is required and the owner’s securities account. The Application must be in writing and signed by persons authorised to act on behalf of the Applicant; the authenticity of such signatures must be officially verified. Within the same time limit, the Applicant is obliged to deliver to the Specified Office of the Fiscal and Paying Agent also all the documents required for making the payment under Condition 7.

12.5	Minutes of the Meeting

Minutes of the Meeting will be taken by the person who convened the Meeting or by a person authorised by such person within 30 days after the date of the Meeting. The minutes will contain the conclusions of the Meeting, including, without limitation, any resolutions adopted by the Meeting. If the Meeting is convened by a Noteholder or Noteholders, the minutes of such Meeting must also be delivered to the Issuer and the Fiscal and Paying Agent to the address of the Specified Office no later than 30 days after the date of the Meeting. The Issuer is obliged to keep the minutes of the Meeting until the rights under the Notes expire under the statute of limitations. The minutes of the Meeting will be available for inspection by the Noteholders at the Specified Office during regular business hours. The Issuer is obliged, in person or through its authorised person (especially the Fiscal and Paying Agent), to publish information on all resolutions adopted at the Meeting in the manner set out in Condition 14 no later than 30 days after the date of the Meeting. If the Meeting discussed a resolution on a Material Change under Condition 12.1.2, a notarial deed must be made about the attendance at the Meeting and about the resolutions of the Meeting, stating the names of the Persons Authorised to Attend the Meeting that voted for a resolution and the number of the Notes these persons held as at the Meeting Attendance Record Date.

13	Changes of the Terms and Conditions

In cases stipulated by law, these Terms and Conditions may be amended only with the consent of the Meeting. However, any change of the Terms and Conditions always requires the consent of the Issuer.

14	Notices

Any notice to the Noteholders will be valid and effective if it is published in the Czech language or, where permitted by the Terms and Conditions, in English on the Issuer’s website https://www.sazkagroup.com/investors/debt-investors. If mandatory provisions of applicable laws or these Terms and Conditions determine any other method for publishing any of the notices given hereunder, such notice will be deemed to be validly published upon its publication in the manner prescribed by the relevant legislation. If a notice is published by more than one manner, as the date of the notice will be considered the date of the first publication.

15	Governing Law, Language and Settlement of Disputes

Any rights and obligations under the Notes will be governed by, and interpreted and construed in accordance with, the laws of the Czech Republic. These Terms and Conditions may be translated into other languages. In the event of any inconsistencies between the various language versions of the Terms and Conditions, the Czech language version shall prevail.

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Any disputes between the Issuer and the Noteholders that may arise based on, or in connection with, the issue of the Notes, including any disputes with respect to these Terms and Conditions, will be settled with final effect by the Municipal Court in Prague.

The court competent to resolve any disputes between the Issuer and the Noteholders in relation to the Notes (including disputes relating to non-contractual obligations arising therefrom and disputes concerning their existence and validity) is solely the Municipal Court in Prague, unless the agreement on the choice of territorial jurisdiction is not possible in a particular case and the law provides for another locally competent court.

16	Definitions

The terms defined in the singular or the plural shall have the same meanings in these Terms and Conditions even if they are used in the plural or the singular respectively.

In addition to the terms already defined in the text of the Terms and Conditions, for the purpose of the Terms and Conditions the following terms shall have the meanings given below:

Business Day for the purposes of these Terms and Conditions means any day (other than a Saturday or Sunday) on which banks in the Czech Republic are open for business, and on which foreign exchange transactions and interbank payments in the Czech Koruna, or in any other lawful currency of the Czech Republic that may replace the Czech Koruna, are settled.

Capital Market Act means Act No. 256/2004 Coll., on Capital Market Business, as amended.

Central Depositary means Centrální depozitář cenných papírů, a.s., with its registered office at Prague 1, Rybná 14, postal code 110 05, Company ID No.: 250 81 489, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 4308.

Coordinator means J & T BANKA.

Czech National Bank means the Czech National Bank within the meaning of Act No. 6/1993 Coll., on the Czech National Bank, as amended.

CZK or Czech Koruna means the Czech Koruna, the lawful currency of the Czech Republic.

Early Redemption Date of the Notes has the meaning given in Conditions 6.4, 6.5, 9.1, 9.2 and 12.4.1.

EUR means the single currency of the European Union.

Event of Default means any of the events referred to in Condition 9.1.

Interest Period for the purposes of these Terms and Conditions means the six-month period from (and including) the Issue Date to (but excluding) the first Interest Payment Date, and each immediately following six-month period from (and including) the Interest Payment Date to (but excluding) the next Interest Payment Date until (but excluding) the Final Maturity Date of the Notes. For the purposes of determining the Interest Periods, the Interest Payment Date will not be adjusted according to the Business Day convention pursuant to Condition 7.3.

J & T BANKA means J & T BANKA, a.s., with its registered office at Prague 8, Pobřežní 297/14, postal code 18600, Company ID No.: 471 15 378, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 1731.

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Major Company means each of the following companies:

(a)

SAZKA a.s., with its registered office at K Žižkovu 851, Prague 9, postal code 190 93, Company ID No.: 264 93 993, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 7424;

(b)

SAZKA Group Financing a.s., with its registered office at Dúbravská cesta 14, 841 04 Bratislava – Karlova Ves, Slovak Republic, Company ID No.: 51 142 317, incorporated in the Commercial Register kept by the District Court of Bratislava I, Section Sa, Insert 6661/B;

(c)

Hellenic Football Prognostic Organisation S.A., with its registered office at 112 Athinon Avenue, 10442 Athens, Hellenic Republic, registration number: GEMI 003823201000, registered with the Chamber of Commerce of Athens under number 46329/06/B/00/15;

(d)

LOTTOITALIA S.r.l., with its registered office at Viale Del Campo Boario 56/D, CAO 00154, Rome, Italian Republic, registration number: 13854281006, registered with the Italian Chamber of Commerce and Industry;

(e)

CASINOS AUSTRIA AG, with its registered office at Rennweg 44, 1038, Vienna, Republic of Austria, registration number: FN 99 639 d, incorporated in the Commercial Register kept by the Commercial Court in Vienna;

(f)

Österreichische Lotterien Gesellschaft m.b.H, with its registered office at Rennweg 44, 1038, Vienna, Republic of Austria, registration number: FN 54 472 g, incorporated in the Commercial Register kept by the Commercial Court in Vienna, unless the Issuer reduces its shareholding in these companies below 5%, and any other companies in which the Issuer acquires a shareholding in the future and whose (i) operating profit (the statement of comprehensive profit or loss of the relevant company) exceeds EUR 35 million, or (ii) turnover reaches at least EUR 45 million.

Meeting Attendance Record Date has the meaning set out in Condition 12.2.1.

PSE means Burza cenných papírů Praha, a.s. (Prague Stock Exchange), with its registered office at Prague 1, Rybná 14, postal code 110 05, Company ID No.: 471 15 629, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 1773.

Qualified Majority means a three-quarter majority of the votes of the present Persons Authorised to Attend the Meeting.

Record Date for Payment is a day falling 30 days prior to the relevant Payment Date; however, for the purposes of determining the Record Date for Payment, the relevant Payment Date will not be adjusted according to the Business Day convention.

Regulated Market of the PSE means the European regulated market operated by the PSE in accordance with Section 55 et seq. of the Capital Market Act.

Specified Office has the meaning set out in Condition 11.1.1.

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Subsidiary means any person in which another person has a direct or indirect participation of at least 50% in the registered capital or voting rights or has the right to appoint or recall a majority of the persons that are members of the governing body or supervisory body of the person, or persons in a similar position, or may push through such appointment or recalling, or whose financial statements are included in the consolidation level of the controlling person, or whose financial statements are consolidated with the financial statements of the controlling person in accordance with the IFRS, except the following companies:

(a)	SALEZA a.s., with its registered office at Prague 9, K Žižkovu 851, 19093, Company ID No.: 47116307; and

(b)	IGT Czech Republic LLC, with its registered office at the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801, USA.

Ultimate Controlling Person means Valea Foundation, duly registered as a foundation under the laws of Liechtenstein, registration number FL-0002.286.140-2, with its registered office at Vaduz, the Principality of Liechtenstein, or any similar entity (including a trust or trust fund) whose founder or trustor is or will be Mr Karel Komárek, born on 15 March 1969, and whose beneficiaries are or will be Mr Karel Komárek or his heirs or descendants.

Joint Lead Manager or Joint Lead Managers mean(s) the Coordinator, Česká spořitelna, a.s., with its registered office at Olbrachtova 1929/62, 140 00 Prague 4, Company ID No.: 452 44 782, LEI: 9KOGW2C2FCIOJQ7FF485, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 1171, Komerční banka, a.s., with its registered office at Na Příkopě 33, Land Registry No. 969, 110 00 Prague 1, Company ID No.: 453 17 054, LEI: IYKCAVNFR8QGF00HV840, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 1360, and UniCredit Bank Czech Republic and Slovakia, a.s., with its registered office at Želetavská 1525/1, 140 92 Prague 4 – Michle, Company ID No.: 649 48 242, LEI: KR6LSKV3BTSJRD41IF75, incorporated in the Commercial Register kept by the Municipal Court in Prague, file No. B 3608.

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VII.	INTEREST OF PERSONS INVOLVED IN THE ISSUE

The Issuer is not aware of any interest of persons involved in the Issue or offer of the Notes which would be material to the Issue or offer of the Notes, except for the interests of the Joint Lead Managers, which place the Notes on the market, and the Fiscal and Paying Agent.

The Coordinator also acts as Fiscal and Paying Agent, and Listing Agent.

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VIII.	REASONS FOR THE OFFER AND USE OF PROCEEDS

The Notes are offered for the purposes of financing companies comprising the SAZKA Group, financing acquisitions of new companies or increasing equity participations in existing companies, including in connection with the Voluntary Tender Offer, debt service and general needs.

The net proceeds of the Issue, which the Issuer will receive, will correspond to the total subscribed nominal value of the Notes, reduced by approximately (i) CZK 14 million (VAT included) corresponding to the costs of preparing the Issue and (ii) 1.7% of the total subscribed nominal value of the Notes.

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IX.	INFORMATION ABOUT THE ISSUER

1	Authorised Auditors

The consolidated financial statements of the Issuer according to IFRS, which consist of the consolidated statement of financial position as at 31 December 2018, consolidated comprehensive income statement, consolidated statement of changes in equity and consolidated cash flow statement for the year ending on 31 December 2018, as well as the notes on these financial statements, have been audited by the Auditor of the Issuer.

Trade name:	PricewaterhouseCoopers Audit, s.r.o.
Certificate No.:	021
Registered office:	Hvězdova 1734/2c, 140 00 Praha 4, Czech Republic
Professional organisation membership:	Chamber of Auditors of the Czech Republic
Responsible person:	Petr Burget and Jiří Zouhar
Certificate No.:	2019

The consolidated financial statements of the Issuer according to IFRS, which consist of the consolidated statement of financial position as at 31 December 2017, consolidated comprehensive income statement, consolidated statement of changes in equity and consolidated cash flow statement for the year ending on 31 December 2017, as well as the notes on these financial statements, have been audited by KPMG Česká republika Audit, s.r.o.

To the best of the Issuer’s knowledge, neither the Auditor of the Issuer nor KPMG Česká republika Audit, s.r.o. has any material interest in the Issuer. For the purposes of this declaration, the Issuer has considered, without limitation, the following material facts with regard to its relationship with the Auditor of the Issuer and KPMG Česká republika Audit, s.r.o.: any (i) ownership of shares issued by the Issuer or of shares of ownership interests in companies which form a group with the Issuer, or of any options to acquire or subscribe such shares or ownership interests; (ii) employment with, or compensation from, the Issuer; (iii) membership in the bodies of the Issuer; and (iv) relationship with the Lead Manager or listing of the Notes on the Regulated Market of the PSE.

2	Risk Factors Related to the Issuer

The risk factors related to the Issuer are provided in the introduction of the Prospectus in the Article Risk factors related to the Issuer.

3	Information about the Issuer

3.1	Basic Information about the Issuer

Trade name:	SAZKA Group a.s.
Place of registration:	The Issuer is incorporated in the Commercial Register administered by the Municipal Court in Prague, File No. B 18161
ID No.:	242 87 814
LEI:	3157001WZJ5O35EAL536
Incorporation date:	The Issuer was formed on the date of incorporation in the Commercial Register 2 April 2012
Establishment date:	The Issuer was established on 26 January 2012
Registered office:	Vinohradská 1511/230, Strašnice, 100 00 Praha 10
Legal form:	Joint-stock company
Governing law:	Law of the Czech Republic

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Telephone number:	+420 225 010 612
E-mail:	ir@sazkagroup.com
Web domain	http://www.sazkagroup.com[2]
Term:	Indefinite
Description of activities:	As stated in its Memorandum of Association of 26 January 2012, the Issuer was established for business purposes. According to Article 3 of the Articles of Association, as amended on 11 July 2019, the Issuer’s objects are (i) manufacture, trade and services not listed in Annexes 1 to 3 to the Trade Licensing Act and (ii) the lease of property, residential and non-residential premises.
Laws and regulations governing the Issuer and the main regulations governing its material subsidiaries or affiliates	They mainly include the following:
The Civil Code,
The Act on Business Corporations,
The Trade Licensing Act,
The Gambling Act,
Italian Civil Code from the year 1942, No. 262, and Italian concession deed No. 0058555 20/06/2016-I,
Greek Act No. 4548/2018, on the reform of joint-stock companies,
Greek Act no. 2843/2000 in relation to monopoly laws, as amended,
Greek Act No. 3229/2004, on the supervision of the gaming market, as amended,
Greek Act No. 4002/2011, on the regulation of the gaming market for video lottery terminals and online games, as amended,
Greek Act No. 3556/2007, on transparency requirements for companies whose shares are traded on a regulated market, as amended, and
Austrian Act No. 620/1989, on gambling, as amended.

3.2	Events Specific to the Issuer

The Issuer is not aware of any event specific to it or to any subsidiary which would have a material impact on the assessment of the Issuer’s solvency except the events described in the section 11.5 below.

3.3	Credit Rating

On 18 January 2019, the Issuer was assigned a rating by S&P Global Ratings Europe Limited registered under Regulation (EC) No 1060/2009 of the European Parliament and of the Council at the level of BB-with a positive outlook. On 26 July 2019, S&P changed the outlook from positive to negative in connection with the announcement of the Voluntary Takeover Offer (as described in Article 3.6 below).

A “BB” rating means that the Issuer is less vulnerable in the near future than other lower-rated borrowers. However, the Issuer faces significant uncertainties and exposure to adverse business, financial and economic conditions that may lead to the Issuer’s insufficient ability to meet its financial obligations. S&P’s “BB” rating has three grades (“+”, unmarked and “-”); the “-” sign indicates the position in relation to the other grades of the “BB” rating. A negative outlook indicates that a rating downgrade may occur in the medium or long term.

[2]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.

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3.4	Material Changes in the Issuer’s Financing Structure

No material change has occurred in the Issuer’s financing structure since the Issuer’s previous financing year.

3.5	Description of the Issuer’s Financing Activities

The financing of the Voluntary Tender Offer (as described in Article 3.6 below) will be arranged by the Issuer from the following sources of financing:

•	A syndicated loan of up to EUR 500 million from a syndicate of banks led by Citigroup Global Markets Limited, Credit Suisse International and J.P. Morgan Securities PLC (Syndicated Loan)

•	A secured bridge loan of up to EUR 900 million from the providers of the Syndicated Loan (Bridge Loan)

•

An unsecured and subordinated intergroup loan from a company a 100% subsidiary KKCG AG in the amount of up to EUR 750 million (Subordinated Loan), which will conclude a loan agreement in the same amount with J.P. Morgan Securities PLC.

The Syndicated Loan, the Bridge Loan and the Subordinated Loan may also be used partially according to the needs arising from the success of the Voluntary Tender Offer and for the costs associated with it, in the order specified above. The Syndicated Loan may also be used to repay the existing indebtedness of Emma Delta Hellenic Holdings Ltd. up to the amount of EUR 250,000,000 and for the purchase of shares in OPAP on the market during the Voluntary Tender Offer. If the Syndicated Loan is not fully used for the purposes of the Voluntary Tender Offer, the Issuer may use the unused part of the loan to finance its future acquisitions, if any. Under certain circumstances, the Bridge Loan and the Subordinated Loan may be used, among others, to refinance the indebtedness of the companies of the SAZKA Group. According to the agreement, the Syndicated Loan and the Bridge Loan should be secured using a collateral concerning, among others, the following assets: (i) 75% of shares in the Issuer, (ii) 100% of the Issuer’s shares in SAZKA Czech a.s., (iii) 100% of the Issuer’s shares in Austrian Gaming Holding a.s. and (iv) the receivables in the Issuer’s bank accounts where the dividends generated by the subsidiaries or affiliates of the Issuer will be received; and (v) the shares in OPAP acquired on the basis of the Voluntary Tender Offer.

The above is agreed in the interim facilities agreement concluded by the Issuer, SAZKA Group Holding a.s., KKCG AG, Citigroup Global Markets Limited, Credit Suisse International and J.P. Morgan Securities PLC, J.P. Morgan Europe Limited and Lucid Trustee Services Limited and other financial institutions on 7 July 2019.

Except the above, the Issuer is not aware of any event specific to it or to any subsidiary or affiliate which would have a material impact on the assessment of the Issuer’s solvency.

3.6	Investments

After the balance sheet date of the most recent published audited financial statements, the Issuer has performed the following material investments the nature of which is outside of the regular scope of the Issuer’s investments and which are important for assessing the Issuer’s solvency:

In January 2019, following due diligence, OPAP INVESTMENT LTD agreed to acquire a 51% share of the Greek and Cypriot operations of the Stoiximan betting company for EUR 94,860,000. As a result of this transaction and after approval by the relevant regulatory and antitrust authorities, OPAP will gain joint control over the Greek and Cypriot operations of Stoiximan Group together with other two shareholders of TCB Holdings Ltd, based on mutual contractual arrangements. In March 2019, EMMA Group, headed by EMMA CAPITAL Limited (EMMA Group), and KKCG Group, headed by KKCG AG (KKCG Group),

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successfully concluded negotiations on the division of assets in the SAZKA Group. On the basis of the share transfer agreements of 14 March 2019, EMMA Group acquired a 100% ownership interest in SAZKA Group Adriatic and KKCG Group acquired 25% of the shares in the Issuer and thus became the Issuer’s sole shareholder (Share Transfer Agreements). The Issuer also retained ownership interests in Czech SAZKA, the Greek OPAP, the Italian LOTTOITALIA and the Austrian CASAG. The transfer of the ownership interest in SAZKA Group Adriatic was settled on 21 May 2019 and this company thus ceased to be a part of the SAZKA Group.3 The settlement of the transfer of the 25% shares in the Issuer occurred on 11 July 2019 and EMMA GAMMA LIMITED ceased to be an owner of the Issuer.

On 8 July 2019 the Issuer announced the intention to make a Voluntary Tender Offer to all the other owners of shares in OPAP (Voluntary Tender Offer), who are not engaged in concerted practices. The Issuer and the persons engaged in concerted practices own 32.73% of the shares of OPAP. The Voluntary Tender Offer is valid regardless of the number of shares of OPAP that will be offered to the Issuer. The Issuer undertakes to take over (a) all the OPAP shares offered, limited only by their total number, i.e. 213,730,000 shares (after excluding the OPAP shares held by the Issuer and the persons engaged in concerted practices), as well as (b) up to 11,969,268 shares issued by OPAP in connection with the program of reinvesting the remaining dividend for the fiscal year 2018.

The Issuer offers EUR 9.12 per OPAP share. The Voluntary Tender Offer is not subject to any terms. If the Issuer and the persons engaged in concerting practices hold at least 90% of the OPAP shares after the completion of the Voluntary Tender Offer, the Issuer will:

•	have the obligation to purchase the remaining shares in OPAP that it is offered within 3 months of the publication of the results of the Voluntary Tender Offer; and

•	have the right to squeeze out the remaining shareholders who have not accepted the Voluntary Tender Offer within 3 months following the completion of the Voluntary Tender Offer,

at the same price that the Issuer has been offering in the Voluntary Tender Offer.4

3.7	History and Development of the Issuer

The Issuer was established on 26 January 2012 according to Czech law as a joint-stock company under the trade name PUU Czech, a.s. The Issuer was incorporated in the Commercial Register administered by the Municipal Court in Prague under File No. B 18161 on 2 April 2012. The trade name of the Issuer was changed into its current trade name by decision of the sole shareholder on 18 June 2014.

Below is the timeline of the main development milestones of the SAZKA Group:

•	2011: KKCG Group and PPF Group buy SAZKA.

•	2012: KKCG Group acquires SAZKA Group a.s., which then becomes the sole shareholder of SAZKA.

•

2013: Proceeding through the fund EMMA DELTA LTD (later renamed to EMMA DELTA VARIABLE CAPITAL INVESTMENT COMPANY LTD) (EMMA Delta), KKCG Group and EMMA Group, along with other investors, become the owners of an originally 33% stake in the Greek lottery and gaming OPAP Group.

•	2015: KKCG Group increases its economic ownership interest in EMMA Delta fund through the purchase of Vitalpeak Limited.

[3]	For this reason, SAZKA Group Adriatic is no longer described as a part of the SAZKA Group.
[4]	For detailed information see the notice regarding the Voluntary Tender Offer available at: http://www.helex.gr/documents/10180/5527440/863_5496_2019_English_1.pdf/7dfd0dfd-9410-4958-a386-3e82bec0bc5a

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•	2015: KKCG Group and EMMA Group acquire the indirect 11.35% share in the CASAG Group.

•	2016: The lottery and gaming activities of KKCG Group and EMMA Group are merged into a single SAZKA Group.

•	2016: The Issuer acquires an indirect ownership interest of 11.6% in Österreichische Lotterien Gesellschaft m.b.H. (the Austrian Lotteries).

•	2016: LOTTOITALIA is established, with the Issuer indirectly holding a 32.5% share, and the company is then granted a licence to operate the Lotto and 10eLotto for 9 years.

•

2017: The regulator in Cyprus grants the required consent to the transfer of 66.67% of the shares of EMMA DELTA MANAGEMENT LTD (EMMA Delta Management), which holds all the shares with voting rights in EMMA Delta), to the Issuer. The Issuer thus became a shareholder in EMMA Delta Management, which directly holds 100% of the management shares of the EMMA Delta fund, thus also indirectly controlling an originally 33% stake in the OPAP Group.

•

2017: The Issuer proceeds through Rubidium Holdings Limited (Rubidium) to buy 4.8% investor shares in EMMA Delta from Helixor Ltd., which has J&T Private Equity Group as a partner. This volume of shares represents an indirect share of 1.6% in the OPAP Group. As a result of the transaction, the Issuer’s indirect economic share in EMMA Delta, which indirectly held an originally 33% stake in OPAP, increased to 71.86% of the investor shares in this fund.

•

2018: Having acquired all the required regulatory approvals, the SAZKA Group completed the takeover of a 22.69% indirect share in the CASAG Group in January 2018. Then, in October 2018, the SAZKA Group completed the takeover of another 4.12% indirect share in the CASAG Group. As at the date of this Prospectus, the SAZKA Group thus owns a 38.16% indirect share in the CASAG Group.

•

2018: Proceeding through its subsidiary SAZKA Group Adriatic, the SAZKA Group acquires a 67% ownership interest in SUPER SPORT d.o.o. (SUPER SPORT), which is the market leader in sportsbook betting in Croatia.

•

2019: As described in detail in Article 3.6 Investments, EMMA Group acquired 100% of SAZKA Group Adriatic.[5] Having met the conditions precedent and obtained approvals from the competent authorities in the countries where the SAZKA Group operates, KKCG Group acquired the remaining 25% ownership interest in the Issuer and thus became the sole shareholder of the Issuer. The Issuer also retained ownership interests in the Czech company SAZKA, the Greek OPAP Group, the Italian company LOTTOITALIA and the Austrian CASAG Group.

•

2019: The Issuer proceeded through Rubidium to purchase 3.6% investor shares[6] in the EMMA Delta fund, as a result of which the indirect economic interest of the Issuer in the EMMA Delta fund, which indirectly holds a 32.73% stake in the OPAP Group, increased to the current 75.48% of the investor shares in this fund.

[5]	SAZKA Group Adriatic stopped being part of the SAZKA Group on 21 May 2019.
[6]	No voting rights are associated with the investor shares.

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3.8	Registered Capital of the Issuer

The registered capital of the Issuer is CZK 2,000,000 (two million Czech Koruna) and has been paid up in full. The registered capital is divided into 20 ordinary registered materialised shares with a nominal value of CZK 100,000 (one hundred thousand Czech Koruna) per share.

3.9	Goal and Purpose of the Issuer

The Issuer has been founded for private interests, for profit-making activities. This nature is assessed according to its main activity, which consists of the business activity and business objects, which are manufacturing, trade and services not stipulated in Annexes 1 to 3 to the Trade Licensing Act, and leasing of real estate, residential and non-residential properties pursuant to Article 3 of the Issuer’s Articles of Association.

3.10	Outstanding Loans and Investment Instruments Issued by the Issuer

As at 31 March 2019 the amount of the outstanding principal of the Issuer’s loans was EUR 267.8 million, of which the intragroup loan from SAZKA Group Financing a.s., provided from the issued notes SG 4,00/2022 (ISIN SK 4120013475), accounted for EUR 201.8 million and the subordinated, intragroup loan from Italian Gaming Holding a.s. accounted for EUR 66 million. As at 31 March 2019, the Issuer received deposits in the amount of CZK 1,427 million from its subsidiaries as part of the intragroup cash pooling operations.

As at 31 December 2018, the Issuer provided financial institutions with guarantees for the loans of its subsidiaries, in the total amount of EUR 353 million, of which the guarantee for the benefit of SAZKA Group Adriatic accounted for EUR 99.9 million and it expired in connection with the sale of the company. The Issuer also provided a guarantee of up to EUR 250 million to the holders of the notes issued by the subsidiary SAZKA Group Financing a.s.

As at the date of this Prospectus, the Issuer issued no investment instruments that would give rise to credit exposure to third parties.

3.11	Information about the Number of Employees

As at the date of this Prospectus, the SAZKA Group companies employ over 6,000 employees.

4	Business and Objects of the Issuer

4.1	Activities Pursued by the Issuer

The Issuer is a joint-stock company that was established for the purpose of holding, financing and managing ownership interest in lottery and gaming companies. Among others, the Issuer provides management and administration services to its Subsidiaries.

The main activities of the Issuer include investments in lottery and gaming companies. The SAZKA Group is one of the largest European lottery and gaming groups and operates mainly in continental Europe in the Czech Republic, Greece, Cyprus, Italy and Austria. It is an integrated group that includes a broad portfolio of lottery and gaming products and draws positive benefits from the tradition of its brands and their popularity among the customers on the local markets. The SAZKA Group consists of four major lottery and gaming companies, which, together with their subsidiaries, operate more than 63,000 points of sale for all the business segments. As the SAZKA Group does not own these points of sale and most of the assets are intangible, the business model is not particularly demanding in terms of the ownership of physical assets, with a relatively low need for investments in tangible assets. With regard to the size of the sales network and the growing online distribution, the SAZKA Group is able to serve over 79 million customers.

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Most revenues and earnings are generated in the numerical lottery and instant lottery segments with a relatively diversified geographical distribution. The SAZKA Group generates 100% of its revenues on regulated markets and operates all its lotteries, gaming activities and sports betting through government licences and concession agreements, most of which are exclusive and long-term. The first of the major licences in the Czech Republic for numerical lotteries and lottery tickets will expire in December 2022.

In the individual countries, the SAZKA Group is through

•	the company SAZKA, the numerical lottery and instant lottery market leader in the Czech Republic;

•

the OPAP Group, the holder of an exclusive licence to operate the so-called land-based lotteries, sports betting and VLTs in Greece, the holder of a licence for the operation of sports betting in Cyprus and the lottery operator in Cyprus on the basis of an inter-governmental treaty;

•	the minority share in the CASAG Group, the exclusive operator of lotteries, casinos and online games in Austria (including its subsidiary Austrian Lotteries);

•	its stake in the LOTTOITALIA joint venture, the exclusive operator of the Lotto concession in Italy.[7]

At the general level, the countries where the SAZKA Group companies operate in the area of lotteries are characterised as markets with significant entry barriers in the form of long-term contracts/monopolies with a single lottery operator in the form of a “national champion”, with high brand awareness and important customer loyalty.

The SAZKA Group fully complies with the principles of responsible gambling. The companies in the SAZKA Group - SAZKA, OPAP and Austrian Lotteries - are certified members of the World Lottery Association (the WLA) and their operations are in accordance with the WLA principles and the framework of the rules arising from the European Responsible Gaming Standards. All the revenues of the SAZKA Group are subject to local taxation and each SAZKA Group company also complies with the rules of the local regulator. The SAZKA Group focuses on developing its business activities while supporting the prosperity and well-being of the citizens in the countries where the SAZKA Group operates its activities.

Through the SAZKA company in the Czech Republic, the SAZKA Group is the official partner of the Czech Olympic team and the main partner of the Olympic foundation, which supports children from disadvantaged families. Through the charitable activities of the OPAP Group in Greece, a parts of the “Agia Sophia” and “P&A Kyriakou” children’s hospitals were refurbished and the overall refurbishment programme of these facilities has been continuing. The OPAP Group also supported 125 sports academies all over Greece. CASAG and the companies forming its group (the CASAG Group) are long-standing members of the Stiftung Kindertraum foundation, which helps children with disabilities, and are seen as one of the main organisers of various public events such as art exhibitions, concerts and tournaments intended to help promoting the social and cultural development of the population. The CASAG Group also organises the so-called “Casino on Tour”, which is involved in several charity projects, including projects supporting arts and cultural development.

Main Categories of Activities

Lotteries and gaming products

The SAZKA Group product portfolio includes over 50 products, which cover various types of numerical lotteries, instant lotteries, sports betting, casinos and VLTs.

[7]	For more information on the markets, including references to the resources on the position of the SAZKA Group companies on these markets, see Article 6 below.

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Lotteries

The category of lotteries includes numerical games. The lottery products can be further divided into jackpot and non-jackpot games. In jackpot games, the player bets a certain amount of money in an attempt to guess the number that will be drawn. There is a fixed quantity of the numbers in the drawing drum and of those drawn. There are two types of jackpot lotteries: an active lottery, where the players choose the given numbers and uses the lottery card to indicate the selected numbers, and instant lotteries, or passive lotteries (see the paragraph below), where the player buys the ticket, which already contains the automatically generated data. Besides conventional lotteries, games such as Keno8 continue to grow in popularity among non-jackpot games. Non-jackpot lottery games also include instant lotteries. Their main characteristics are provided below. Lottery games now also have their online versions.

The overview of the main lotteries of the SAZKA Group is provided in the table below.

Country	Lottery	Game type	Game frequency	Since
Czech Republic	Sportka	guessing 6 number out of 49, drawn in two wheels	2x a week and on special occasions	1957

Greece	Kino	sportsbook numerical lottery	every 5 minutes, drawn 180 times per day	2003

Austria	Lotto/LottoPlus	guessing 6 number out of 49, drawn in two wheels	2x a week and on special occasions	1986/2017

Italy	10eLotto	guessing 1 to 10 numbers out of 90, with 20 numbers being the winning ones	every 5 minutes	2009

Italy	Lotto	guessing 1 to 10 numbers out of 90, with 5 numbers being the winning ones in 11 wheels	3 times a week	1937

Instant lotteries

The most common form of the game involves the customer purchasing the card and then scratching the fields with the winning numbers or symbols and then proceeding to scratch the fields where the numbers or symbols matching the winning ones are hidden. Pursuant to the amount of matches, which is different for each card, the customer wins the relevant amount. The pay-out ratio in the instant lottery segment is between 50% and 70%.

In the Czech Republic, SAZKA Group has offered a wide range of instant lotteries under multiple brands (e.g. Rentier, Černá perla, Zlatá rybka) since 1989; instant lotteries have been offered in Greece since 2014. In Austria, instant lotteries are offered as a part of the multi-game strategy, i.e. multiple instant lotteries, including seasonal ones, in parallel.

Sportsbook betting

Sportsbook betting is based on the bettor guessing the outcome of the event following a financial deposit - the bet. The organiser of the bet considers the probability of the individual possible outcomes of the event to set the odds. The higher the probability of the outcome the lower the odds and thus the winning derived from the wager. Analogously, the higher the odds the lower the chance of the outcome for which the odds were set. The odds are always higher than one. There is no upper limit. The bettor who guesses the outcome correctly wins the wagered amount multiplied by the odds set by the organiser for the given outcome. In case of an incorrect guess, the operator keeps the wagered amount as earnings. Sportsbook bets are most commonly associated with sports events, followed by political and social events. Sportsbook betting is provided in betting shops, through an external distribution network, or in the form of online betting. Some bookmaking agencies allow clients to place bets over the telephone with the assistance of an operator. The current market trend of live betting during the individual sporting events has a positive impact on the development of this product portfolio. Live betting is gaining in importance mainly due to the development of online technologies.

[8]	In KENO, the player bets on 1 to 10 numbers from 20 numbers drawn out of the total of 80 on the basis of a playtable or lottery ticket.

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The SAZKA Group offers sportsbook betting through its network of branches in Greece and Austria and through the online platform in the Czech Republic (under the SAZKA Bet brand since 2009), Greece (under the Pame Stoixima brand since 2000) and Austria (under the Toto and Torwette brands).

Casinos

Casinos are establishments where various types of games are operated. These establishments are commonly found in, or in the vicinity of, hotels, restaurants and malls. The games usually use gaming chips, which must be purchased in advance. The winnings are also in chips, which are converted into cash as the player leaves the casino. Casino customers can play gaming machines (slots) or other desktop games that depend on chance (e.g. roulette) or, to a certain greater or lesser degree, on skill (e.g. blackjack, poker). The most popular casino games include baccarat, blackjack, dice, Keno, roulette, and slots. Casinos have also moved into the online space in recent years.

The CASAG Group operates 12 physical casinos in Austria (an exclusive licence), 4 casinos on boats and 26 physical casinos worldwide.

Digital games

Digital games represent games of chance played over online platforms via websites or mobile applications and, as such, they do not take the physical form of a ticket. The SAZKA Group offers these games through digital platforms such as eScratches (digital instant lotteries), eCasino and the virtual sports platform in the Czech Republic, Austria and Greece. The pay-out ratio for digital comes is usually between 74% and 98%.

Video lottery terminals (VLTs)

Gaming machines of this type form a wider network connected to a central computer. Because of this connection, the accumulated prize (jackpot) is contributed to by all the players within the network; the value of the winnings can thus reach tens of millions EUR. VLTs also have their online versions now.

The SAZKA Group is the exclusive operator of VLTs in Austria through Austrian Lotteries and the exclusive operator of VLTs in Greece through the OPAP Group, which holds a licence for 25 thousand terminals (over 20 thousand terminals were installed as at the date of this Prospectus).

Other products

In addition to its core products, the SAZKA Group also develops non-lottery services, which are not material due to the overall size of the SAZKA Group. The other products include, for example, the services of the mobile operator SAZKAmobil in the Czech Republic, financial services (e.g. recharging credit for mobile operator telephone cards, payment of postal orders, etc.) and provision of electronic payments in Greece (TORA Wallet S.A.). The group also operates an event studio and provides catering for casinos.

5	Description of the Issuer’s Activities

Being the parent company, the Issuer performs the management of its ownership interests in the lottery and gaming companies within the SAZKA Group, provides advisory services to the OPAP Group and provides security, loans and financing to the companies within the SAZKA Group. The Issuer itself does not undertake business activity on the markets of lotteries or games, and it is not the licence holder or operator of lotteries.

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6	Core Markets of the Issuer

The Issuer operates through its subsidiaries on the markets in the Czech Republic, Greece/Cyprus, Austria and Italy. All data presented in this section regarding the market shares in which the SAZKA Group is active are taken from data from the monitoring company H2 Gambling Capital, available to subscribers of information from this company, and the Issuer’s internal estimates.

Czech Republic

The Czech market share is represented by the SAZKA company.

In 2018, SAZKA in the Czech Republic reported GGR of CZK 6,442 million (of which numerical lotteries: CZK 4,789 million, instant lotteries CZK 1,297 million, digital games CZK 210 million and sportsbook betting CZK 147 million. According to the Issuer’s estimates, SAZKA’s market shares in the Czech Republic were 94% for numerical lotteries (100% for jackpot games) and 85% for instant lotteries.

Greece

The Greek market share is represented by the OPAP Group, the exclusive lottery operator in Greece. The Issuer includes the OPAP Group’s financial statements in its IFRS consolidations since October 2016.

According to H2 Gambling Capital data from April 2019 and the Issuer’s data, the total GGR in Greece was EUR 2,094 million in 2018, thus the OPAP Group’s total market share in the Greek gaming market is 70%, while in the numerical lottery, instant lottery and offline sports betting the OPAP Group, as an exclusive licence holder, has a 100% market share.

Italy

In 2018, LOTTOITALIA reported revenues of EUR 481 million from operating two lottery games. According to H2 Gambling Capital data from May 2019, LOTTOITALIA’s market share in Italy was 79% for numerical lotteries and 48% for lotteries in total.

Austria

In 2018, CASAG Group generated GGR of EUR 1,338 million. The CASAG Group companies, including Austrian Lotteries, are in an exclusive position in Austria in the lottery, casino and legal VLT segments, where they hold the 100% share according to the Issuer’s estimates.

7	Organisational Structure of the Issuer

7.1	Issuer Shareholder Structure

The Issuer is owned by KKCG AG, which holds shares representing 100% of the Issuer’s registered capital and voting rights.

KKCG AG is a 100% subsidiary of KKCG Holding AG, based in Switzerland. Valea Holding AG based in the Principality of Liechtenstein is the sole shareholder of KKCG Holding AG. Valea Foundation, existing under the law of the Principality of Liechtenstein, is the sole shareholder of Value Holding AG. Valea Foundation has no shareholders and is not controlled by any person. The designated beneficiary of Valea Foundation is Mr Karel Komárek, born on 15 March 1969, resident at 1936 Verbier, Chalet Trois Couronnes, Chemin Sonalon d’en Haut 8a, Swiss Confederation.

The Issuer is not aware of any agreements that may lead to a change in control of the Issuer.

7.2	SAZKA Group

Below is a simplified diagram of selected the SAZKA Group companies as at the date of the Prospectus. The companies specified in the diagram under the Issuer form a consolidated group and affiliated companies (unless otherwise specified, the ownership interest always corresponds to the share in the voting rights of the relevant person):

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Key: green – operating companies, grey – holding companies, white – controlling persons, light grey – Issuer of notes SG 4,00/2022.

The following table shows the companies which Issuer either consolidates fully or using the equity method, by geographical subgroup:

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			Effective share of ownership at the level of SAZKA Group a.s.
Company	Registered office	Method of consolidation as at the Prospectus date	As at the Prospectus date	2018	2017
Parent company: SAZKA Group a.s.	CZ	full	—	—	—
Czech Republic subgroup
SAZKA Czech a.s.	CZ	full	100.00%	100.00%	100.00%
SAZKA FTS a.s.	CZ	full	100.00%	100.00%	100.00%
SPORTLEASE a.s.	CZ	full	100.00%	100.00%	100.00%
Kavárna štěstí s.r.o.	CZ	full	100.00%	100.00%	100.00%
SAZKA a.s.	CZ	full	100.00%	100.00%	100.00%
IGT Czech Republic LLC	US	full	63.00%	63.00%	63.00%
SALEZA a.s.[1]	CZ	full	98.10%	98.10%	98.10%
Greece subgroup
RUBIDIUM HOLDINGS LIMITED	CY	full	100.00%	100.00%	100.00%
Emma Delta Management Ltd[2]	CY	full	66.70%	66.70%	66.70%
EMMA DELTA VARIABLE
CAPITAL INVESTMENT COMPANY LTD	CY	full	75.46%	71.87%	71.87%
Emma Delta Finance Plc	CY	full	75.46%	71.87%	71.87%
Emma Delta Hellenic Holdings Limited	CY	full	75.46%	71.87%	71.87%
OPAP S.A.[3]	GRE	full	24.90%	23.71%	23.71%
OPAP SERVICES S.A.	GRE	full	24.90%	23.71%	23.71%
OPAP SPORTS LTD	CY	full	24.90%	23.71%	23.71%
OPAP CYPRUS LTD	CY	full	24.90%	23.71%	23.71%
OPAP INTERNATIONAL LTD	CY	full	24.90%	23.71%	23.71%
OPAP INVESTMENT LTD	CY	full	24.90%	23.71%	23.71%
HELLENIC LOTTERIES S.A.	GRE	full	16.68%	15.89%	15.89%
HORSE RACES S.A.	GRE	full	24.90%	23.71%	23.71%
Neurosoft S.A.	GRE	full	16.86%	16.06%	16.06%
TORÀ DIRECT S.A.	GRE	full	24.90%	23.71%	23.71%
TORÀ WALLET S.A.	GRE	full	24.90%	23.71%	23.71%
TCB Holdings Ltd	M	equity	9.15%	8.71%	—
Italy subgroup
Italian Gaming Holding a.s.	CZ	full	100.00%	100.00%	100.00%
LOTTOITALIA S.r.l.	IT	equity	32.50%	32.50%	32.50%
Italian GNTN Holding a.s.	CZ	full	100.00%	—	—
Austrian Subgroup
Austrian Gaming Holding a.s.	CZ	full	100.00%	100.00%	100.00%
CAME Holding GmbH	AT	full	100.00%	100.00%	100.00%
Medial Beteiligungs GmbH	AT	full	99.66%	99.66%	29.63%
Casinos Austria AG4	AT	equity	38.16%	38.16%	11.35%
CLS Beteiligungs GmbH[5]	AT	equity	66.67%	66.67%	66.67%
LTB Beteiligungs GmbH[5]	AT	equity	66.67%	66.67%	66.67%
Lotto-Toto Holding GmbH	AT	equity	36.11%	36.11%	36.11%
Osterreichische Lotterien GmbH[6]	AT	equity	9.45%	11.55%	11.55%
Asia subgroup
SAZKA Asia a.s.	CZ	full	100.00%	100.00%	100.00%
Sazka Asia Vietnam Company Limited	VN	full	100.00%	100.00%	100.00%
Sazka Distribution Vietnam Joint Stock Company	VN	full	100.00%	100.00%	90.00%
Croatia subgroup
SAZKA Group Adriatic d.o.o.	HR	full	0%	100.00%	—
SUPER SPORT d.o.o.	HR	full	0%	67.00%	—
PUNÌ BROJ d.o.o.	HR	full	0%	67.00%	—
Minus5 d.o.o.	HR	full	0%	51.00%	—
Other companies
SAZKA Group Russia LLC	RU	full	100.00%	100.00%	100.00%
Vitalpeak Limited	CY	full	100.00%	100.00%	100.00%
IGH Financing a.s.1	CZ	full	100.00%	100.00%	100.00%
SAZKA Group Financing a.s.	SR	full	100.00%	100.00%	100.00%

Source: Consolidated financial statements of the Issuer for 2018

[1]	Companies in the voluntary liquidation process
[2]

Emma Delta Management Ltd holds the management shares (voting rights) in EMMA DELTA VARIABLE CAPITAL INVESTMENT COMPANY LTD; the investor shares in the company are held by RUBIDIUM HOLDINGS LIMITED, which now owns 75.46% of the investor shares of EMMA DELTA VARIABLE CAPITAL INVESTMENT COMPANY LTD.

[3]	OPAP SA and its subsidiaries form a sub-consolidated group and the subsidiaries are listed with a view to full consolidation.

[4]	Casinos Austria AG and its subsidiaries form a sub-consolidated group and these subsidiaries are not specified because of equity accounting.
[5]	Companies holding the same share of Lotto - Toto Holding (27.08% each)

[6]

Osterreichische Lotterien GmbH is a part of the consolidation of Casinos Austria AG; effectively, the Issuer holds a 37.62% share in this company (2018: 37,50% and 2017: 19.27%) as at the Prospectus date.

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7.3	Description of Major Companies in the SAZKA Group

Unless otherwise stated, the financial information provided for the individual companies is based on the annual reports of the companies prepared according to the IFRS for the relevant accounting periods. The information for CASAG and OPAP is provided in consolidated form at the level of the relevant sub-holding or sub-consolidated group (i.e. in relation to the OPAP Group and the CASAG Group). The financial data for SAZKA are presented at the level of the individual statements because there is no consolidation obligation for SAZKA. The financial data for LOTTOITALIA is also presented at the level of the individual statements because the company has no subsidiaries.

A. SAZKA
Trade name:	SAZKA a.s.
Place of registration:	Municipal Court in Prague, File No. B 7424
ID No.:	264 93 993
Incorporation date:	28 November 2001
Registered office:	K Žižkovu 851, Praha 9, Postcode 190 93
Legal form:	Joint-stock company
Web domain:	http://sazka.cz9

History and Description of the Core Activities

SAZKA was established in 1956 and is among the most traditional and iconic brands on the entire Czech market. The first numerical lottery, Sportka, was launched as early as 1957.

In 2011 KKCG Group became the co-owner and in 2012 the sole owner of SAZKA. SAZKA is a lottery company based in the Czech Republic with a major share of the lottery market. The company operates an extensive distribution network consisting of over 11,400 points of sale equipped with an online terminal to provide lottery and non-lottery services. In 2014 and 2015, SAZKA was the fastest growing lottery company in the world. The growth was caused by the launch of Eurojackpot, expansion of the instant lottery portfolio, and re-launch of traditional draw games. SAZKA also extended the portfolio of its non-lottery products in the area of sportsbook betting and financial services. It also launched a virtual mobile operator, which is now the largest virtual operator of mobile services in the Czech Republic, with over 200,000 customers as at 31 December 2018.

In connection with the new legislation governing online lotteries, SAZKA expanded its products and services in the online lottery and gaming market in 2017. In the same year, it launched the “Kavárna štěstí” (Lucky Cafe) project as the new distribution channel and acquired the company FORTUNA sázky, a.s., its main competitor on the instant lottery market and relaunched the “Zlatá rybka” (Goldfish) line of instant lotteries.

Regulation

The Czech lottery and gaming market can be described as an open market. SAZKA is currently the holder of the licence to operate several numerical lotteries, online numerical lotteries, the Eurojackpot international shared lottery, several dozen instant lotteries, online instant lotteries and online sportsbook bets. The licences were granted to SAZKA by the regulator, which is the Czech Ministry of Finance, in accordance with Act No. 202/1990 Coll. on lotteries and other similar games (effective from 31 December 2016) and the Gambling Act (effective from 1 January 2017). The Ministry of Finance grants the basic gaming licence on the basis of an application for the maximum period of 6 years, after which the licence can be granted again subject compliance with the statutory requirements for the basic gaming licence. Because of the new legislation, which introduced new regulations of the online lottery and gaming market subject to obtaining a licence, SAZKA could expand its portfolio by including online lottery and gaming services in 2017.

SAZKA currently holds licences to operate the following games:

•

From 24 November 1998, the licence to operate the TOTO SAZKA betting game, the “Šťastných 10” including “Šance milión”, Keno and Kostky numerical lotteries through points of sale. This licence complies with the transitional provision of the Gambling Act and is valid for 6 years following the effective date of the Gambling Act, i.e. until 1 January 2023, except the Kostky lottery, which was only licensed until 31 December 2017.

[9]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.

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•

In 2017, SAZKA obtained the basic lottery licence, under which it operates the Sportka, Kasička and Euromiliony lotteries and the EUROJACKPOT shared numerical lottery through points of sale and via the internet. On the basis of the licence, SAZKA also operates instant lotteries and online instant lotteries. In 2017, SAZKA also obtained the basic licence to operate technical games online. Other permits enable the company to operate various online games in the instant lottery segment.

•	From 22 January 2014 SAZKA holds the licence to operate the “SAZKAmobil šance” numerical lottery through points of sale. The licence is valid until 1 January 2023.

Membership

SAZKA is a regular member of international lottery organisations: European Lotteries (EL) and the WLA. SAZKA has been awarded the fourth level, i.e. the highest level, of the WLA certificate for responsible gaming. Through its WLA membership, SAZKA is committed to approaching its customers and public order responsibly.

In 2017 the Company Received from the EL the Responsible Gaming Certificate.

B. OPAP
Trade name:	Hellenic Football Prognostic Organisation S.A.
Place of registration:	Republic of Greece, Chamber of Commerce of Athens,
registration number 46329/06/B/00/15
Registration number:	GEMI 003823201000
Incorporation date:	21 September 1999
Registered office:	112 Athinon Avenue, Athens, Greece
Legal form:	Joint-stock company
Web domain:	https://www.opap.gr/en/home[10]

OPAP was established in 1958. Its shares are traded on the Athens Stock Exchange since 2001.

OPAP is the parent company of the OPAP Group, in which the SAZKA Group currently performs effective control for IFRS purposes (the OPAP Group). The OPAP Group includes the companies HELLENIC LOTTERIES S.A., HORSE RACES S.A., Neurosoft S.A., OPAP CYPRUS LTD, OPAP INTERNATIONAL LTD, OPAP INVESTMENT LTD, OPAP, OPAP SERVICES S.A., OPAP SPORTS LTD, TORA DIRECT S.A., TORA Wallet S.A. In addition, the OPAP Group acquired an ownership interest in the company TCB Holdings Ltd. in 2018, which thus became an affiliated entity to the SAZKA Group.

The OPAP Group is the main player on the Greek lottery market11 and holds the exclusive licence to operate numerical games, sportsbook betting, horse-racing and VLTs. As a part of the joint venture Hellenic Lotteries S.A., where it holds a 67% stake, it operates a company with an exclusive licence for instant lotteries in Greece. The OPAP Group has operated VLTs since 2017. In terms of the performance of the overall product portfolio, the most successful games include Kino (a Keno-like game) and Pame Stoixima (sportsbook betting).

The privatisation of OPAP in 2013, where EMMA Group successfully led the acquisition of an originally 33% share, had a positive impact on the development of the company as well as of the overall gaming and lottery market. The new management streamlined the operational aspects of the company, strengthened the operational strategy, set up a stable product portfolio and improved other material activities.

[10]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.
[11]	For more information on the markets, including references to the resources on the position of the SAZKA Group companies on these markets, see Article IX.6 above

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Sports betting in Cyprus is operated through the company OPAP SPORTS LTD and numerical lotteries through OPAP CYPRUS LTD. Following the obtaining of the applicable regulatory approvals, the OPAP Group will acquire a share in the Stoiximan online betting company, which operates in Greece and Cyprus.

The OPAP Group’s distribution network in Greece and Cyprus includes about 12,800 points of sale.

Regulation

In terms of market regulation, the exclusive licence to numerical lotteries and sports betting is valid until 2030 (that for online sports betting until 2020). The licence to instant lottery operations is valid until 2026. The horse-racing (mutual betting) licence is valid until 2036 (until 2030 for sportsbook betting and until 2020 for online betting). Since 2011, the OPAP Group has owned the 10-year licence to operate VLTs but the term commenced only in January 2017.

Membership

OPAP is a regular member of the largest and most important international lottery organisations - the EL and the WLA. OPAP was awarded the fourth level, i.e. the highest level, of the WLA certificate for responsible gaming.

C. LOTTOITALIA
Trade name:	LOTTOITALIA S.r.l.
Place of registration:	Italian Republic, Italian Chamber of Commerce and
Industry
Registration number:	13854281006
Registered office:	Viale Del Campo Boario 56/D, CAO 00154, Rome, Italian
Republic
Legal form:	Limited liability company
Web domain:	https://www.lottoitalia.com/[12]

History and Description of the Core Activities

LOTTOITALIA has operated the Lotto numerical lottery on the basis of a concession since November 2016. The concession is exclusive and allows the operation of two nationwide games: Lotto and 10e Lotto. While Lotto is an older numerical lottery that dates back to the 16th century, 10e Lotto was introduced in 2009 and is based on Keno. Both games are offered at 34,000 points of sale all over Italy. The competitive market can be described as limited. The main success of LOTTOITALIA, in addition to successfully developing Lotto, is continuing the operation of the new 10eLotto, which is very popular with the younger population.

Regulation

LOTTOITALIA received the Lotto and 10eLotto games concession for 9 years and the operations began on 30 November 2016. The concession was granted to a consortium consisting of Lottomatica Holding (61.5%), Italian Gaming Holding a.s. (32.5%) and minority investors (6%).

Other Activities in Italy

In 2019 the Issuer established Italian GNTN Holding a.s., of which it is the sole owner, in order to participate in a tender to win the 9-year licence for operating the SuperEnalotto game. The formal final result of the tender is unknown as at the date of this Prospectus.

D. CASAG
Trade name:	Casinos Austria AG
Place of registration:	Republic of Austria, Commercial Register administered by
the Commercial Court in Vienna
Registration number:	FN 99 639 d
Incorporation date:	1967

[12]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.

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Registered office:	Rennweg 44, 1038, Vienna, Republic of Austria
Legal form:	Joint-stock company
Web domain:	http://casinos.at13

E. Austrian Lotteries
Trade name:	Österreichische Lotterien Gesellschaft m.b.H
Place of registration:	Republic of Austria, Commercial Register administered by
the Commercial Court in Vienna
Registration number:	FN 54472g
Registered office:	Rennweg 44, 1038, Vienna, Republic of Austria
Legal form:	Limited liability company
Web domain:	http://www.lotterien.at14

The operations of CASAG Group are managed from its headquarters in Austria (Vienna). The CASAG Group includes a wide network of companies worldwide, in particular in Hungary (Sopron), Denmark (Copenhagen, Helsingor, Vejle, Odense), Germany (e.g. Hannover), Czech Republic (Karlovy Vary, Brno), Belgium (Brussels), Macedonia (Skopje), Canada (Port Perry), Liechtenstein (Vaduz), Georgia (Batumi), Chile (Puerta Arenas), Australia (Cairns), including Switzerland (Lugano, St. Moritz, Bern). The CASAG Group has a total of 5,200 point of sale.

History and Description of the Core Activities

Austrian Lotteries was established in 1986 in order to introduce the Lotto 6 aus 45 game in Austria. At the same time, the operation of the TOTO game (football betting), which was the source of funding of Austrian sports, was transferred from the monopoly gaming administration to Austrian Lotteries. The main objective was to restructure the decentralised lottery market.

Austrian Lotteries operates numerical lotteries and sportsbook betting in Austria. Lotto 6 aus 45 is the main game, with the Euromillions international game being another important one. Austrian Lotteries holds the licences to electronic lotteries (VLTs and online casino), which it operates together with the CASAG Group companies using the win2day.at and winwin platform.

In 2015, the Issuer acquired an indirect, roughly 11.35% stake in the CASAG Group. Through other transactions completed in 2018, the SAZKA Group increased its ownership interest in the CASAG Group to 38.16%. At present, the CASAG Group holds a 73.83% share in Austrian Lotteries. Therefore, through its ownership interest in the CASAG Group, the SAZKA Group continues to indirectly hold 28.17% of Austrian Lotteries. As the SAZKA Group itself indirectly owns also another indirect, 9.45% share in Austrian Lotteries, its total effective share in Austrian Lotteries is thus 37.62%.

Regulation

In 2011, the company received the concession to operate numerical lotteries, sports betting and lottery terminals until 2027. The licence for gaming products (casino and VLTs) was granted in 2012 and is valid until 2027.

Membership

Austrian Lotteries is a regular member of the EL and the WLA. Austrian Lotteries received the highest level, i.e. the fourth level, of WLA certificate for responsible gaming.

7.4	Issuer’s Dependence on the SAZKA Group Companies

The Issuer supports its subsidiaries in the areas of central management, strategic management, development of their existing and new sales channels and technologies, innovative gaming formats and marketing strategies.

[13]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.
[14]	The information on the website is not part of the Prospectus, unless the information is incorporated into the Prospectus by reference.

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The issuer is a joint-stock company that mainly manages its ownership interests within the SAZKA Group and provides loans and security, including provision of security for the companies within the SAZKA Group. The Issuer therefore depends on the income from dividends and other revenues from the SAZKA Group companies. The Issuer’s ability to meet its obligations will be materially affected by the value of its ownership interests and the financial and economic standing of the individual SAZKA Group members. This dependence on the SAZKA Group members may intensify if the Issuer provides to any individual SAZKA Group member a loan or credit facility. The eventual inability of the relevant SAZKA Group member to repay the loan or facility could be materially detrimental for the Issuer. The Issuer’s dependence on its sole shareholder is based on the shareholder’s ownership interest and share in the voting rights.

8	Information about Trends

8.1	No Material Adverse Change

The Issuer declares that no material adverse changes in the Issuer’s outlooks have occurred since the date of the most recent audited consolidated financial statements of the Issuer. The Issuer also declares that no material adverse changes have occurred in the financial situation of the SAZKA Group since the end of the most recent accounting period for which financial data were published.

8.2	Information about Known Trends

As at the date of this Prospectus, no trends, uncertainties, claims, obligations or events which would be realistically likely to have an adverse impact on the Issuer’s outlooks.

As the SAZKA Group operates on the lottery and gaming market, there are a number of factors and trends that may have an impact on the SAZKA Group (and thus on the Issuer).

The main trends affecting the lottery and gaming industry include, in particular, the growth of the European market, the increasing share of online gaming, privatisation, and regulation.

Growth of the European Lottery and Gaming Market

The European market (EU 28), which covers the activities of European legal gaming and lottery companies and their products including, in particular, numerical lotteries, instant lotteries, casinos, gaming machines, VLTs, sports betting, horse racing, grew at the average annual rate of about 9% p.a. in terms of GGR from 2013 to 2018. The European market reached the total GGR of EUR 362 billion in 201815. According to data from the monitoring company H2 Gambling Capital, the European market is expected to grow at the average annual rate of 4% p.a. from 2018 to 2021. The deceleration of the growth of the European market may also decelerate the growth of the SAZKA Group, which operates on this market.

Online Gaming

The lottery and gaming market is generally affected by the emerging demand mainly for online gaming, which has been gaining in popularity in recent years. While global online gaming reported a market share of only 7% in 2009, it reached 14% in 2018 according to data from the monitoring company H2 Gambling Capital. With regard to the trends in the EU and in comparison with the development of the traditional number games, instant lotteries, sports betting, gamine machine and casino operations, online gaming enjoys greatest popularity in the Nordic region, while the states in the southern part of the EU still prefer the more traditional forms of gaming. This difference is primarily influenced by regulatory developments, the demographic differences between these regions as well as by the maturity of the economy, culture and lifestyle. In connection with the increasing share of online gaming, greater pressure on product portfolio innovation, increasing offer of services, lower barriers for entry into the industry, and decreasing importance of the network of branches and gaming machines can be expected. The SAZKA Group therefore actively responds to these changes and makes considerable expenditure on product development, in particular, on online products and their launch.

[15]	H2 Gambling Capital 2019

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Privatisation

The privatisation of what was originally the domain of state lotteries is an important recent trend. The SAZKA Group sees this trend as an opportunity to expand its activities into other countries. Even though acquisition growth is associated with risks, it offers an opportunity to improve the performance of the SAZKA Group and to develop its activities in the relevant country. The SAZKA Group has a history of participating in four transactions involving investments in private equity. Lotteries operated on a private basis generally show higher sales growth, with eight European lotteries run by private investors. In the European region, private lotteries are operated in Albania, Austria, Cyprus, the Czech Republic, Greece, Ireland, Italy, and United Kingdom.

Regulation

Even though the gaming and lottery industry is not currently subject to Europe-wide regulation, regulation at the national level tends to increase, aiming, in particular, to promote responsible gaming, protect the end consumers, ensure state revenue, and decrease the share of the illegal lottery and gaming market. As a result, the regulatory regime is becoming tighter including, for example, the more stringent conditions regarding the advertising and promotion of gaming products, the requirements concerning the lottery and gaming operators are increasing, with the associated increase in costs (including the introduction of/increase in taxes on lottery and gaming activities). These measures can contribute to the pressure on the yield on assets.

9	Profit Forecasts or Estimates

The Issuer does not forecast or estimate the profit in the format compliant with the requirements of the Prospectus Regulation and it has therefore decided not to include such a forecast or estimate in the Prospectus.

10	Administrative, Management and Supervisory Bodies of the Issuer

10.1	Board of Directors

The Board of Directors is the governing body of the Issuer. The Board of Directors is responsible for the business management of the Issuer and for any other powers that are not entrusted to another body of the Issuer by the Articles of Association, the law or a decision of a competent public authority. The Board of Directors ensures the proper accounting, presents to the General Meeting for approval the ordinary, extraordinary, consolidated and, if any, interim financial statements and the proposal for the distribution of profit or settlement of a loss in accordance with the Articles of Association. The Board of Directors has 3 members, one of whom is the Chairman. The members of the Board of Directors are appointed and removed by the General Meeting. The Board of Directors elects and removes the Chairman of the Board. The term of a member of the Board of Directors is five years. The members of the Board of Directors can be re-elected. The Board of Directors has a quorum if the majority of the members of the Board of Directors are present.

The Issuer is always represented by two Directors acting jointly.

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As at the date of this Prospectus, the Board of Directors of the Issuer consists of the following persons:

Karel Komárek

Term commencement date:	Chairman of the Board of Directors, member of the Board of Directors since 17 August 2016

Experience and other relevant information:	Karel Komárek (born on 15 March 1969)

Karel Komárek is the founder of KKCG Group, which has experienced dynamic development in the past 20 years under his management.

KKCG Group is an international investment group with EUR 5.2 billion worth of assets. As a strategic investor, the KKCG Group has focused in the long term on oil and natural gas extraction, the lottery industry, tourism and investments in information technologies in the long term. KKCG Group owns shares in over 25 Czech and foreign companies including, for example, the MND Group, the SAZKA Group, the FISCHER travel agency, and IT companies: DataSpring, SafeDX, or the venture capital fund Springtide Venture. KKCG operates in 10 countries worldwide.

Karel Komárek is a major philanthropist and most KKCG Group companies have their own social responsibility programmes. He is the founder of the Karel Komárek Proměny Foundation, which has been in operation for ten years and is committed to the development of the urban environment in the Czech Republic and to improving public awareness of architecture, landscaping and the importance of the quality environment for people. The foundation also has programmes focusing on bringing up children in a natural environment etc. In 2017 Karel Komárek established the Family Foundation and KKCG Group has been the main partner of one of the most important international music festivals in Prague - the Dvořák Prague Festival - for ten years.

Karel Komárek is a member of the governing bodies of the companies within KKCG Group, in particular as:

• Chairman of the Board of Directors of KKCG AG, Switzerland;

• Chairman of the Board of Directors of KKCG Holding AG, Switzerland; and

• Chairman of the Board of Directors of KKCG a.s., Czech Republic.
Pavel Šaroch

Term commencement date:	Member of the Board of Directors since 17 August 2016

Experience and other relevant information:	Pavel Šaroch (born 9 July 1970)

Pavel Šaroch has held management positions in companies trading in securities, such as Ballmaier & Schultz CZ and Prague Securities, as an investment banking and corporate governance specialist since 1995.

From 1999 to 2001 he was a member of the Board of Directors of I.F.B., which focuses on organisational and economic consulting and on managing the investment projects of the owner. In 2001 he was appointed Vice-Chairman of the Supervisory Board of ATLANTIK FT and then became a member of the Board of Directors of this company.

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Pavel Šaroch is a member of the Board of Directors of Directors of the parent company of the investment group KKCG Group. KKCG AG, which is the majority shareholder of the Issuer and of the individual holding companies that belong to the Group. He is also the Chief Investment Director of KKCG a.s.

Pavel Šaroch is also a member of the governing and supervisory bodies of multiple companies, in particular as:

• Chairman of the Board of Directors of SAZKA Czech a.s., Czech Republic;

• Chairman of the Board of Directors of SAZKA, Czech Republic;

• Member of the Supervisory Board of SAZKA FTS a.s., Czech Republic;

• Chairman of the Board of Directors of Austrian Gaming Holding a.s., Czech Republic;

• Chairman of the Board of Directors of SAZKA Asia a.s., Czech Republic;

• Chairman of the Board of Directors of Italian Gaming Holding a.s., Czech Republic;

• Chairman of the Board of Directors of SAZKA Group Financing a.s., Slovak Republic;

• Member of the Board of Directors of KKCG Holding AG, Switzerland;

• Member of the Board of Directors of KKCG AG, Switzerland;

• Second Vice-Chairman of the Board of Directors of OPAP, Greece; and

• Member of the Board of Directors of LOTTOITALIA, Italy.

Robert Chvátal

Term commencement date:	Member of the Board of Directors since 11 July 2019

Experience and other relevant information:	Robert Chvátal (born 10 August 1968)

As the Chief Executive Officer, Robert Chvátal leads the SAZKA Group and its international team to become one of the key players in lotteries and gaming with an emphasis on innovation and business expansion organically or through acquisitions.

Robert Chvátal contributed to making SAZKA in the Czech Republic one of the fastest growing lottery companies in Europe in the years 2013-2016.

Robert Chvátal began his professional career in Procter & Gamble and Benckiser. He subsequently spent 15 years in the field of mobile telecommunications as Chief Marketing Director of T- Mobile Czech Republic a.s., and later as CEO of T-Mobile Slovensko, a.s. and T-Mobile Austria. Robert is the first Vice President of the Association of European Lotteries.

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Robert Chvátal is also a member of the governing and supervisory bodies of multiple companies, in particular as:

• Member of the Board of Directors of SAZKA Czech a.s., Czech Republic;

• CEO and Member of the Board of Directors of SAZKA, Czech Republic;

• Member of the Board of Directors of Austrian Gaming Holding a.s., Czech Republic;

• Member of the Board of Directors of Italian Gaming Holding a.s., Czech Republic;

• Member of the Board of Directors of SAZKA Group Financing a.s., Slovak Republic; and

• Member of the Board of Directors of OPAP, Greece.

10.2	Supervisory and Control Bodies

The Supervisory Board is the supreme control body of the Issuer.

The Supervisory Board of the Issuer consists of one member. The members of the Supervisory Board are appointed and removed by the General Meeting. The term of office of each member of the Supervisory Board is five years. Members of the Supervisory Board can be re-elected. The Supervisory Board supervises the performance of the powers of the Board of Directors and the operations of the Issuer.

As at the date of this Prospectus, the sole member of the Supervisory Board of the Issuer is:

Tomáš Porupka

Term commencement date:	Member of the Supervisory Board since 17 August 2016

Experience and other relevant information:	Tomáš Porupka (born 12 May 1975)
Tomáš Porupka studied law at the Faculty of Law of Charles University in Prague and the Autonomous University in Madrid and economy at the University of Economics in Prague. He worked in international law firms in Prague and Madrid for 11 years. Before joining KKCG Group, he worked at the Clifford Chance LLP branch in Prague as Senior Associate for five years. During his previous practice he focused on international business and acquisitions, corporate law and real estate law.

Tomáš Porupka is also a member of the governing and supervisory bodies of multiple companies, in particular as:

• Member of the Supervisory Board of SAZKA, Czech Republic;

• Member of the Supervisory Board of SAZKA Czech a.s., Czech Republic;

• Member of the Supervisory Board of Austrian Gaming Holding a.s., Czech Republic;

• Member of the Supervisory Board of Italian Gaming Holding a.s., Czech Republic;

• Chairman of the Supervisory Board of SAZKA Group Financing a.s., Czech Republic; and

• Director of Lotto-Toto Holding GmbH.

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10.3	Declaration on Conflict of Interest and Compliance with the Sound Corporate Management and Governance Regime

The Issuer is not aware of any potential conflict of interest between the Issuer-related obligations of the members of the Board of Directors and members of the Supervisory Board of the Issuer and their private interest or other obligations, but the discharge of their office as members of the Boards of Directors or Supervisory Boards of the companies specified in Article 10.2 may involve a conflict of interest due to the fact that they are also members of the bodies of the other companies and also follow the interests of such companies or those of the persons controlled by such companies. The Issuer complies with all the sound governance and management requirements set by the applicable laws and regulations of the Czech Republic, in particular the Civil Code and the Act on Business Corporations, if applicable. In its governance and management, the Issuer does not follow any rules specified in any corporate governance and management code because it follows the corporate governance and management requirements arising from the applicable laws and regulations, which it considers sufficient.

11	Financial Information Concerning the Issuer’s Assets and Liabilities, Financial Position and Profits and Losses

11.1	Selected Historical Consolidated Financial Data

The following tables provide an overview of selected historical consolidated financial data from the audited consolidated financial statements of the Issuer for 2018, including the comparable data for 2017, compiled according to IFRS, and they should therefore be read in conjunction with such comparable data. The 2017 figures are taken from the 2018 financial reports and therefore some of these financial values may differ from the 2017 financial reports. Full financial statements of the Issuer are incorporated in the Prospectus by reference (see chapter Information incorporated by reference).

Some of the information contained in this Prospectus has been rounded, and therefore the figures given in the individual tables may vary slightly. The sums in each table need not be equal to the arithmetic sum of the numbers preceding the sum.

The historical consolidated financial information of the Issuer for 2017 was verified by KPMG Česká republika Audit, s.r.o. and that for 2018 was verified by the Auditor of the Issuer. Both auditors issued an unqualified opinion regarding the financial statements mentioned above. To the best of the Issuer’s knowledge, no material adverse changes occurred in the Issuer’s outlook and no material changes occurred in the financial or business situation of the Issuer between the date of the most recent audited financial statements, i.e. 31 December 2018, and the date of this Prospectus except as specified herein (a change of the Issuer’s shareholder structure, the sale of SAZKA Group Adriatic, and the payment of the Issuer’s other capital funds of EUR 420,000 thousand to KKCG AG that was set-off against a loan granted by the Issuer to KKCG AG as financial assistance).

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Consolidated statement of financial position (EUR ‘000)
ASSETS	2018	2017*
Intangible assets	1 989 714	1 980 572
Goodwill	892 149	620 195
Property, plant and equipment	142 732	138 182
Investment property	903	922
Other non-current investments	2 201	918
Equity method investees	670 729	498 579
Long-term receivables and other non-current assets	86 323	23 372
Deferred tax asset	2 046	3 716

Total non-current assets	3 786 797	3 266 456

Inventories	11 266	8 400
Short-term trade receivables and other current assets	206 556	213 522
Current tax asset	288	893
Short-term financial assets	15 010	8 908
Cash and cash equivalents	312 678	410 288

Total current assets	545 798	642 011

Total assets	4 332 595	3 908 467

EQUITY AND LIABILITIES	2018	2017*
Share capital	81	81
Capital contributions and other reserves	473 034	485 439
Translation reserve	(9 842)	(12 462)
Retained earnings and profit for the year	347 849	250 004

Total equity attributable to owners of the Company	811 122	723 062
Non-controlling interest	961 960	929 072

Total equity	1 773 082	1 652 134

Liabilities
Bank loans and other borrowings – non-current portion	1 653 740	1 338 235
Other long-term liabilities	129 484	11 912
Long term provisions	31 688	33 767
Employee benefits	4 807	3 084
Deferred tax liability	234 005	225 801

Total non-current liabilities	2 053 724	1 612 799

Bank loans and other borrowings, current portion	113 172	261 429
Short-term trade and other payables	363 379	370 268
Current tax liability	16 600	2 148
Short-term provisions	12 638	9 689

Total current liabilities	505 789	643 534

Total liabilities	2 559 513	2 256 333

Total equity and liabilities	4 332 595	3 908 467

*	Upon completion of acquisition accounting for NEUROSOFT S.A. in 2018 comparatives for 2017 were restated.

Source: Consolidated financial statements of the Issuer for 2018

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Consolidated statement of comprehensive income
EUR ‘000	2018	2017*
Amount staked	5 501 500	4 967 155
Gross gaming revenue (GGR)	1 885 706	1 664 027
Lottery tax	(582 658)	(530 436)

Net gaming margin (Net gaming revenue - NGR)	1 303 048	1 133 591

Revenue from sale of goods and services	130 874	99 818
Other operating income	15 191	36 585
Agent’s commissions	(411 718)	(396 565)
Materials, consumables and services	(337 720)	(288 069)
Marketing services	(90 957)	(95 404)
Personnel expenses	(107 209)	(81 564)
Other operating expenses	(50 131)	(54 984)
Share of profit of equity method investees (net of tax)	101 297	73 758

Operating EBITDA**	552 675	427 166

Depreciation and amortization	(118 905)	(95 300)

Profit from operating activities	433 770	331 866

Interest income	3 155	2 937
Finance income	2 016	184
Finance cost	(86 134)	(76 000)

Loss from financial operations	(80 963)	(72 879)

Profit before income tax	352 807	258 987
Income tax expense	(90 293)	(69 525)

Profit for the year after tax	262 514	189 462

Items that are or may subsequently be reclassified to profit or loss:
Foreign currency translation differences for foreign operations	2 651	(4 724)
Remeasurement of hedging derivatives (net of tax)	(6 719)	16 462
Share of other comprehensive income of equity method investees	(5 542)	(232)
Items that will not be reclassified to profit or loss:
Actuarial remeasurements	(76)	181

Other comprehensive income / (loss) for the year	(9 686)	11 687

Total comprehensive income for the year	252 828	201 149

Profit for the year after tax attributable to:
Owners of the Company	139 684	92 921
Non-controlling interests	122 830	96 541
Profit for the year after tax	262 514	189 462
Total comprehensive income attributable to:
Owners of the Company	131 143	104 574
Non-controlling interests	121 685	96 575
Total comprehensive income for the period	252 828	201 149

*	Upon completion of acquisition accounting for NEUROSOFT S.A. in 2018 comparatives for 2017 were restated.
**	Operating profit before interest, tax, depreciation and amortization.

Source: Consolidated financial statements of the Issuer for 2018

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Consolidated statement of cash flows (EUR ‘000)	2018	2017*

OPERATING ACTIVITIES
Profit (+) for the year	262 514	189 462
Adjustments for:
Income tax expense	90 293	69 525
Depreciation and amortization	101 364	95 300
Impairment losses on intangible assets & goodwill	17 541	—
Profit (-) / loss (+) on sale of property, plant and equipment and intangible assets	66	71
Net interest expense (+)	72 896	66 473
Net FX gains (-) / losses (+)	(161)	346
Other financial gains (dividends)	(44)	(34)
Share of profit (-) of equity method investees	(101 297)	(73 758)
Operating result before changes in working capital and provisions	443 172	347 385
Increase (+) / decrease (-) in provisions	2 593	(1 369)
Increase (-) / decrease (+) in inventories	(2 866)	4 549
Increase (-) / decrease (+) in trade receivables and other assets	(51 304)	(76 245)
Increase (+) / decrease (-) in trade and other payables	(3 369)	43 355
Cash generated from operating activities	388 226	317 674
Interest paid	(91 084)	(54 796)
Income tax paid	(71 795)	(34 741)
Net cash generated from operating activities	225 337	228 137
INVESTING ACTIVITIES
Acquisition of property, plant and equipment and intangible assets	(79 822)	(95 380)
Acquisition of subsidiaries, net of cash acquired	(200 915)	(33 181)
Acquisition of equity method investees	(186 528)	(101 668)
Distribution from equity method investees	32 796	27 330
Proceeds from sale of property, plant and equipment and intangible assets	276	190
Interest received	2 022	2 547
Dividends received	77 380	23 492
Net movement in short-term financial assets**	7 699	4 698
Net cash used in investing activities	(347 091)	(171 972)
FINANCING ACTIVITIES
Dividends paid to owners of the Company	(40 338)	—
Dividends paid to non-controlling interest	(95 977)	(299 265)
Contributions to other capital funds	—	31 651
Loans and borrowings received	996 345	696 696
Repayment of loans and borrowings	(806 885)	(399 413)
Net movement in restricted cash related to financing activities	(13 801)	—
Other capital transactions with owners	(9 094)	(1 586)
Purchases of non-controlling interest in subsidiaries	(6 909)	(36 154)
Net cash generated from (+) / used in (-) financing activities	23 341	(8 070)
Net decrease (-) / increase (+) in cash and cash equivalents	(98 413)	48 095
Effect of currency translation on cash and cash equivalents	803	(3 806)
Cash and cash equivalents at the beginning of the year	410 288	365 999
Cash and cash equivalents at the end of the year	312 678	410 288

*	Upon completion of acquisition accounting for NEUROSOFT S.A. in 2018 comparatives for 2017 were restated.
**	Net results from cashpooling transactions.

Source: Consolidated financial statements of the Issuer for 2018

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Consolidated statement of changes in equity (ths EUR)	Share capital	Reserve fund	Other funds	Currency translation reserve	Hedging reserve	Retained earnings and profit for the period	Total equity attributable to owners of the Company	Non-controlling interest	Total equity
Restated balance at 1 January 2018*	81	197	469 443	(12 462)	15 799	250 004	723 062	929 072	1 652 134

Profit for the year	—	—	—	—	—	139 684	139 684	122 830	262 514
Other comprehensive loss	—	—	(5 029)	2 620	(6 113)	(19)	(8 541)	(1 145)	(9 686)
Total comprehensive income	—	—	(5 029)	2 620	(6 113)	139 665	131 143	121 685	252 828

Transactions with owners, recorded directly in equity:
Reallocation of previous profit	—	3	—	—	—	(3)	—	—	—
Business combinations	—	—	—	—	—	—	—	26 839	26 839
Dividends paid	—	—	—	—	—	(40 338)	(40 338)	(95 977)	(136 315)
Other movements in equity	—	29	(1 295)	—	—	(1 454)	(2 720)	(12 775)	(15 495)
Purchase of non-controlling interest in subsidiaries	—	—	—	—	—	(25)	(25)	(6 884)	(6 909)
Total transactions with owners	—	32	(1 295)	—	—	(41 820)	(43 083)	(88 797)	(131 880)

Balance at 31 December 2018	81	229	463 119	(9 842)	9 686	347 849	811 122	961 960	1 773 082

Consolidated statement of changes in equity (EUR ‘000)	Share capital	Reserve	Other funds	Currency translation reserve	Hedging reserve	Retained earnings and profit for the period	Total equity attributable to owners of the Company	Non-controlling interest	Total equity
Balance at 1 January 2017	81	—	438 598	(7 738)	(778)	183 041	613 204	1 139 164	1 752 368

Profit for the year*	—	—	—	—	—	92 921	92 921	96 541	189 462
Other comprehensive loss	—	—	(232)	(4 724)	16 577	32	11 653	34	11 687
Total comprehensive income	—	—	(232)	(4 724)	16 577	92 953	104 574	96 575	201 149

Transactions with owners, recorded directly in equity:
Reallocation of previous profit	—	51	—	—	—	(51)	—	—	—
Business combinations	—	—	—	—	—	—	—	4 055	4 055
Dividends paid	—	—	—	—	—	—	—	(299 265)	(299 265)
Other movements in equity	—	146	(574)	—	—	444	16	(1 686)	(1 670)
Other capital contributions	—	—	31 651	—	—	—	31 651	—	31 651
Purchase of non-controlling interest in subsidiaries	—	—	—	—	—	(26 383)	(26 383)	(9 771)	(36 154)
Total transactions with owners	—	197	31 077	—	—	(25 990)	5 284	(306 667)	(301 383)

Restated balance at 31 December 2017*	81	197	469 443	(12 462)	15 799	250 004	723 062	929 072	1 652 134

*	Upon completion of acquisition accounting for NEUROSOFT S.A. in 2018 comparatives for 2017 were restated.

Source: Consolidated financial statements of the Issuer for 2018

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11.2	Circumstances Relevant to the Consolidation of the OPAP Group

Issuer’s Decision to Fully Consolidate the OPAP Group

The decision that, for IFRS purposes, the SAZKA Group effectively controls the OPAP Group and therefore fully consolidates the OPAP Group in the financial statements represents material discretion of the Issuer. The Issuer’s Board of Directors understands and notes that this decision influences all the accounting items reported in the financial statements of the Issuer and has therefore made the decision with due care and attention. The decision took into consideration all the material facts and circumstances available to the Board of Directors of the Issuer, both those supportive of and those contrary to the final decision.

The Issuer submits in this context that it has performed the relevant analysis in relation to the decision on control of the OPAP Group according to IFRS and it notes that its considerations are mainly based on the facts and circumstances indicating that it controls the OPAP Group rather than on holding more than a half of the voting rights in OPAP.

This matter was also formally discussed with the CNB, which agreed with the conclusions of the Board of Directors of the Issuer that the financial statements of the OPAP Group should be fully consolidated in the Issuer’s financial statements.

Material Facts Leading to the Issuer’s Decision Regarding Effective Control over the OPAP Group

Pages 51 and 52 of the Issuer’s Annual Report 2018 list the material facts that caused the Issuer to decide to consolidate the OPAP Group in its financial statements.

Share and Exercise of Voting Rights in OPAP

The SAZKA Group holds 66.7% of the voting rights in Emma Delta Management Ltd. (Emma DM), which indirectly holds 32.73% of the shares of OPAP. The remaining 33.3% of the voting rights in Emma DM are held by a third party. Emma DM is the manager and owner of all the voting rights in the fund Emma Delta Variable Capital Investment Company Ltd., which holds the above-mentioned 32.73% share in OPAP through Emma Delta Hellenic Holdings Ltd. On the basis of the shareholder agreement between the shareholders of Emma DM and the Issuer, the Issuer is entitled to appoint the majority of the members of the governing body of Emma DM including the Chairman, which effectively enables it to control Emma DM.

Even though Emma DM holds less than 50% of the OPAP shares, its holding is by far the largest individual stake in OPAP. The remaining 67.27% of the shares are dispersed among a large group of investors, with the largest proportion (2.87%) being held by the KBC Bank NV 1 fund according to the information available as at 22 November 2018. KBC also holds another 2.23% through the KB Bank NV 2 fund and 0.74% through the KB Bank NV 3 fund. As at the date specified above, no other investor held a share in OPAP reaching 3%.

Since Emma DM acquired the 33% share in OPAP, the average shareholder attendance at OPAP’s General Meetings and extraordinary General Meetings has been 71.33% (ranging from 67.51% to 74.71%), with Emma DM’s share representing 46.33% of the voting rights present on average (ranging between 44.86% and 48.88%). The remaining share in OPAP was represented by hundreds of shareholders at these general meetings. The average number of shareholders required to obtain absolute majority of the votes present was 198 (ranging between 133 and 280). As a result of this fact it is highly unlikely that such a majority of shareholders would be able to unite at the General Meeting to outvote the Issuer.

Most of the shareholder resolutions which were proposed at the General Meetings with Emma DM voting “in favour” were approved.

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There are no other potential voting rights or other contractual arrangements regarding Emma DM’s share in OPAP.

Board of Directors of OPAP

The Board of Directors of OPAP consists of 13 members, three of whom hold executive positions in OPAP. At the same time, three of the ten non-executive members must be independent of Emma Delta Hellenic Holdings Ltd. and the Issuer. Nevertheless, these members are also elected by OPAP’s General Meeting, at which Emma DM may exercise its dominant position.

The members of the Board of Directors of OPAP nominated by the Issuer form the majority of the Board of Directors, including the positions of the CEO and Chairman of the Board of Directors. The powers of the Board of Directors of OPAP are not limited in any way and the Board can thus directly carry out major transactions including acquisitions or divestments of shares in other companies.

Regulatory Approvals

In addition to the scattered shareholder structure of OPAP, there are other obstacles which make it difficult for others to take over control over OPAP, such as the need to obtain approval from the Hellenic Gaming Commission, which supervises the gambling companies active in Greece, or from competition authorities.

The final decision about the existence of effective control of the SAZKA Group over the OPAP Group stems mainly from (i) the fact that the Issuer was able to control the most recent general meetings of OPAP, acting indirectly as the majority shareholder of Emma DM, (ii) the Issuer’s ability, through Emma DM, influence the appointment of a majority of the members of the Board of Directors and (iii) the Issuer’s ability to indirectly direct relevant OPAP activities through the influence on the appointment into key management positions in OPAP.

Impact of the Potential Classification of the OPAP Group as an Affiliated in the Issuer’s Consolidated Financial Statements

Despite the above-mentioned facts and the final discretion of the Issuer, it cannot be ruled out that an independent third party (including another independent auditor) may conclude that the OPAP Group should not be considered an entity controlled by the Issuer and, as such, it should not be consolidated in the Issuer’s consolidated financial statements but instead, it should be recognised using the equity method.

This change would have a material impact on the items reported in the Issuer’s consolidated financial statements. However, it does not have an impact on the calculation of the financial covenants, which are specified in Article 4 of the Terms and Conditions (in particular, the obligation to maintain the Net Indebtedness Ratio below a certain value). The financial liabilities of the Issuer specified in the Terms and Conditions are calculated on a pro rata basis, i.e. in accordance with the actual capital interests held by the Issuer in other companies and they are not therefore exposed to any change in the method applied to consolidate the SAZKA Group in the Issuer’s consolidated financial statements.

The selected performance data of the SAZKA Group in the Prospectus are also provided on a pro rata basis, thus enhancing the Issuer’s transparency in terms of the income of the SAZKA Group.

11.3	Financial Results and Financial Indicators of the SAZKA Group Companies

General Note on the Non-IFRS financial Indicators

The selected financial indicators in this Prospectus are not financial indicators under IFRS. Those indicators are: EBITDA, EBITDA Margin, Profit Margin, Net Debt to EBITDA Ratio, Total Debt to Equity Ratio, Net Financial Debt, ROAE, Cash Conversion and also all financial data and financial indicators after adjustments (collectively Non-IFRS financial indicators). The Non-IFRS financial indicators are sometimes used by investors, financial analysts or other interested parties as additional indicators to assess the effectiveness of companies’ performance or their ability to use business income to pay debt service, capital costs and operating expenses.

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The Non-IFRS financial indicators alone do not provide a sufficient basis to compare the performance of the SAZKA Group or its entities with other companies, do not replace other financial data and indicators given in financial reports as net profit, operating profit, cash flows from operating, financial or investment activities or other data or indicators determined in accordance with IFRS, and should not be evaluated separately without a simultaneous assessment of the financial information presented in the financial reports of the Issuer and the relevant SAZKA Group companies.

The Issuer provides the Non-IFRS financial indicators, as it believes that these data show trends in the business of the SAZKA Group that may be helpful to relevant investors and financial analysts. These indicators also illustrate the geographic and economic diversity of the SAZKA Group, and selected financial covenants are based on the Non-IFRS financial indicators.

The Issuer further notes that the Non-IFRS financial indicators included in the Prospectus do not represent indicators of the same or similar name that are included in its financial reports or in the financial statements of the SAZKA Group companies, except for GGR and NGR.

The Non-IFRS Financial Indicators and Related Data Used

EBITDA is determined as operating profit before depreciation, amortization, interest and tax as disclosed in the profit/loss statement (EBITDA).

The gross gaming revenue from lotteries and betting are the amount staked less the winnings paid (GGR).

The net gaming revenue from lotteries and betting is determined as GGR less fees and taxes (NGR).

EBITDA margin is determined as the ratio of EBITDA to NGR (EBITDA margin).

Profit margin is determined as the ratio of profit after deduction of tax to NGR (Profit Margin).

Total debt is determined as the sum of bank loans and other borrowings - the long-term part and bank loans and other borrowings - the short-term part (Total Debt).

Net debt is determined as Total Debt less cash, cash equivalents and current financial assets (Net Debt).

Net financial debt is determined as the sum of long-term liabilities and short-term liabilities less cash and cash equivalents (Net Financial Debt).

Cash Conversion is determined as the ratio of EBITDA less investment in tangible and intangible fixed assets16 to EBITDA (Cash Conversion).

Return on average equity is determined as profit or loss after tax divided by the average yearly value (calculated as average of the value at the beginning and end of a year) of total equity (ROAE).

Financial Performance of the Issuer in 2017 and 2018

All financial information in this sub-chapter applies to the Issuer’s consolidated financial statements.

In 2018, amount staked totalled EUR 5,501,500 thousand (2017: EUR 4,967,155 thousand), with a year-on-year growth of 11%.

[16]	The acquisition of tangible fixed assets includes, in particular, land, structures and equipment, the acquisition of intangible fixed assets includes, in particular, trademarks, licences and software.

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In 2018, GGR reached EUR 1,885,706 thousand (2017: EUR 1,664,027 thousand), with a year-on-year growth of 13%.

The NGR was EUR 1,303,048 thousand, a year-on-year increase of nearly 15% (2017: EUR 1,133,591 thousand). Other revenues, in the amount of EUR 130,874 thousand (2017: EUR 99,818 thousand) came from the sale of goods and services, mainly from the services of a virtual mobile operator, recharging prepaid mobile phone credit, and the sale of event tickets.

The total operating costs were EUR 997,735 thousand, an increase by 9% from EUR 916,586 thousand in 2017. The most important cost items include mainly product distribution fees to partners/intermediaries amounting to EUR 411,718 thousand (41% of the total costs in 2018), followed by personnel costs, which reached EUR 107,209 thousand (11% of the total costs in 2018), and marketing costs amounting to EUR 90,957 thousand (9% of the total costs in 2018). The costs of IT systems, technologies and software (including maintenance services) were EUR 122,409 thousand (12% of the total costs in 2018). The other cost items mainly consist of the cost of sale, consulting services and utility and service costs (telecommunications, rent, etc.).

The members of the SAZKA Group whose financial information is reported in the Issuer’s financial statements using the equity method are recognised as a share of profit after tax corresponding to the ownership interest held by the Issuer in these SAZKA Group Members. In 2018, this recognition mainly applied to the results of LOTTOITALIA and the CASAG Group (2017: LOTTOITALIA and Medial Beteiligungs-GmbH17). The amount of their share in profit after tax in 2018 was EUR 101,297 thousand (2017: EUR 73,758 thousand) and the 37% year-on-year increase was caused by increasing the ownership interest in the CASAG Group from 11% to 38% and the year-on-year increase in the earnings of LOTTOITALIA by 14%.

EBITDA for 2018 was EUR 552,675 thousand (2017: EUR 427,166 thousand), a year-on-year increase of 29%. In absolute terms, the EBITDA growth by EUR 125,509 thousand was contributed to by the OPAP Group with EUR 47,576 thousand, SAZKA with EUR 19,270 thousand, SUPER SPORT with EUR 45,019 thousand, CASAG with EUR 15,722 thousand, LOTTOITALIA with EUR 8,345 thousand and non-allocable costs of EUR 10,423 thousand.

The EBITDA Margin for the year was 42% (2017: 38%).

The financial net loss for 2018 reached EUR 80,963 thousand (2017: EUR 72,879 thousand). In 2018, the net income after tax was EUR 262,514 thousand, which represented a 39% increase from the EUR 189,462 thousand in 2017.

The 2018 Profit Margin was 20% (2017: 17%).

The company paid a dividend of EUR 40,338 thousand in 2018 (2017: -).

The total assets for 2018 were EUR 4,332,595 thousand (2017: EUR 3,908,467 thousand). The most important asset items include in particular intangible fixed assets and goodwill, accounting for 67% of the balance sheet total in 2018 (2017: 67%). The investments reported using the equity method were EUR 670,729 thousand in 2018 (15% of the balance sheet total) and the amount of cash and cash equivalents was EUR 312,678 thousand (7% of the balance sheet total).

Total equity reached EUR 1,773,082 thousand in 2018, of which the total equity of the Shareholder accounted for EUR 811,122 thousand and equity attributable to non-controlling interests accounted for EUR 961,960 thousand. The total bank loans and other borrowings reached EUR 1,766,912 thousand (2017: EUR 1,599,664 thousand).

As of 31 December 2018, the ratio of Net Debt to EBITDA was 2.6x (as at 31 December 2017: 2.8x).

[17]	A holding company holding the share in CASAG.

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As of 31 December 2018, the Net Financial Debt was EUR 2,246,835 thousand (as at 31 December 2017: EUR 1,846,045 thousand).

As of 31 December 2018, the ratio of Total Debt to Total Equity was 1.0x (as at 31 December 2017: 0.97x).

In 2018, Cash Conversion was 86% (2017: 78%).

In 2018, ROAE was 15% (2017: 11%).

Product representation

The representation of the individual products in the total consolidated EBITDA of the Issuer for 2018 and 2017 is provided in the table below18. The numerical lotteries account for the dominant part of EBITDA, reaching 66% for 2018 (2017: 77%); in absolute figures 2018: EUR 365 million (2017: EUR 328 million), a year-on-year increase of 11%. Sportsbook betting is the second-largest segment, accounting for 20% (2017: 15%) of the total EBITDA. Instant lotteries represent a stable segment, with total EBITDA of EUR 37 million (2017: EUR 31 million), accounting for 7% in both years.

	Consolidated EBITDA (EUR ‘000)	of which	Numerical lotteries	Instant lotteries cards	Sportsbook betting	Digital games	VLTs & gaming machines	Other*
2018	552,675		66%	7%	20%	4%	7%	-3%
2017	427,166		77%	7%	15%	1%	2%	-2%

*	Costs not allocable to the individual segments

Source: Consolidated financial statements of the Issuer for 2018

Product representation for 2018 and 2017 broken down by the Issuer’s consolidated operating profit is shown in the table below. The dominant part of the consolidated operating profit is made up of the numerical lottery segment, which reached a 77% share in 2018 (2017: 92%). The second largest segment is odds betting with 22% (2017: 10%), followed by the instant lottery segment with a share of 6 % in 2018 (2017: 9%).

EUR ‘000	Consolidated profit from operating activities	out of which	Numerical lotteries	Instant lotteries	Sports betting	Digital games	VLTs & gaming machines	Other*
2018	433 770		77%	6%	22%	5%	0%	-10%
2017	331 866		92%	9%	10%	1%	-8%	-4%

*	Costs unallocable to individual products/service lines

Source: Consolidated financial statements of the Issuer for 2018

Geographical representation

The share of the individual countries in the consolidated EBITDA of the Issuer is provided in the table below. The main part of the consolidated EBITDA is generated in Greece, which accounts for 62% (2017: 68%), followed by the Czech Republic with 14% (2017: 14%) and Italy with 12% (2017: 14%). Austria’s share for 2018 was 5% (2017: 3%), and Croatia accounted for 8% in 2018 (2017: -).19

EUR ‘000	Consolidated EBITDA	out of which Czech Republic	Greece	Cyprus	Austria	Italy	Croatia	Other*
2018	552 675	14%	62%	2%	5%	12%	8%	-4%
2017	427 166	14%	68%	3%	3%	14%	0%	-2%

*	Costs unallocable to specific country

Source: Consolidated financial statements of the Issuer for 2018

[18]

Since LOTTOITALIA and CASAG are accounted for using the equity method, and therefore the applicable equations are not recognized in NGR of the SAZKA Group, the EBITDA is used for purposes of product and geographical representation that already recognizes investments accounted for the equity method.

[19]	SAZKA Group Adriatic, having its business activity in Croatia, stopped being part of the SAZKA Group on 21 May 2019.

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SAZKA’s Financial Performance in 2017 and 2018

All financial information in this sub-chapter applies to SAZKA.

In 2018 the amount staked reached CZK 15,279,219 thousand (2017: CZK 12,699,408 thousand) and recorded a year-on-year increase of more than 20%.

GGR in 2018 amounted to CZK 6,442,455 thousand (2017: CZK 5,420,945 thousand), which represents a year-on-year increase of 19%.

NGR for the year 2018 was CZK 4,949,158 thousand (2017: CZK 4,160,863 thousand), and thus grew by almost 19%.

The revenues in 2018 were generated by numerical and instant lotteries both in the conventional printed and in the electronic form, which also marked the biggest increase in terms of revenue. Eurojackpot was the most successful numerical lottery. The growth in online betting is due to the increased revenues from Sazka Bet (sports betting) and to the launch of the new vertical gaming platform Sazka Hry (a virtual casino).

Lotteries and bets accounted for 92% of the total sales in 2018 (2017: 91%), which reached CZK 5,394,122 thousand in 2018 (2017: CZK 4,553,798 thousand). The other revenues in addition to the NGR mainly come from the virtual mobile network operator, from mobile credit recharging and from event ticket sales. All the revenues of the company come from the Czech market.

The total operating costs before depreciation/amortization were CZK 3,365,089 thousand in 2018, an increase by 14% compared to CZK 2,950,405 thousand in 2017. The most important cost items include product distribution fees to partners/intermediaries in the amount of CZK 785,384 thousand (23% of the total costs in 2018). These fees are linked to the sales and their increase is due to the increased sales. The costs of IT systems, technologies and software (including maintenance services) were CZK 604,696 thousand (18% of the total costs in 2018). The marketing costs reached CZK 598,022 thousand (18% of the total costs in 2018) and personnel costs reached CZK 476,133 thousand (14% of the total costs in 2018). The other cost items mainly consist of the cost of material and utilities consumption and cost of services (telecommunications, rent, etc.).

EBITDA amounted to CZK 2,029,033 thousand in 2018 (2017: CZK 1,603,393 thousand), which represents a year-on-year growth of 27%.

The EBITDA Margin for the year was 41% (2017: 39%).

In year-on-year terms, the financial costs remained almost unchanged with CZK 318,738 thousand (2017: CZK 313,452 thousand). In 2018, the company marked a profit after tax of CZK 1,300,548 thousand, a 34% increase from the CZK 972,313 thousand in 2017.

The 2018 Profit Margin was 26% (2017: 23%).

In 2018 the company paid a dividend of CZK 500,000 thousand from the accumulated profit for 2017 and an advance dividend for 2018 in the amount of CZK 1,220,000 thousand; the total dividend thus reached CZK 1,720,000 thousand. In 2017 the dividend paid for 2016 was CZK 443,983 thousand.

The balance sheet total for 2018 was CZK 14,018,740 thousand (2017: 13,906,683 thousand). The main asset items include mainly intangible fixed assets and goodwill, which in 2018 represented 85% (2017: 85%) of the balance sheet total. In the year 2018 the equity reached CZK 4,495,931 thousand (2017: CZK 5,049,405 thousand) and the total bank loans and other borrowings amounted to CZK 7,159,950 thousand (2017: CZK 6,804,835 thousand).

Net Debt to EBITDA ratio reached 3.1x as of 31 December 2018 (31 December 2017: 3.6x).

As of 31 December 2018, the ratio of Total Debt to Total Equity was 1.6x (31 December 2017: 1.3x).

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Cash Conversion reached 93% in 2018 (2017: 93%).

The financial results of SAZKA are fully consolidated in the Issuer’s financial statements.

In relation to the period from 2012, when the KKCG Group became the sole owner of SAZKA, there were the following changes in its financial performance. Past developments are not an indicator of the future developments of these figures. In 2012, NGR and EBITDA of SAZKA were EUR 96 million and EUR 36 million, respectively. In 2018, its NGR and EBITDA were EUR 193 million and EUR 80 million, respectively. Therefore, in the period 2012 to 2018, NGR and EBITDA grew at an average yearly pace of 12% and 14%, respectively.

Financial Performance of the OPAP Group in 2017 and 2018

All financial data presented in this sub-chapter refer to the OPAP Group, i.e. the values are stated on a consolidated basis for all companies belonging to the OPAP Group, unless otherwise explicitly stated.

In 2018 the volume of amount staked reached EUR 4,390,861 thousand (2017: EUR 4,422,902 thousand) and recorded a year-on-year decline of 1%.

GGR in 2018 amounted to EUR 1,547,015 thousand (2017: EUR 1,455,514 thousand), which represents a year-on-year increase of more than 6%.

NGR for the year 2018 was EUR 1,039,935 thousand (2017: EUR 972,936 thousand), and thus grew by 7%. Lotteries accounted for 50%, sports betting for 26%, VLTs for 14% and instant lotteries for 10% of the total NGR in 2018. The NGR growth was mainly due to VLTs, for which a year-on-year increase of 263% was reported.

In 2018, OPAP Group in Greece reported a GGR of EUR 1,547 million (of which EUR 1,456 million in Greece), of which numerical lotteries reached EUR 698 million, instant lotteries EUR 96 million, sports betting EUR 388 million and VLTs EUR 209 million.

Lotteries and bets accounted for 89% of the total sales in 2018 (2017: 89%), with the figures reported being EUR 1,168,723 thousand (2017: EUR 1,092,572 thousand). The other revenues in addition to the NGR mainly come from the sale of prepaid cards. Of the total NGR, 93% is generated in Greece and the remaining 7% in Cyprus.

The total operating costs before depreciation/amortization were EUR 815,122 thousand in 2018, an increase by 4% from EUR 786,117 thousand in 2017. The most important cost items include product distribution fees to partners/intermediaries, in the amount of EUR 381,090 thousand (47% of the total costs in 2018). The marketing costs reached EUR 65,839 thousand (8% of the total costs in 2018) and personnel costs reached EUR 76,052 thousand (9% of the total costs in 2018). The other costs include the cost of IT, telecommunication and other services.

In 2018 EBITDA amounted to EUR 353,600 thousand (2017: EUR 306,455 thousand), and thus recorded a year-on-year growth of 15%.

The EBITDA Margin for the year 2018 was 34% (2017: 31%).

In 2018, the OPAP Group generated a profit after tax of EUR 145,301 thousand, a 10% increase from the EUR 131,538 thousand in 2017.

The 2018 Profit Margin was 14% (2017: 14%).

In 2018 OPAP paid dividends of EUR 127,098 thousand; the dividends paid in 2017 were EUR 444,944 thousand (a half representing ordinary dividends and the other half representing extraordinary dividends).

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The balance sheet total for 2018 was EUR 1,749,923 thousand (2017: EUR 1,798,205 thousand). 64% of the assets are intangibles (in particular, the rights to the individual games and the advance for the future payments to the state of Greece, in the amount of EUR 300,000 thousand), followed by cash and trade receivables.

In 2018, the equity reached EUR 759,536 thousand (2017: EUR 759,462 thousand) and the total bank loans and other borrowings reached EUR 650,451 thousand (2017: EUR 682,269 thousand).

The dividends declared by the company for 2018 were EUR 222,084 thousand; the dividends declared for 2017 were in the amount of EUR 349,599 thousand.

The Net Debt to EBITDA ratio reached 1.3x as of 31 December 2018 (31 December 2017: 1.4x).

As of 31 December 2018, the ratio of Total Debt to Total Equity was 0.86x (31 December 2017: 0.90x).

Cash Conversion in 2018 was 85% (2017: 69%).

The financial results of the OPAP Group are fully consolidated in the Issuer’s financial reports.

In relation to the period from 2013, when the KKCG Group and the EMMA Group became investors in the EMMA Delta fund holding a 33% stake in the OPAP Group, there were the following changes in their financial performance. Past developments are not an indicator of the future developments of these figures. In 2013, NGR and EBITDA of the OPAP Group were EUR 875 million and EUR 222 million, respectively. In 2018, NGR and EBITDA were EUR 1,040 million and EUR 354 million, respectively. Therefore, in the period 2013 to 2018, NGR and EBITDA grew at an average yearly pace of 4% and 10%, respectively.

LOTTOITALIA’s Financial Performance in 2017 and 2018

All financial information in this sub-chapter applies to LOTTOITALIA.

The amount staked in 2018 amounted to EUR 8,016,808 thousand (2017: EUR 7,481,275 thousand), a year-on-year increase of nearly 7%. Over 71% of the amounts staked come from 10eLotto, and the traditional Lotto represents 26%. The revenues are generated by the 6% concession fee on the amount staked, reaching EUR 481,008 thousand in 2018 (2017: EUR 448,877 thousand), representing a year-on-year increase of 7%. For the term of the concession, the licence fee is a constant EUR 85,556 thousand and the NGR for 2018 thus amounted to EUR 395,486 thousand (2017: EUR 363,323 thousand), an increase of 9%. The revenues are generated exclusively in the territory of Italy.

The total operating costs before depreciation/amortization were EUR 100,366 thousand, a decrease by 7% from EUR 107,379 thousand in 2017. The most significant cost items in 2018 include mainly the service fees paid to Lottomatica for the operation of the distribution network, with EUR 59,997 thousand representing 60% of the operating costs. Other important items include marketing costs of EUR 11,973 thousand (12% of the total costs in 2018) and material and utilities consumption with EUR 15,096 thousand (15% of the total operating costs in 2018).

In 2018 EBITDA amounted to EUR 380,675 thousand (2017: EUR 341,500 thousand) and recorded a year-on-year growth of 11%.

EBITDA margin (i.e. in this case where LOTTOITALIA is financed by a concession, the EBITDA ratio to total revenues generated by the concession fee) reached 79% for 2018 (2017: 76%). The 2018 total financial costs reached EUR 241 thousand (2017: EUR 18 thousand).

In 2018, the company generated a profit after tax of EUR 203,524 thousand, a 14% increase from the EUR 177,845 thousand in 2017. The 2018 Profit Margin was 51% (2017: 49%).

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In 2018, the company paid dividends to shareholders in the total volume of EUR 278,756 thousand; in 2017, the dividend paid was EUR 104,771 thousand.

Cash Conversion in 2018 was 100% (2017: 60%).

The balance sheet total for 2018 was EUR 967,674 thousand (2017: EUR 1,088,430 thousand). The main asset item consists of a concession in the net book value of EUR 591,759 thousand (2017: EUR 677,315 thousand), which is reduced annually by uniform depreciation/amortization over the concession period of 9 years. Also important are the current financial assets from cash-pooling within the Lottomatica S.p.A. group, reaching EUR 247,408 thousand as at 31 December 2018 (31 December 2017: EUR 269,561 thousand).

In 2018 the equity reached EUR 927,809 thousand (2017: EUR 1,003,040 thousand) and the company had no bank debt or other loan in 2017 or 2018.

The financial results of LOTTOITALIA are reflected in the consolidated financial reports of the Issuer using the equity method.

In 2013, LOTTOITALIA accepted total bets of EUR 6,333 million; in 2018 accepted bets totalled EUR 8,017 million, therefore during this period they grew at an average yearly pace of 5%. Past developments are not an indicator of the future developments of these figures.

Financial Results of the CASAG Group (Including Austrian Lotteries) in 2017 and 2018

All financial information in this sub-chapter applies to the CASAG Group.

In 2018 the volume of amount staked reached EUR 4,487,945 thousand (2017: EUR 4,019,603 thousand) and recorded a year-on-year increase of 12%.

GGR amounted to EUR 1,338,014 thousand (2017: EUR 1,281,577 thousand), which represents a year-on-year increase of 4%.

NGR for the year 2018 was EUR 705,115 thousand (2017: EUR 690,541 thousand), and thus grew by 2%. Lotteries accounted for 40%, the revenues generated in casinos in Austria for 34%, and revenues from the international subsidiaries of the company for 12% of the total NGR in 2018.

The total operating costs before depreciation/amortization and restructuring costs were EUR 544,073 thousand, i.e. a decrease by 6% from EUR 581,000 thousand in 2017. The most important cost items include mainly personnel costs, which reached EUR 255,426 thousand (47% of the total costs in 2018), product distribution fees to partners/intermediaries amounting to EUR 100,054 thousand (18% of the total costs in 2018) and marketing costs amounting to EUR 75,717 thousand (14% of the total costs in 2018).

In 2018 EBITDA amounted to EUR 192,377 thousand (2017: EUR 177,748 thousand) and recorded a year-on-year growth of 8%.

The EBITDA Margin for the year 2018 was 27% (2017: 26%). In 2018, the CASAG Group generated a profit after tax of EUR 92,661 thousand, an 8% decrease from the EUR 100,635 thousand in 2017. The 2018 Profit Margin was 13% (2017: 15%).

In 2018, CASAG paid a dividend of EUR 53,795 thousand; in 2017, the dividend paid was EUR 48,736 thousand.

The balance sheet total for 2018 was EUR 1,148,246 thousand (2017: EUR 1,165,467 thousand). The main assets include goodwill (10% of the balance sheet total), financial fixed assets (22% of the balance sheet total) and tangible assets (17% of the balance sheet total). In the year 2018 the equity reached EUR 354,954 thousand (2017: EUR 330,298 thousand) and the total bank loans and other borrowings amounted to EUR 256,251 thousand (2017: EUR 286,004 thousand).

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The Net Debt to EBITDA ratio reached 0.16x as of 31 December 2018 (31 December 2017: 0.56x).

As of 31 December 2018, the ratio of Total Debt to Total Equity was 0.72x (31 December 2017: 0.87x).

Cash Conversion was 89% in 2018 (2017: 86%).

The financial results of the CASAG Group are reflected in the consolidated financial reports of the Issuer using the equity method.

In relation to the period from 2015, when the KKCG Group and the EMMA Group acquired a participation in the CASAG Group, there were the following changes in their financial performance. Past developments are not an indicator of the future developments of these figures. In 2015, NGR and EBITDA of the CASAG Group were EUR 636 million and EUR 116 million, respectively. In 2018, NGR and EBITDA were EUR 705 million and EUR 192 million, respectively. Therefore, in the period 2015 to 2018, NGR and EBITDA grew at an average yearly pace of 3% and 13%, respectively.

11.4	Financial Information Data Concerning the SAZKA Group’s Financial Performance in 2017 and 2018 after Adjustments

In addition to the financial information which is based on the audited financial statements of the Issuer prepared according to the IFRS specified in Article 11.3 above, and the financial information for the individual SAZKA Group Members, which are based on the individual or, in the case of the OPAP Group and the CASAG Group, from the consolidated financial statements prepared according to IFRS, the Issuer also provides the description of non-audited financial information after the recognition of the pro-rata, pro-forma adjustments for 2017 and 2018 and for the last 12 months ending 31 March 2019 (Adjustments).20

The recognition of pro-rata adjustments with regard to the SAZKA Group means that (i) the relevant financial information of each SAZKA Group Member (reported in the individual financial statements or sub-consolidated financial statements according to the previous paragraph, without duplicate recognition) are multiplied by the percentage of the Issuer’s direct or indirect stake in that SAZKA Group Member and (ii) the financial information adjusted in this manner is aggregated for all the SAZKA Group Members. Unlike in the consolidated financial statements according to the IFRS, where the subsidiaries are fully consolidated, i.e. recognised at the full 100% regardless of the actual ownership interest, the pro-rata adjustments takes into consideration the actual percentage of the equity interest. The table below gives an overview of the effective stakes in the SAZKA Group’s major operating companies used to make the Adjustments.

Effective ownership share at SAZKA Group a.s. level

	31.12.2017	31.12.2018	31.3.2019
SAZKA a.s.	100,00%	100,00%	100,00%
OPAP S.A.	23,71%	23,71%	23,71%
LOTTOITALIA S.r.l.	32,50%	32,50%	32,50%
Casinos Austria AG	11,35%	38,16%	38,16%

Source: Consolidated financial statements of the Issuer for 2018, Issuer

For example, the financial results of the OPAP Group are fully consolidated (at 100%) in the consolidated financial statements of the SAZKA Group, and the OPAP Group is recognised by the pro-rata adjustment at 23.71% for 2018 (2017: 23.71%).

[20]

While the financial information after the Adjustments is based on the audited consolidated or separate financial statements of the SAZKA Group, these adjustments were not prepared in accordance with the IFRS or the Prospectus Regulation and were not audited. This financial information has been prepared for illustrative purposes only and do not represent the SAZKA Group’s historical results. They cannot be considered a substitute for the financial statements of the Issuer or an indicator of the historical or future results of the SAZKA Group, either.

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As for the companies recognised using the equity method (e.g. the CASAG Group, LOTTOITALIA), the financial results are recognised in the consolidated financial statements of the SAZKA Group in the income statement under the item Share of profit of equity method investees (net of tax). As part of the pro rata adjustments, the share corresponding to the actual equity interest is recognised in all the selected items of financial information (GGR, NGR, EBITDA, Indebtedness, cash and cash equivalents) after the Adjustments.

The recognition of the pro-forma adjustments with regard to the SAZKA Group means that the percentage of the Issuer’s direct or indirect equity interest in the individual SAZKA Group Members as at 31 December (i.e. after the recognition of any increase or decrease in the equity interest made during the given year) is deemed to have occurred on 1 January of that year. As a result of this adjustment, the relevant financial information flows for the given year are posted in accordance with the Issuer’s equity interest for the entire year, regardless of when the change in the equity interest in the relevant SAZKA Group Member actually occurred.

The pro-forma adjustments include the following specific facts, which are reflected in the financial information after the Adjustments:

•

with regard to the financial information for 2017, the increase in the effective ownership interest of the Issuer in OPAP (i.e. the share held by the Issuer indirectly via holding a 66.7% share in Emma Delta) to 23.71% is recognised as if it occurred on 1 January 2017;

•	with regard to the financial information for 2018, the increase in the Issuer’s interest in the CASAG Group to 38.16% is recognised as if it occurred on 1 January 2018; and

•

with regard to the acquisition of a 66.7% stake in SUPER SPORT in 2018 and the subsequent divestment of SUPER SPORT in 2019, the divestment of SUPER SPORT is taken into account as if it had occurred on 1 January 2018, and therefore is not effectively included in the financial data after Adjustments.

Financial information of SAZKA Group after Adjustments

EUR ‘000	2017		2018		1Q 2019 LTM
GGR	844 959		1 284 959		1 294 795
NGR	615 600		864 982		875 630
Pro-rata adjusted EBITDA	251 316		334 355		346 788
Pro-rata profit from operating activities	190 619		252 057		263 064
Indebtness	1 059 871		1 226 066		1 298 500
Cash and cash equivalents, short-term financial assets	331 558		291 934		332 939

Pro-rata net indebtness	728 314		934 131		965 561
Net indebtness ration	2,90	x	2,79	x	2,78	x

Source: calculation of the Issuer

The Adjusted GGR of the SAZKA Group for 2018 reached EUR 1,284,959 thousand (2017: EUR 844,959 thousand), a year-on-year increase of 52%.

The Adjusted NGR of the SAZKA Group for 2018 reached EUR 864,982 thousand (2017: EUR 615,600 thousand), a year-on-year increase of 41%.

The pro-rata adjusted EBITDA21 for 2018 reached EUR 334,355 thousand (2017: EUR 251,316 thousand), a year-on-year increase of 33%.

[21]	The method of determining the pro-rata adjusted EBITDA is provided in the Terms and Conditions and is considered to be fully included herein by reference.

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Pro-rata operating profit means the operating profit of the SAZKA Group according to the Issuer’s consolidated financial statements after Adjustments (Pro-rata Operating Profit).

Pro-rata operating profit for the year 2018 was EUR 252,057 thousand (2017: EUR 190,619 thousand) and recorded a year-on-year growth of 32%. The growth of GGR, NGR, Pro-rata Adjusted EBITDA and Pro-rata Operating Profit was driven by organic growth and improved EBITDA margin of SAZKA, LOTTOITALIA and the OPAP Group. In the case of the CASAG Group, an increase of 26.81% in 2018 contributed to growth, in addition to organic growth and EBITDA margin growth.22

Pro-rata Net Indebtedness23 as at 31 December 2018 was EUR 934,131 thousand (31 December 2017: EUR 728,314 thousand) and the Net Indebtedness Ratio24 thus reached 2.79x as at 31 December 2018 (31 December 2017: 2.90x).

For the last 12 months ending 31 March 2019, i.e. the period from 1 April 2018 to 31 March 2019, the Pro-rata Adjusted EBITDA of the SAZKA Group reached EUR 346,788 thousand, Pro-rata Net Indebtedness of the SAZKA Group amounted to EUR 965,561 thousand, and therefore the Net Indebtedness Ratio of the SAZKA Group was 2.78x. Pro rata operating profit amounted to EUR 263,064 thousand.

In connection with the Voluntary Tender Offer described in Article 3.6 above, the Pro-Rata Net Indebtedness may increase by up to EUR 2,150,000 thousand depending on the degree of acceptance of the Voluntary Tender Offer by the other shareholders of OPAP, as a result of drawing the Syndicated Loan and the Bridge Loan in the total aggregate volume of up to EUR 1,400,000 thousand and the Subordinated Loan in the volume of up to EUR 750,000 thousand.

As a result of the Voluntary Tender Offer, the amounts of the above financial information will be affected. The effect can be illustrated by the following hypothetical scenarios. In this way, the Issuer in no way estimates the success of the Voluntary Tender Offer.

Basic scenario with expected 17% buyback.

Maximum Indebtedness scenario with expected 40% buyback. With this volume of buyback, the Syndicated Loan and the Bridge Loan are used fully.

Full Acceptance scenario with expected 67% buyback. With this volume of buyback, the Syndicated Loan, the Bridge Loan and the Subordinated Loan are used fully.

Scenario (ths. EUR)	Current status[4]	Base case	Max leverage case	Full take-up
Hypothetical share take-up	0%	17%	40%	67%
Expected ownership share at EMMA Delta and SAZKA Group a.s. after the VTO[1]	33%	50%	73%	100%
Expected effective ownership share at SAZKA Group a.s. after the VTO[2]	24,7%	41,9%	64,0%	91,9%
Increase of net indebtness	—	660 276	1 406 510	1 566 630
Net indebtness total	965 561	1 625 836	2 372 070	2 532 191
Increase of EBITDA[3]	—	64 508	152 543	255 263
Pro forma EBITDA total	346 788	411 296	499 331	602 051
Net indebtness ratio	2,78x	3,95x	4,75x	4,21x

Notes:

[1]	Expected ownership share is a sum of ownership share of EMMA Delta and Hypothecial share take-up.
[2]	Expected effective ownership sahre at SAZKA Group a.s. is a sum ownership share of EMMA Delta accounting for ownership share of SAZKA Group a.s at EMMA Delta (75,48%)
[3]	Increase of EBITDA due to increase of share in OPAP Group. EBITDA of OPAP Group considered for period of last 12 months ending 31.3.2019
[4]	Data for Net indebtness as of 31.3.2019, data for Pro-rata pro forma EBITDA for period of last 12 months ending 31.3.2019.

Source: calculation of the Issuer

[22]	The results of individual companies are presented in Article 7.3
[23]	The method of determining the Pro-rata Net Indebtedness is provided in the Terms and Conditions and is considered to be fully included herein by reference.
[24]	The method of determining the Net Indebtedness Ratio is provided in the Terms and Conditions and is considered to be fully included herein by reference.

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Depending on the level of acceptance of the Voluntary Tender Offer, the possible level of Pro-rata Net Indebtedness is between 2.78x with zero buyback, i.e. preservation of the status quo, to 4.75x in the Maximum Indebtedness scenario.

In the Full Acceptance scenario (expected 67% buyback), the Net Indebtedness Ratio of 4.21x is lower than in the Maximum Indebtedness scenario (expected 40% buyback) with the Net Indebtedness Ratio of 4.75x. The difference is caused by the use of the Subordinated Loan in the Full Acceptance scenario and by the fact that the volume of the Subordinated Loan is not reflected in the calculation of the Net Indebtedness Ratio.

Geographical representation

The share of the individual countries in the Pro-rata Adjusted EBITDA is provided in the table below. The main part of the Pro-rata Adjusted EBITDA (37%) is generated in Italy (2017: 44%), followed by Greece and Cyprus with 25% (2017: 28%), and the Czech Republic with 24% (2017: 24%). Austria’s share for 2018 was 21% (2017: 7%).

	Pro-rata Adjusted EBITDA (EUR ‘000)	of which	Czech Republic	Greece and Cyprus	Austria	Italy	Other*
2018	334 355		24%	25%	21%	37%	-6%
2017	251 316		24%	28%	7%	44%	-4%

*	Costs not attributable to a specific country and costs of headquarters of the SAZKA Group

Source: Issuer’s calculations

The individual country shares in the Pro-rata Operating Profit is shown in the table below. Italy accounted for 36% (2017: 42%) in 2018, followed by the Czech Republic with 30% (2017: 30%) and Greece and Cyprus with 22% (2017: 26%). Austria’s share for 2018 was 20% (2017: 7%).

	Pro-rata Operating Profit (EUR ‘000)	of which	Czech Republic	Greece and Cyprus	Austria	Italy	Other*
2018	252 057		30%	22%	20%	36%	-8%
2017	190 619		30%	26%	7%	42%	-5%

*	Costs not attributable to a specific country and costs of headquarters of the SAZKA Group

Source: Issuer’s calculations

11.5	Relevant Events after 31 December 2018 Related to the Income of the SAZKA Group

The following events relevant to the income of the SAZKA Group occurred after the closing date of the latest financial statements, i.e. after 31 December 2018

Until July 2019, LOTTOITALIA paid the dividends for 2018 to its shareholders and decreased its share premium in a total volume of EUR 327,283 thousand. The SAZKA Group received a total of EUR 106,367 thousand through its subsidiary Italian Gaming Holding a.s.

In June 2019, SAZKA paid dividends in the total volume of CZK 480,000 thousand, which was fully received by the SAZKA Group.

In July 2019, the OPAP Group paid dividends in the total volume of EUR 190,000 thousand. Emma Delta Hellenic Holdings Ltd., which is part of the SAZKA Group, received EUR 63,162 thousand out of this amount.

Until July 2019, the CASAG Group paid dividends in the total volume of EUR 53,000 thousand. The SAZKA Group’s share in the dividend corresponding to its participation interest is EUR 19,584 thousand.

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On 2 May 2019, the Issuer provided financial assistance to KKCG AG in the form of a loan of EUR 420,000 thousand. On 30 July 2019, the Issuer distributed its other capital amounting to EUR 420,000 thousand to KKCG AG as its shareholder; this liability was set off against the claim from the loan provided as financial assistance.

12	Litigations and Arbitrations

Czech Republic

•	Petition for the annulment of the contract for the sale of an undertaking

Through his action of 24 November 2011, the plaintiff (an individual) seeks the annulment of the contract under the undertaking SAZKA, a.s., in liquidation (ID No.: 47116307, currently SALEZA a.s.) was transferred to SAZKA. As the plaintiff did not identify SAZKA as a party to the proceedings on the defendant’s side, SAZKA joined the judicial proceedings as an enjoined party by its submission filed on 19 November 2013. Despite the above, the courts do not treat SAZKA as a party to the proceedings. SAZKA’s therefore relies on information available from public sources.

The litigation initiated by the plaintiff is pending. The proceedings have so far addressed only procedural issues (the plaintiff requested exemption from the court fee, asked for an attorney to be appointed by the court and also objected to the prejudice of the court) and the ordinary and extraordinary remedies filed by the plaintiff against the decisions on these procedural issues. The proceedings are currently at the stage of an appellate review of the decision of the High Court in Prague dated 26 March 2018, in which the High Court in Prague confirmed the resolution of the Municipal Court in Prague of 2 November 2015, which dismissed the plaintiff’s petition for the appointment of an attorney, among others.

The Issuer’s Board of Directors does not expect the plaintiff to succeed in the case.

Greece

•

The company that provided OPAP marketing services as OPAP’s subcontractor is suing OPAP, claiming that OPAP did not pay the company the fee for the services provided. The main claim is for 9,643,922 euros, non-monetary damages are 1,000,000 euros, and the first additional claim is for EUR 23,700,500 and the second additional claim for 4,821,961 euros. The court of first instance dismissed the petition by Judgment No. 1645/2019.

•

OPAP is a party to the proceedings, in which the appellate court issued, in July 2017, a decision in favour of a former agent, who was awarded compensation for the loss of profit in the amount of about EUR 9 million plus interest, i.e. about EUR 13.5 million for the period from June 2006 to December 2011 (the awarded amount of EUR 13.5 million was recognised in the financial statement of 30 June 2017). However, OPAP filed application request with the Supreme Court in Athens for the annulment of the decision and the Supreme Court annulled the contested decision and returned the case to the appellate court for a review in January 2019. The case is currently being reviewed by a different panel of judges of the appellate court.

•

The decision in another case, under which the same former agent sought compensation for the loss of profit from January 2012 to December 2016, in the amount of EUR 11.1 million plus the first additional claim in the amount of EUR 3,264,197.50, has been suspended until the completion of the above-mentioned case. The same former agent has also filed a petition for the payment of interest on the interest awarded to the agent by the appellate court whose decision, however, has been annulled and returned for a review by the Supreme Court.

•

Proceedings against OPAP have been under way before the court of first instance in Athens since 2012. OPAP conducted an open tender for the provision of services related to the promotion of the company profile. The petitioner was selected as the successful bidder. OPAP requested the petitioner to create the OPAP Agency Store model. The petitioner failed to fulfil its contractual obligations. However, the petitioner seeks full payment as if it had provided the services properly.

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The claim is for EUR 5,315,500 plus interest calculated from the filing date of the action against OPAP. At the petitioner’s request, the proceedings were suspended indefinitely on 30 April 2014.

•

There are 314 litigation cases at various stages, initiated by the former agents of OPAP before the court of first instance in Athens concerning the invalidity of the termination of the contracts with these agents. In most cases, the former agents claim (i) compensation for the loss of profit, (ii) moral damages, and (iii) compensation for goodwill. The total amount claimed is approximately EUR 163.7 million euros. The hearings are scheduled to take place in 2019 and 2020. The court of first instance in Athens has so far issued 4 judgments in favour of OPAP, dismissing the petitioners’ petitions for the invalidity of the termination of their contracts.

Italy

In Italy, the companies Stanley International Betting Limited and Stanleybet Malta Ltd as plaintiffs conducted two litigation cases against the local regulator (Agenzia delle Dogane ae dei Monopoli) (ADM). Even though neither the Issuer nor any SAZKA Group company is a party to the litigation cases, the SAZKA Group could have been affected by the outcome.

•

In June 2017, the State Council (Consiglio di Stato), being the competent appellate judicial body, suspended the proceedings conducted by the companies Stanley International Betting Limited and Stanleybet Malta Ltd against the Italian Ministry of Economy and Finance and the ADM, in which they sought the cancellation of the open tender for the concession to operate the Lotto game, in order to approach the Court of Justice of the European Union (CJEU) with the request for a preliminary ruling regarding the rules of the tender in question. On 20 April 2019 the CJEU issued its judgment in case C-375/17, from which it can be concluded that the practice of the governmental bodies being sued is not, in itself, contrary to EU law, and the State Council must review, in the course of the further proceedings, whether the conditions of the tender regarding the concession to operate the Lotto game are justified and compliant with the interpretation provided by the CJEU in the judgment. After the CJEU passed the judgment, the State Council finally dismissed Stanley International Betting Limited’s appeal on 12 August 2019. As a result of this decision, LOTTOITALIA will maintain the concession until 2025.

In the past 12 months, the Issuer or any other SAZKA Group Member has not been a party to any other judicial, administrative or arbitration proceedings which may have, or had, a material adverse impact on the Issuer’s financial standing other than to the proceedings specified above.

13	Significant Change in the Issuer’s Financial Position

No significant changes in the Issuer’s financial position which would be material in relation to the Issue or offering of the Notes have occurred since the end of the last fiscal period other than the changes specified in this Prospectus (change of the shareholder structure of the Issuer, sale of SAZKA Group Adriatic, and other events described in Article 11.5 above).

14	Significant Contracts

The Issuer as well as the entities within the SAZKA Group enter into a number of contractual relationships as part of their business. They are mainly relationships within the scope of their business activities. In additions, these relationships are related to ensuring their operations, security, risk reduction, use of external specialists or consultants, etc. The contractual relationships and other obligations that may be considered significant from the perspective of the Issuer and of the SAZKA Group are listed below.

•

Agreements concerning the loan financing provided by SAZKA Group Financing a.s. to the Issuer and the obligations arising from the issues of notes (ISIN SK 4120013475) within the SAZKA Group, specifically, the Loan Agreement, originally dated 12 December 2017, and the Project Support Agreement dated 14 November 2017.

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•	The Collaboration and Joint Venture Agreement, originally dated 30 April 2016, with Lottomatica S.p.A., laying down the rights and obligations of the parties in the LOTTOITALIA joint venture.

•

The shareholder agreement, originally dated 24 July 2014, between the Issuer, Georgiella Holdings Co. Limited and other parties regarding their mutual rights in relation to the holding of an ownership interest in OPAP.

•	The shareholder agreement of 22 June 2017 between the Issuer, CAME Holding GmbH and Novomatic AG laying down the voting rights in CASAG.

•

The Interim Facilities Agreement concluded by the Issuer, SAZKA Group Holding a.s., KKCG AG, Citigroup Global Markets Limited, Credit Suisse International and J.P. Morgan Securities PLC, J.P. Morgan Europe Limited a Lucid Trustee Services Limited and other financial institutions in connection with the Voluntary Tender Offer on 7 July 2019.

			Balance (EUR
Financing specifications as at 31 December 2018	Debtor	Repayment year	‘000)
Bank loan - Erste Group Bank AG	CAME	2022	108 211
Syndicated loan - JP Morgan, ICBC, Nomura, VTB	EMMA Delta Hellenic Holding	2019	3 000
Syndicated loan - JP Morgan, ICBC, Nomura, VTB	EMMA Delta Hellenic Holding	2019	383
Syndicated loan - JP Morgan, ICBC, Nomura, VTB	EMMA Delta Hellenic Holding	2019	145 000
Long-term loan	EMMA Delta Hellenic Holding	2023	8 622
Overdraft facility - EFG Eurobank Ergasias	OPAP	2019	180
Overdraft facility - National Bank of Greece	OPAP	2019	11
Bond issue - Alpha Bank	OPAP	2025	664
Bond issue - EFG Eurobank Ergasias	OPAP	2023	248 804
Bond issue - Eurobank and National Bank of Greece	OPAP	2022	197 511
Bond issue - Alpha Bank	OPAP	2021	49 286
Bond issue - EFG Eurobank Ergasias	OPAP	2020	5 000
Bond issue - Alpha Bank	OPAP	2020	49 482
Bond issue - National Bank of Greece	OPAP	2023	99 513
Bank loan - UniCredit Bank	Italian Gaming Holding	2023	278 013
Syndicated loan - KB, ČS, ČSOB, Unicredit	SAZKA a.s.	2024	132 554
Syndicated loan - KB, ČS, ČSOB, Unicredit	SAZKA a.s.	2025	145 773
Bond issue - J & T BANKA, a.s.	SAZKA Group Financing	2022	196 592
Bank loan - UniCredit Bank AG	SAZKA Group Adriatic	2023	14 064
Bank loan - UniCredit Bank AG	SAZKA Group Adriatic	2024	10 684
Bank loan - UniCredit Bank AG	SAZKA Group Adriatic	2023	41 777
Bank loan - UniCredit Bank AG	SAZKA Group Adriatic	2024	31 788

Total			1 766 912

Note: The lead manager/creditor is specified for the financing items. As of the date of this Prospectus SAZKA Group Adriatic is not part of the SAZKA Group.

Source: Consolidated financial statements of the Issuer for 2018, the Issuer’s accounting.

The interest rate on the loans and issues of notes is based on the PRIBOR or EURIBOR rate and margins. The average rate of interest expenses as at the date of this Prospectus was 3.6%. For selected liabilities, the Issuer or companies within the SAZKA Group must meet the values of certain financial covenants such as maximum indebtedness or debt to equity ratio. All of these covenants are met as at the date of this Prospectus.

15	Disclosed Documents

The full text of the statutory consolidated financial statements of the Issuer, including the notes and auditors’ opinions on these financial statements, is available on the Issuer’s website specified in the chapter Information included by reference.

All the other documents and materials specified in this Prospectus and related to the Issuer, including the historical consolidated financial statements of the Issuer and of its subsidiaries for each of the two fiscal years preceding the publication of this Prospectus can be consulted on the Issuer’s website https://www.sazkagroup.com/investors/offering-documents. That is also where the Issuer’s foundation documents and Articles of Association and the Agency Agreement are available.

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All the documents specified in this Section 15 will be available at the specified locations until the Final Maturity Date of the Notes.

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X. TAXATION

It is recommended that parties interested in acquiring any Notes consult their legal and tax advisors (taking into account all the relevant factual and legal circumstances relevant to their particular situation) with regard to the tax, foreign exchange and legal consequences of purchasing, holding and selling the Notes and receiving payments under the tax and foreign exchange legislation in effect in the Czech Republic and the countries where such parties reside, as well as countries in which proceeds from holding or selling the Notes could be taxed.

The tax regulations of the Czech Republic and the tax regulations of the investor’s Member State may have an impact on the income from the Notes.

The following brief summary of selected tax impacts regarding the purchasing, holding and selling of the Notes and foreign exchange regulation in the Czech Republic and the Slovak Republic is mainly based on Czech Act No. 586/1992 Coll., on Income Taxes, as amended, and Slovak Act No. 595/2003 Coll., on Income Tax, as amended, and related legislation effective as of the date of this Prospectus, as well as the prevailing interpretation of these laws and other regulations applied by the Czech and Slovak tax and other state authorities that are known to the Issuer as of the date of this Prospectus. However, the information contained herein is not intended and should not be construed as legal or tax advice. All the information below is of a general nature (it does not take into account, for example, the possible specific tax regime of selected potential acquirers such as investment funds, mutual funds, pension funds, etc.) and may change depending on changes in applicable legislation that may occur after that date, or in the interpretation of such legislation that may be applied after that date.

The description below assumes that the person receiving any payments arising from the Notes is the beneficial owner of such income, i.e. that person is not an agent or depositary who receives such payments on behalf of another person.

1	Taxes in the Czech Republic

Interest Income

Interest income (as well as income in the form of the difference between the nominal value of the Note paid and its issue price, or between the redemption price of the Note at its early redemption and its issue price (Interest Income) paid to a natural person is subject to a special rate of withholding tax withheld at source (i.e. by the Issuer as the tax payer when Interest Income is paid). The rate of the withholding tax is 15 per cent. However, if the recipient of the Interest Income is a natural person who is not a Czech tax resident, does not hold the Notes through a permanent establishment in the Czech Republic and is not a tax resident of another EU Member State or other states forming the European Economic Area (EEA) or a third country with which the Czech Republic concluded a valid and effective international double taxation treaty or an international agreement on the exchange of information in tax matters in the field of income taxes, including a multilateral international treaty, the withholding tax rate is 35 per cent. In the case of natural persons who are Czech tax residents, the above mentioned withholding tax represents the final tax liability of interest income on the Notes in the Czech Republic. In the case of natural persons who are tax residents in an EU/EEA-Member State and decide to include the interest income in a Czech tax return, the above mentioned withholding tax represents a tax advance. A natural person having a permanent establishment in the Czech Republic is generally obliged to file a tax return in the Czech Republic.

Interest Income (as opposed to natural persons, for corporate income taxpayers, the difference between the price of the Note on its early redemption and its lower issue rate is not considered as interest) paid to a corporate income taxpayer that is a Czech tax resident or not a Czech tax resident but holds the Notes through a permanent establishment in the Czech Republic is not subject to withholding tax and forms part of the general corporate income tax at the rate of 19 per cent (in the case of non-resident taxpayers, the Issuer may be obliged to hedge this tax - see below). Interest Income paid to a corporate income taxpayer that is not a Czech tax resident and does not hold the Notes through a permanent establishment in the Czech Republic is subject to a special rate of withholding tax withheld at source (i.e. by the Issuer as the tax payer

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when Interest Income is paid). The rate of the withholding tax is 15 per cent. However, if the Interest Income recipient is a corporate income taxpayer that is not a Czech tax resident, does not hold the Notes through a permanent establishment in the Czech Republic and is not a tax resident of another EU/EEA-Member State or a third country with which the Czech Republic has a valid and effective international double tax treaty or international tax information exchange agreement for income tax matters, including a multilateral international treaty, the withholding tax rate is 35 per cent. In the case of corporate income taxpayers that are residents of another EU/EEA-Member State, do not hold the Notes in the Czech Republic through a permanent establishment and decide to include the Interest Income in the tax return in the Czech Republic, the above mentioned withholding tax represents a tax advance. If the Interest Income accrues to the Czech permanent establishment of a corporate income taxpayer that is not a Czech tax resident and is not a tax resident of an EU/EEA-Member State, the Issuer is obliged, when paying the Interest Income, to withhold a securing tax of 10 per on this income (unless the tax administrator decides to reduce or waive this obligation). In general, a corporate income taxpayer doing business in the Czech Republic through a permanent establishment is obliged to file a tax return in the Czech Republic and any deducted tax security is included in the total tax liability reported in the tax return.

A double taxation treaty between the Czech Republic and the country where the recipient of the Interest Income is resident for tax purposes may exclude or reduce the tax rate in the Czech Republic (in the case of a natural person including the redemption of the Note before its maturity), generally provided that the income it is not attributable to a permanent establishment which the recipient has in the Czech Republic. To benefit from the double taxation treaty, the taxpayer is subject to the condition that the recipient is a resident of the relevant state and is the beneficial owner of the income paid.

Capital Gains/Losses

Income realised from the sale of the Notes by a natural person who is a Czech tax resident or who is not a Czech tax resident but either holds (sells) the Notes through a permanent establishment in the Czech Republic or the income from the sale of the Notes comes from a Czech tax resident buyer or from a Czech permanent establishment of a non-Czech tax resident buyer is included in the general tax base, within which it is subject to personal income tax at the rate of 15 per cent. If this income is realized as a part of separate (business) activities of a natural person, such income may also be subject to a solidarity surcharge tax of 7 per cent of the positive excess of the total sum of income included in the partial tax base from employment activities and the partial tax base from business activities in the relevant taxable period, and the amount of 48-times the average wage (CZK 1,569,552 for 2019). Losses from the sale of the Notes are generally non-tax-deductible for non-business individuals unless taxable income from the sale of other securities is reported in the same tax period; in such a case, losses from the sale of the Notes up to the amount of income from the sale of other securities may be offset against each other.

Income from the sale of the Notes that have not been held in connection with the business activities of a natural person is generally exempt from personal income tax, unless the worldwide income from the sale of all securities and unit income per unit upon cancellation of the mutual fund in the relevant tax period exceeds CZK 100,000. In addition, the income from the sale of the Notes that have not been held in connection with the business activities of a natural person is generally exempt from personal income tax if at least 3 years elapse between the acquisition and the sale of the Notes (this exemption does not apply to income from future consideration transferred within 3 years of acquisition).

Income from the sale of the Notes realized by a corporate income taxpayer that is a Czech tax resident or is not a Czech tax resident but either holds the Notes through a permanent establishment in the Czech Republic or receives the income from the sale of the Notes from a Czech tax resident, or from a Czech permanent establishment of a buyer that is not a Czech tax resident is included in the general corporate income tax base and is subject to a corporate income tax of 19 per cent. Losses from the sale of the Notes are generally tax-deductible for these persons. According to some interpretations, these losses are not deductible for corporate income taxpayers that are Czech non-resident taxpayers and do not keep accounting books according to Czech accounting regulations.

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The income for the sale of the Notes realized by a natural person or a corporate income taxpayer that is not a Czech tax resident, does not hold the Notes through a permanent establishment in the Czech Republic and the income from the sale of the Notes does not come from a Czech tax resident buyer or from a Czech permanent establishment of a non-Czech tax resident buyer is not subject to tax in the Czech Republic.

In the case of the sale of the Notes by a natural person or corporate income taxpayer that is not a Czech tax resident or a tax resident of an EU/EEA-Member State to a Czech tax resident buyer or a non-Czech tax resident buyer doing business in the Czech Republic through a permanent establishment to which the remuneration is assigned, the buyer is generally obliged to withhold the securing tax of 1 per cent of the purchase price of the Notes when paying the purchase price of the Notes.

A seller who receives income from the sale of the Notes taxable in the Czech Republic is generally obliged to file a tax return in the Czech Republic, with the tax security being credited against its final tax liability.

A double tax treaty between the Czech Republic and the country in which the seller of the Notes is resident for tax purposes may exclude taxation of profits from the sale of the Notes in the Czech Republic, including tax security, provided that the seller does not hold the Notes through a permanent establishment in the Czech Republic. To benefit from the double taxation treaty, the taxpayer is subject to the condition that the recipient is a resident of the relevant state and is the beneficial owner of the income paid.

2	Taxes on the Notes in the Slovak Republic

Under the Income Tax Act, income of legal persons is subject to a 21 per cent rate of tax and income of natural persons is subject to a 19 per cent rate of tax, except for income exceeding 176.8 times the subsistence minimum, which is subject to a 25 per cent rate of tax.

The withholding tax has a rate of 19 per cent; if such income is paid, remitted or credited to a non-contracting state taxpayer, a tax rate of 35 per cent shall apply. A list of taxpayers of non-contracting states is published on the website of the Ministry of Finance of the Slovak Republic.

Income Tax on Interest Income

According to the applicable provisions of the Slovak Income Tax Act:

•	the interest income from the Notes received by a tax resident is subject to the income tax in the Slovak Republic;

•	the interest income from the Notes received by a tax resident who is a natural person will be included in the tax return and will be taxed at a 19 per cent tax rate; and

•	the interest income from the Notes received by a tax resident that is a legal person will be included in its general tax base and will be taxed at a 21 per cent tax rate.

Because the income tax law may change during the life of the Notes, the interest income from the Notes will be taxed pursuant to the law applicable at the time of its payment.

The Issuer will not provide the Noteholders with any compensation or gross-up in connection with any tax withholding.

Income Tax on Sale

The profit from the sale of the Notes generated by a legal person that is a Slovak tax resident or by a permanent establishment of a tax non-resident that is a legal person and has its registered office outside the territory of the Slovak Republic are included in the general tax base taxed at the applicable corporate income tax rate. Losses from the sale of the Notes calculated on a cumulative basis for all Notes sold during a single taxable period are generally non-tax-deductible, except for specific cases provided by law.

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The profit from the sale of the Notes generated by a natural person who is a Slovak tax resident or a by permanent establishment of a tax non-resident who is a natural person and resides outside the territory of the Slovak Republic are generally included in the common tax base for the personal income tax. No losses from the sale of the Notes can be deemed to be tax-deductible. If a natural person holds the Notes for more than one year, the profit from the sale of the Notes is exempt from the personal income tax.

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XI. ENFORCEMENT OF CIVIL LIABILITIES AGAINST THE ISSUER

The information contained in this chapter is provided only as general information to characterize the legal situation and has been obtained from publicly available sources. Neither the Issuer nor its advisers make any representation as to the accuracy or completeness of the information included herein. Any prospective purchasers of the Notes should therefore not rely solely upon the information included herein and should contact their legal advisers for consultation about the enforcement of claims in respect of the Issuer’s private law liabilities within any relevant jurisdiction.

1	Enforcement of Civil Liabilities in the Czech Republic

Pursuant to the Terms and Conditions, the court competent for resolving any disputes between the Issuer and the Noteholders in relation to the Notes arising from the Terms and Conditions is the Municipal Court in Prague.

The Issuer has not granted its consent to the jurisdiction of a foreign court in connection with any lawsuit commenced on the basis of the acquisition or in connection with the holding of the Notes, nor did it appoint a representative for proceedings in any country. As a result, it may be impossible for the acquirer of the Notes to commence any proceedings against the Issuer or require foreign courts to issue court decisions against the Issuer or require the observance of the decisions issued by such courts that are based on the provisions of foreign legal regulations.

The recognition and enforcement of foreign judgments in civil and commercial matters in the Czech Republic is governed by EU law, public international treaties and Czech law. In relation to the Member States of the European Union, EU Regulation 1215/2012 of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (Regulation 1215/2012) is directly applicable in the Czech Republic. Under this regulation, court rulings issued by any court authority in the EU Member States with regard to civil and commercial matters are enforceable in the Czech Republic, subject to the rules set forth therein and, conversely, court rulings issued by court authorities in the Czech Republic with regard to civil and commercial matters are reciprocally enforceable in the EU Member States.

Unless the parties to the dispute agreed otherwise, or unless courts of a different Member State have an exclusive jurisdiction, foreign entities are able to bring civil proceedings before Czech courts against individuals and legal entities domiciled therein. In court proceedings, Czech courts apply their respective national procedural rules and their judgments are enforceable in the Czech Republic, subject to certain statutory limitations on the ability of creditors to enforce judgments against certain assets.

Any person bringing an action in the Czech Republic may be required to: (i) submit to the court in the Czech Republic a translation to the Czech language of any relevant document prepared by a sworn translator authorised by such court; and (ii) pay a court filing fee.

In the event that court judgments against the Issuer are issued by court bodies of non-EU Member States, the following rules shall apply:

In cases where the Czech Republic or the European Union has concluded an international treaty with a specific country on the recognition and enforcement of court rulings, the recognition and enforcement of court rulings issued in such country is processed in accordance with the provisions of the applicable international treaty. If no international treaty on the recognition and enforcement of court rulings exists, then the rulings of foreign courts shall be recognised and enforced in the Czech Republic in accordance with Czech Act No. 91/2012 Coll., on private international law, as amended (the Czech Private International Law Act) and other relevant legislation. In the event of a foreign ruling against a Czech individual or legal entity, such a foreign ruling shall be recognised and enforced if, among other things, actual reciprocity has been established regarding the recognition and enforcement of judgments rendered by Czech courts in the relevant country.

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The Ministry of Justice of the Czech Republic shall provide the court, upon request, with a declaration on reciprocity by a foreign country. If such declaration of reciprocity has not been issued with regard to a particular country, however, this does not automatically mean that reciprocity does not exist in a given case. The court will take into account the declaration of the Ministry of Justice of the Czech Republic on reciprocity by a foreign state as a piece of evidence.

Even if reciprocity has been established, under the Czech Private International Law Act, the decisions of foreign states’ justice bodies and decisions of foreign state authorities on rights and obligations which, according to their private law nature, would be decided by courts in the Czech Republic as well as foreign court conciliations and foreign notarial deeds and other public instruments in these matters (jointly also referred to as the Foreign Decisions) cannot be recognized and enforced if (i) the matter falls within the exclusive jurisdiction of the courts of the Czech Republic, or in the event that the proceedings could not be conducted by any authority of a foreign state should the provisions on the jurisdiction of Czech courts be applied to considering the jurisdiction of the foreign authority, unless the party against whom the decision was issued voluntarily submitted to the authority of the foreign body; (ii) proceedings are underway before a Czech court with regard to the same legal matters and if the said proceedings commenced prior to the proceedings abroad in which the judgement whose recognition has been proposed was issued; (iii) a Czech court has issued a final judgment in the same matter, or a final judgment of a third-country authority has already been recognized in the Czech Republic; (iv) the foreign authority deprived the party to the proceedings against whom the judgment was made of the opportunity to properly participate in the proceedings, in particular, if such party had not been duly served for the purposes of the initiation of the proceedings; or (v) the recognition of a foreign judgment would be contrary to the public order. The obstacles referred to in points (ii) to (iv) above shall be taken into account only if they are invoked by the party against whom the foreign decision is to be recognized, unless the existence of the obstacle (ii) or (iii) is otherwise known to the authority deciding on recognition.

The courts of the Czech Republic would not consider the merits of an action brought in the Czech Republic on the basis of any breach by the Issuer of public law of any country other than the Czech Republic, in particular any action for breach of any foreign securities law.

Foreign exchange regulation

The issue and acquisition of the Notes is not subject to any foreign exchange regulation in the Czech Republic.

Under Czech Constitutional Act No. 110/1998 Coll., on security of the Czech Republic, the Czech Government or its Prime Minister may declare an emergency (in Czech: nouzový stav). If the Czech Government declares an emergency, payments in foreign currency or abroad generally, interbank transfers of monies from abroad to the Czech Republic and/or sale of securities (including the Notes) abroad may be suspended in accordance with Czech Act No. 240/2000 Coll., on crisis management and amendment to certain acts, as amended, for the duration of such emergency. Such an emergency may be declared for a maximum period of 30 days unless prolonged by the approval of the Chamber of Deputies of the Parliament of the Czech Republic.

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XII. GENERAL INFORMATION

1	Internal Approval

The Notes Issue has been approved by the resolution of the Board of Directors of the Issuer dated 20 August 2019.

2	Applicable Legal Regulation

The Notes are to be issued in accordance with the Czech Bonds Act, the Czech Capital Market Act and the Prospectus Regulation.

3	Approval of the Prospectus by the Czech National Bank

The Prospectus has been approved by the resolution of the Czech National Bank dated 22 August 2019, ref. no. 2019/090866/570, file no. S-Sp-2019/00052/CNB/572, which came into force on 23 August 2019. The Czech National Bank, as the competent authority under the Prospectus Regulation, has approved this Prospectus only with regard to the Prospectus meeting the standards of completeness, clarity and coherence imposed by the Prospectus Regulation. By deciding to approve a security prospectus, the Czech National Bank certifies that the approved prospectus contains the information required by law to enable the investor to decide whether or not to acquire the security. The Czech National Bank does not assess the issuer’s financial performance or financial position and, by approving the prospectus, it does not guarantee the issuer’s future profitability, the quality of the security, or the issuer’s ability to repay the profit or par value of the security. A potential investor in the Notes should make its own assessment of the suitability of investing in the Notes.

4	Date of the Prospectus

The Prospectus was produced on 20 August 2019.

5	Data from Third Parties

The Issuer confirms that if the information in this Prospectus or incorporated into this Prospectus by reference originated from a third party, the information has been accurately reproduced and, to the extent that the Issuer has been able to ascertain it from the information published by that third party, no facts that would make the reproduced information inaccurate of misleading were omitted.

6	Definitions

Capitalized terms used in a particular section of the Prospectus shall have the meaning assigned to them in the chapter Terms and Conditions of the Notes or any other section of the Prospectus. All definitions used in this Prospectus can be found using the definition index contained in XIII (Index) of the definitions on page 121 et seq. of the Prospectus, which refers to the placement of the definition in the Prospectus.

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XIII. INDEX

Act on Business Corporations	8
Ad Hoc Confirmation	48
Additional Security	39
Adjusted EBITDA	49
Adjustments	106
ADM	111
Agency Agreement	36
Applicant	64
Application	65
Audítor emitenta	9
Auditor of the Issuer	9
Austrian Lotteries	75
Authorised Persons	55
Banking Act	14
Bridge Loan	73
Business Day	66
Capital Market Act	66
CASAG	23
CASAG Group	77
Cash Conversion	99
Cash Equivalents and Short-term Financial Assets	49
Central Depositary	66
Central Depository	2
Change of Control	54
Chosen Auditor	50
Civil Code	8
CJEU	111
CNB	2
Coordinator	1, 66
CS	2
Czech Bonds Act	36
Czech Koruna	66
Czech National Bank	66
Czech Private International Law Act	118
CZK	66
Disposal	47
Distribution	47
Early Redemption Date	53
Early Redemption Date of the Notes	54, 59, 65
Early Redemption Notice	54, 57
EBITDA	99
EBITDA margin	99
EEA	114
EL	84
EMMA Delta	74
EMMA Delta Management	75
EMMA Group	74
Enforcement Decision	44
EUR	66
Event of Default	58, 66
Final Maturity Date of the Notes	36
Fiscal and Paying Agent	36
Foreign Decisions	119
Gambling Act	8

GDPR	18
GGR	99
IFRS	5, 50
Implementing Regulation	4
Indebtedness	50
Insolvency Petition	58
Instruction	56
Intercreditor Agreement	40
Interest Income	114
Interest Payment Date	52
Interest Period	67
Interest Rate	52
Issue	1, 36
Issue date	1
Issue Date	36
Issue Price	38
Issuer	1, 36
J & T BANKA	1, 67
Joint Lead Manager	2
KB	2
KKCG AG	9
KKCG Group	74
Kotačný agent	8
Listing Agent	8, 37
LOTTOITALIA	16
Major Company	67
Mandate Contract	30
market interest rate	26
Material Change	62
Meeting	61
Meeting Attendance Record Date	62, 67
Meeting Instruction	42
NBS	2
Net Debt	99
Net Financial Debt	99
Net Indebtedness	50
Net Indebtedness Ratio	51
New Security Agent	41
NGR	99
Non-IFRS financial indicators	98
Noteholder	37
Notes	1, 36
Občiansky zákonník	8
OPAP	15
OPAP Group	84
Order	30
Payment Date	55
Permitted Level	51
Person Authorised to Attend the Meeting	63
Pledge Agreements	40
Profit Margin	99
Pro-Rata Adjusted EBITDA	51
Pro-Rata Net Indebtedness	51
Pro-rata operating profit	108
Prospectus	1, 36

121/123

Prospectus Regulation	1, 36
PSE	2, 67
Qualified Majority	67
Record Date for Payment	67
Rectification	45
Regulated Market of the PSE	2, 68
Regulation 1215/2012	118
Relevant Period	51
ROAE	99
Rubidium	75
S&P	10, 38
SAZKA	16
SAZKA Group	9, 51
SAZKA Group Adriatic	9
SAZKA Group Member	51
Secured Creditors	40
Secured Financing	41
Security	52
Security Agent	36
Security Agent Agreement	36
Security Assets	40
Security Documents	40
Security Provider	39
Share Transfer Agreements	74
Shareholders	47
Shares	40

Skupina SAZKA Group	9
Special Items	52
Specified Office	60
Subordinated Loan	73
Subscription Agreement	32
Subsidiary	68
SUPER SPORT	75
Syndicated Loan	73
Termination of Business Activities	58
Termination of the Security Agent’s Activities	62
Terms and Conditions	1, 36
Total Debt	99
Trade Licensing Act	8
Transformation	59
U.S. Securities Act	4
UCB	2
UK	34
Ultimate Controlling Person	68
VLT	8
Voluntary Tender Offer	74
WLA	77
Zákon o bankách	14
Zákon o hazardných hrách	8
Zákon o obchodných korporáciách	8
Živnostenský zákon	8

122/123

ADDRESSES

THE ISSUER

SAZKA Group a.s.

Vinohradská 1511/230

Praha 1, PSČ: 110 00

Česká republika

COORDINATOR

J & T BANKA, a.s.

Pobřežní 297/14

186 00, Praha 8

Česká republika

JOINT LEAD MANAGERS

Česká spořitelna, a.s.	J & T BANKA, a.s.
Olbrachtova 1929/62,	Pobřežní 297/14
140 00 Praha 4	186 00, Praha 8
Česká republika	Česká republika

Komerční banka, a.s.	UniCredit Bank Czech Republic and Slovakia, a.s.
Na Příkopě 33, čp. 969,	Želetavská 1525/1,
110 00 Praha 1	140 92 Praha 4 – Michle
Česká republika	Česká republika

ADMINISTRATOR, LISTING AGENT

J & T BANKA, a.s.

Pobřežní 297/14

186 00, Praha 8

Česká republika

LEGAL ADVISOR TO THE JOINT LEAD MANAGERS

Allen & Overy (Czech Republic) LLP, organizační složka

V Celnici 1031/4

Praha 1, PSČ 110 00

Česká republika

AUDITOR OF THE ISSUER

PricewaterhouseCoopers Audit, s.r.o.

Hvězdova 1734/2c

Praha 4, PSČ 140 00

Česká republika

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